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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PACWEST BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

9701 Wilshire Boulevard, Suite 700
Beverly Hills, California 90212

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
Monday, May 15, 2017
10:30 a.m. Pacific Time

Place:

Montage Beverly Hills Hotel, 225 North Canon Drive, First Floor Library, Beverly Hills, California 90210

Items of Business:

  •
  Election of Directors.  To elect eleven (11) members to the Board of Directors of PacWest Bancorp to serve until the 2018 Annual Meeting of Stockholders;

  •
  Approval of the 2017 Stock Incentive Plan.  To approve the Company's 2017 Stock Incentive Plan;

  •
  Advisory Vote on Executive Compensation.  To approve, on an advisory basis (non-binding), the compensation of the Company's named executive officers;

  •
  Advisory Vote on the Frequency of Stockholder Voting on Executive Compensation.  To approve, on an advisory basis (non-binding), whether the frequency of stockholder voting on executive compensation should be held every one, two or three years;

  •
  Ratification of the Appointment of Independent Auditors.  To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2017;

  •
  Adjournments.  To consider and act upon a proposal to approve, if necessary, an adjournment or postponement of the 2017 Annual Meeting of Stockholders (the "Annual Meeting") to solicit additional proxies; and

  •
  Other Business.  To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Who May Vote:

You may vote if you were a stockholder of record on the close of business on March 20, 2017.

YOUR VOTE IS IMPORTANT.

We appreciate you taking the time to vote promptly. After reading the Proxy Statement, please vote at your earliest convenience by telephone, internet, or, if you received printed proxy materials, by completing, signing and returning by mail a proxy card. If you decide to attend the Annual Meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY: (1) TELEPHONE, (2) INTERNET, (3) COMPLETING, SIGNING AND RETURNING A PAPER PROXY CARD BY MAIL IF YOU RECEIVED PRINTED PROXY MATERIALS, OR (4) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. Please note that all votes cast via telephone or the internet must be cast prior to 11:59 p.m., Eastern Time, on May 14, 2017.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure that your shares are represented at the Annual Meeting. Voting by proxy will not prevent you from voting in person if you choose to attend the Annual Meeting.

If you plan to attend the Annual Meeting, please note that admission will be on a first come, first served basis. You may obtain directions to the Montage Beverly Hills Hotel, 225 North Canon Drive, First Floor Library, Beverly Hills, California 90210 by calling the Montage Beverly Hills Hotel directly at (888) 860-0788. Each stockholder who attends may be asked to present valid picture identification such as a driver's license or passport. Stockholders holding stock in brokerage accounts (street name holders) will also need to bring a copy of a brokerage account statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Thank you in advance for your cooperation and continued support. We look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors,

/s/ KORI L. OGROSKY Kori L. Ogrosky, Executive Vice President, General Counsel and Corporate Secretary

Beverly Hills, California
March 31, 2017

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. The Board of Directors of PacWest Bancorp is referred to in this Proxy Statement as "the Board of Directors" or "the Board". PacWest Bancorp is referred to in this Proxy Statement as "PacWest", the "Company", "we" or "our".

This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding the Company's 2016 performance, please review the Company's Annual Report on Form 10-K for the year ended December 31, 2016 (the "Annual Report").

VOTING AND MEETING INFORMATION

Please carefully review the proxy materials for the 2017 Annual Meeting that will be held on May 15, 2017 at 10:30 a.m., Pacific Time, at the Montage Beverly Hills Hotel, and follow the instructions below to cast your vote on all of the voting matters.

Who is Eligible to Vote

You are entitled to vote at the Annual Meeting if you were a stockholder of record at the close of business on March 20, 2017 (the "Record Date"). On the Record Date, there were 119,870,416 shares of common stock outstanding and entitled to vote at the Annual Meeting.

Advance Voting Methods

Even if you plan to attend the Annual Meeting in person, please vote right away using one of the following advance voting methods (see page 7 for additional details).

You can vote in advance in one of three ways:

  •
  Visit the website listed on your proxy card/voting instruction form to vote VIA THE INTERNET;

  •
  Call the telephone number on your proxy card/voting instruction form to vote BY TELEPHONE; or

  •
  If you received a paper proxy card or voting instruction form, complete, sign, date and return the proxy card or voting instruction form in the enclosed envelope BY MAIL.

Attending and Voting at the Annual Meeting

All stockholders of record may vote in person at the Annual Meeting. Beneficial owners may vote in person at the meeting if they have a legal proxy, as described in the response to question 2 on page 7.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 15, 2017

Unless you previously elected to receive paper copies of our proxy materials, we are sending our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") that will instruct you on

1

how to access the proxy materials and proxy card to vote your shares by telephone or over the internet. If you would like to receive a paper copy of our proxy materials free of charge, please follow the instructions included in the Notice.

It is anticipated that the Notice will be mailed to stockholders on or before April 5, 2017.

The Notice, this Proxy Statement and our Annual Report are available at our Investor Relations website at www.pacwestbancorp.com.

Compensation Discussion and Analysis—Executive Summary(page 42)

The Company had an exceptional year in 2016 in key financial and nonfinancial areas. Our five-year financial performance below also highlights the growth and success of our Company. Our 2016 financial and non-financial highlights are as follows:

  •
  Net earnings of $2.90 per diluted share, up 4% from 2015;

  •
  Net loan growth of $978 million, or 7%;

  •
  Core tax equivalent net interest margin ("NIM") of 5.10%1;

  •
  Increased core deposits by $2 billion;

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  Returned $271 million to stockholders through dividends and share repurchases; and

  •
  Ranked by Forbes magazine as the best performing of the 100 largest publicly-traded U.S. banks in the 2017 list of America's Best Banks.

Fiscal Year	Diluted Earnings Per Share	Net Earnings (In Millions)	Tangible Book Value Per Share	Total Assets (In Billions)	Return on Average Assets	Return on Tangible Common Equity[1]

2016	$2.90	$352.2	$18.71	$21.9	1.66%	15.5%
2015	$2.79	$299.6	$17.86	$21.3	1.70%	15.8%
2014	$1.92	$168.9	$17.17	$16.2	1.27%	11.9%
2013	$1.08	$45.1	$12.72	$6.5	0.74%	8.3%
2012	$1.54	$56.8	$13.22	$5.5	1.04%	11.8%

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding our operational performance and to enhance investors' overall understanding of such financial performance. The methodology for determining these non-GAAP measures may differ among companies.

Ballot Items

Stockholders are being asked to vote on the following matters at the Annual Meeting:

Board Recommendation

PROPOSAL 1. Election of Directors (page 21)
To elect eleven (11) directors.	FOR
PROPOSAL 2. Approval of the 2017 Stock Incentive Plan (page 31)
To approve the Company's 2017 Stock Incentive Plan.	FOR
PROPOSAL 3. Advisory Vote on Executive Compensation (page 64)
To approve, on an advisory basis (non-binding), the compensation of the Company's named executive officers.	FOR
PROPOSAL 4. Advisory Vote on the Frequency of Stockholder Voting on Executive Compensation (page 65)
To approve, on an advisory basis (non-binding), whether the frequency of stockholder voting on executive compensation should be held every one, two or three years.	ONE YEAR
PROPOSAL 5. Ratification of the Appointment of Independent Auditors (page 69)
To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2017.	FOR

Director Nominees(page 24)

The following table provides summary information about each director nominee:

NAME	AGE(1)	INDEPENDENT	DIRECTOR SINCE	COMMITTEE MEMBERSHIPS(2)

Tanya M. Acker	46	Yes	2016
Paul R. Burke(3)	54	Yes	2015	A, CNG
Craig A. Carlson	66	Yes	2010	A, E, R (Chair)
John M. Eggemeyer III*	71	No	2000	E (Chair)
C. William Hosler	53	Yes	2014	A, CNG
Susan E. Lester	60	Yes	2003	A (Chair), ALM, E, R
Roger H. Molvar	61	Yes	2014	A, CNG, R
James J. Pieczynski	54	No	2014	ALM, R
Daniel B. Platt**	70	No	2003	ALM, R
Robert A. Stine	70	Yes	2000	CNG (Chair), E
Matthew P. Wagner	60	No	2000	ALM, E, R

(1)
As of the Record Date

(2)
A = Audit Committee; ALM = Asset/Liability Management Committee; CNG = Compensation, Nominating and Governance Committee; E = Executive Committee; R = Risk Committee

(3)
Mr. Burke will become an ALM committee member and the ALM Chairperson immediately following his election to the Board at the Annual Meeting

*
Will become an Independent Director in August 2017

**
Will become an Independent Director in April 2017

2016 Executive Compensation Decisions(page 47)

We assess executive performance by analyzing specific, achieved Company financial goals. The Company's executive compensation program balances short and long-term Company performance with long-term stockholder value creation. Executive compensation is directly aligned to the success of the Company and the interests of our stockholders. This alignment is achieved by granting:

  •
  Approximately 50% of long-term incentive equity awards in the form of performance restricted stock units ("PRSUs") and approximately 50% of long-term incentive equity awards in the form of time-based restricted stock awards ("RSAs");

  •
  PRSUs are earned based on the following three metrics, all of which are key measures of the Company's financial performance: (i) relative total stockholder return ("Relative TSR"), (ii) diluted earnings per share ("EPS"), and (iii) return on average assets ("ROAA"), in each case as more particularly discussed under "Compensation Discussion and Analysis—2016 Executive Compensation Decisions";

  •
  Above-target cash incentive compensation is earned only if the Company delivers above-target performance with respect to the following 2016 Performance Measures (the "2016 Performance Measures"): EPS, composite regulatory rating, core deposit growth, and net loan growth; and

  •
  Below-target cash incentive compensation is earned if the Company delivers below-target performance with respect to the 2016 Performance Measures.

Corporate Governance(page 13)

The Company is committed to maintaining strong governance practices, and the Board regularly reviews its governance procedures to ensure compliance with laws, rules and regulations. Our website at www.pacwestbancorp.com includes important information about our policies and Board committee charters, including the Company's Corporate Governance Guidelines (the "Guidelines"), our Code of Business Conduct and Ethics, and all of the Company's Securities and Exchange Commission ("SEC") filings and press releases. Examples of our corporate governance practices include:

  •
  Annual Election of All Directors

  •
  Continued Board Recruitment and Refreshment

  •
  Majority Voting for Directors in Uncontested Elections

  •
  Lead Independent Director

  •
  Majority Independent Directors

  •
  Independent Audit and Compensation, Nominating and Governance Committees

  •
  Annual Board and Committee Self-Evaluations

  •
  Annual Board Review of Senior Management Succession Plans

  •
  Anti-Hedging Policy

  •
  Active Stockholder Outreach

  •
  Pay for Performance Philosophy

  •
  Stock Ownership Guidelines for Executives and Directors

  •
  Clawback Provisions for Executive Incentive Compensation

  •
  Double Trigger Change-of-Control Provisions for Stock Awards

  •
  No Tax Gross-Up Payments

Stockholder Engagement

We engage with our stockholders on governance and compensation matters as part of our commitment to continue to be responsive to stockholders and to ensure that our actions are informed by the viewpoints of our investors. In the past year, we spoke to a number of our stockholders to, among other things, ensure our compensation program continues to align executive compensation with stockholder value creation and to ensure we received input from our stockholders on the metrics and tenor of our 2017 Stock Incentive Plan and to address any dilution and burn rate concerns. In addition, we regularly review and improve our pay practices to ensure they are aligned with stockholder interests. Our 2016 "say-on-pay" 96.87% approval vote confirms that our stockholders agree with our compensation principles and process.

Notwithstanding our positive "say-on-pay" vote, we continue to have regular conversations with our stockholders to discuss their perspectives about our executive compensation program, and we routinely incorporate stockholder feedback into aspects of our executive compensation program. Details of our compensation program begin on page 42.

Previous stockholder concerns included the following:

Stockholder Feedback	Changes Made In Response

• Concern that there is a lack of stockholder outreach	• Increased our stockholder outreach and established a plan for thoughtful and continued dialogue with our stockholders

• Concern that not enough executive compensation is tied to Company performance	• Restructured our executive compensation program in 2016 to directly align executive compensation with long-term stockholder value creation and Company performance
• Added grants of PRSUs to executive officers that vest only upon the achievement of objective performance metrics and represent approximately 50% of an executive's annual equity award

• Concern that key performance metrics with respect to PRSUs be rigorous	• Established Relative TSR, EPS and ROAA metrics (described in detail under "Compensation, Discussion and Analysis—2016 Executive Compensation Decisions")

Stockholders are urged to read the Compensation Discussion and Analysis (the "CD&A") section and other information in this Proxy Statement. The Compensation, Nominating and Governance Committee (the "CNG Committee") and the Board believe that the information provided in this section demonstrates that our executive compensation program addresses feedback received from our stockholders and engages and aligns our executives' compensation with the Company's short-term and long-term performance and the creation of long-term stockholder value while, at the same time, providing the compensation and incentives needed to attract, reward, motivate and retain key executives who are critical to executing the Company's strategy for long-term success.

Information About the Annual Meeting and Voting(page 7)

Please see the Information About the Annual Meeting and Voting section beginning on page 7 for important information about the Annual Meeting. The deadlines to submit stockholder proposals for the 2018 Annual Meeting of Stockholders can be found in the "Other Business" section on page 78.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at our Annual Meeting and at any postponements or adjournments thereof.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.  Who is entitled to vote? How many votes am I entitled to?

Only stockholders of record as of the close of business on March 20, 2017 (the "Record Date") may vote at the Annual Meeting. According to Wells Fargo Shareowner Services, our transfer agent, there were 119,870,416 shares of common stock outstanding held by approximately 1,661 stockholders as of the Record Date, excluding 1,537,717 shares of unvested time-based restricted stock.

Each holder of the Company's common stock is entitled to one vote for each share recorded in their name on the books of the Company as of the close of business on the Record Date on any matter submitted to the stockholders for a vote, except that stockholders may vote their shares cumulatively for the election of director nominees if certain conditions are met at the Annual Meeting. Cumulative voting may only be exercised at the Annual Meeting if: (i) the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and (ii) at least one stockholder has given advance notice of his or her intention to cumulate his or her votes. If one of the Company's stockholders gives advance notice of the intention to vote cumulatively, then persons holding the proxies solicited by the Board will exercise his or her cumulative voting rights, at their discretion, to vote the shares they hold in such a way as to ensure the election of as many of the Board's nominees as they deem possible. As of the date of this Proxy Statement, we have not received written notice from any stockholder of his or her intention to vote his or her shares cumulatively.

Cumulative voting provides each stockholder with a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, which such stockholder can then vote in favor of one or more director nominees. For example, if you held 100 shares as of the Record Date, you would be entitled to 1,100 votes which you could then distribute among one or more director nominees since there are eleven (11) directors to be elected.

2.  What different methods can I use to vote?

By Telephone or the Internet—Stockholders can vote their shares via telephone or the internet as instructed in the Notice or on the enclosed proxy card if you received a paper copy of the proxy materials. The telephone and internet procedures are designed to authenticate a stockholder's identity, to allow stockholders to vote their shares, and to confirm a stockholder's instructions have been properly recorded. The telephone and internet voting facilities will close at 11:59 p.m., Eastern Time, on May 14, 2017.

By Mail—Stockholders that receive a paper proxy card may vote by completing, signing and dating their proxy cards and mailing them in the pre-addressed envelopes that accompany the delivery of paper proxy cards. Proxy cards submitted by mail must be received by us prior to the Annual Meeting. If your shares are held in street name, you should check with your bank, broker or other agent and follow the voting procedures required by your bank, broker or other agent to vote your shares.

In Person—Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if at the Annual Meeting you provide a legal proxy from the bank, broker or other agent that holds your shares giving you the right to vote the shares.

3.  How many shares must be represented at the Annual Meeting to constitute a "quorum"?

A majority of the outstanding shares of common stock of the Company must be present at the Annual Meeting, either in person or by proxy, to constitute a quorum. There must be a quorum for the Annual Meeting to be held. If you return a signed proxy card, you will be counted as being present, even if you abstain from voting. Broker non-votes will also be counted as being present for purposes of determining a quorum.

4.  What is the vote necessary to approve each of the matters being considered at the Annual Meeting?

The election of director nominees requires the affirmative vote of a majority of the votes cast with respect to such director in an uncontested election (meaning the number of shares voted "for" a nominee must exceed the number of shares voted "against" such nominee). As of the date of this Proxy Statement, none of the director nominees is being contested, but in a contested election (where the number of director nominees exceeds the number of director nominees to be elected) the standard for election of director nominees is a plurality of the votes cast such that the 11 director nominees receiving the greatest numbers of votes "for" will be elected as directors without regard to the number of shares voted against such director nominees. The director nominee proposal and the other matters being considered at the Annual Meeting are set forth below.

Proposals	Votes Required	Effect of Abstentions

Proposal 1: Election of Directors	Majority of votes cast	No effect
Proposal 2: Approval of the 2017 Stock Incentive Plan	Majority of votes cast	Vote Against
Proposal 3: Advisory Vote on Executive Compensation	Majority of votes cast	Vote Against
Proposal 4: Advisory Vote on the Frequency of Stockholder Voting on Executive Compensation	Majority of votes cast	Vote Against
Proposal 5: Ratification of the Appointment of Independent Auditors	Majority of votes cast	Vote Against
Proposal 6: Stockholder Proposal	Majority of votes cast	Vote Against

Broker non-votes (i.e, proxies from banks, brokers or other nominees indicating that such entities have not received instructions from the beneficial owners or other persons entitled to vote as to a matter which such bank, broker, or other nominee does not have discretionary power to vote) will be treated as "present" for quorum purposes, but will not have an impact on the vote on any proposal.

5.  If I hold shares of PacWest common stock pursuant to the PacWest 401(k) Plan, will I be able to vote?

Yes. You will receive a proxy card for the shares held in your 401(k) plan account which you should return as indicated on the instructions accompanying the proxy card.

6.  Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?

We sent our stockholders by mail or e-mail a Notice containing instructions on how to access our proxy materials over the internet and vote online. This Notice is not a proxy card and cannot be used to vote your shares. If you received a Notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice or on the website referred to in the Notice.

We provided some of our stockholders with paper copies of the proxy materials instead of the Notice. If you received paper copies of the Notice or proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to stockholders by signing up to receive all of your future proxy materials electronically as described below under "How can I receive my proxy materials electronically in the future?".

7.  What is the difference between a stockholder of record and a beneficial owner or shares held in street name?

Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, you are considered a stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company. If you requested printed copies of the proxy materials by mail, you will also receive a proxy card.

Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in "street name", and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization how to vote the shares held in your account.

8.  Why did I receive more than one Notice or multiple proxy cards?

You may receive more than one Notice or multiple proxy cards if you hold your shares in different ways (i.e., joint tenancy, in trust or in custodial accounts). You should vote each proxy that you receive.

9.  How can I receive my proxy materials electronically in the future?

To receive proxy materials electronically by e-mail, follow the instructions described below or on the Notice.

If you received proxy materials by mail and you would like to sign up to receive these materials electronically in the future, please have your proxy card available and register by going to www.proxyvote.com and follow the instructions for requesting meeting materials, call 1-800-579-1639, or contact your brokerage firm, bank, or other similar entity that holds your shares.

If you previously agreed to electronic delivery of our proxy materials, but wish to receive paper copies of these materials for the Annual Meeting or for future meetings, please follow the instructions on the website referred to on the Notice you received.

10.  What do I have to do to vote?

If your shares are registered in your own name with our transfer agent, you may vote by internet or by telephone as indicated on the proxy card. If you received a paper proxy card, you may also vote by mail by completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope.

If you mark the proxy card to show how you wish to vote, your shares will be voted as you direct. If you return a signed proxy card but do not mark the proxy card to show how you wish to vote, your shares will be voted as follows:

  •
  "FOR" the election of each of the director nominees under "PROPOSAL 1—ELECTION OF DIRECTORS";

  •
  "FOR" the approval of the 2017 Stock Incentive Plan under "PROPOSAL 2—APPROVAL OF THE 2017 Stock Incentive Plan";

  •
  "FOR" the approval, on an advisory basis (non-binding), of the compensation of the Company's named executive officers under "PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION";

  •
  "FOR" the approval, on an advisory basis (non-binding), of the annual frequency of stockholder voting on executive compensation under "PROPOSAL 4—ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER VOTING ON EXECUTIVE COMPENSATION"; and

  •
  "FOR" the ratification of the appointment of KPMG LLP as the Company's independent auditors for 2017 under "PROPOSAL 5—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS".

11.  May I revoke or change my vote?

You may change or revoke your vote at any time before it is counted at the Annual Meeting by:

  •
  Notifying our Corporate Secretary in writing at 9701 Wilshire Boulevard, Suite 700, Beverly Hills, California, 90212 that you wish to revoke your proxy;

  •
  Submitting a later-dated proxy card;

  •
  Attending the Annual Meeting and voting in person;

  •
  Calling the toll-free number on the Notice or proxy card not later than 11:59 p.m., Eastern Time, on May 14, 2017 and following the directions provided; or

  •
  Going to the website listed on the Notice or proxy card, following the instructions provided and submitting your change no later than 11:59 p.m., Eastern Time, on May 14, 2017.

Attending the Annual Meeting will not automatically revoke your prior proxy. You must comply with one of the methods indicated above in order to revoke your proxy.

If you hold your shares in street name, you should receive a proxy card from your bank or brokerage firm asking you how you want to vote your shares. If you do not receive a proxy card, then you should contact the bank or brokerage firm in whose name your shares are registered and obtain a proxy card from them. Please refer to the information in the materials provided by your bank or brokerage firm for an explanation of how to vote and how to change or revoke your vote and of the effect of not indicating a vote.

12.  How will voting on any other business be conducted?

We do not know of any business to be considered at the Annual Meeting other than the matters listed in this Proxy Statement. For record holders, if any other business is properly presented at the Annual Meeting, including any proposal to adjourn or postpone such Annual Meeting, any of the persons named on the proxy card as your designated proxies may vote on such matter in his or her discretion. If you hold your shares in street name, please see the materials provided by your bank or brokerage firm for an explanation of how your shares will be voted on any other business.

13.  Who pays the cost of soliciting proxies on behalf of the Company?

The Company pays the cost of preparing, assembling and mailing the proxy materials and soliciting proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and employees of the Company or its subsidiaries telephonically, electronically or by other means of communication. These directors, officers and employees will receive no additional compensation for their services. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

14.  How do I get more information about the Company?

The Notice provides internet instructions on how to access and review the proxy materials, including our Annual Report that contains our consolidated financial statements. Our Annual Report includes a list of exhibits filed with the SEC but does not include the exhibits.

If you wish to receive copies of the exhibits, please write to the following address:

Investor Relations
PacWest Bancorp
9701 Wilshire Blvd, Suite 700
Beverly Hills, CA 90212

You may also send your request by e-mail to investor-relations@pacwestbancorp.com.

The Company's Annual Report is included with the proxy materials.

15.  What is "householding" and how does it affect me?

Stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice unless we are notified that one or more of these stockholders wishes to receive individual copies. This "householding" procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice and any accompanying documents, or if you hold Company stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Wells Fargo Shareowner Services, P.O. Box 64874, St. Paul, Minnesota 55164-0874 or by telephone at 1-800-468-9716.

If you participate in householding and wish to receive a separate copy of the Notice and any accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Wells Fargo Shareowner Services as indicated above.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

CORPORATE GOVERNANCE
In this section, you will find:
• Governance Framework • Board Committees • Director Compensation • Director Nominees

CORPORATE GOVERNANCE

Governance Framework

The Company is committed to a robust governance framework, and we have adopted the following corporate governance best practices:

  •
  Directors elected annually

  •
  Continued Board recruitment and refreshment

  •
  Majority vote standard for the election of directors in uncontested elections

  •
  Codified independent lead director role

  •
  Majority independent directors

  •
  Independent key committees

  •
  Annual Board and committee self-assessments

  •
  Annual Board review of senior management succession plans

  •
  Anti-hedging policy

  •
  Active stockholder engagement program

  •
  Stock-ownership guidelines for our directors and executive officers

Board Leadership Structure

Each year, the Board evaluates the Company's board leadership structure to ensure that it remains an appropriate structure for our Company and stockholders. Our current structure provides for separate roles of the Chairman of the Board and Chief Executive Officer ("CEO"), a lead independent director ("Lead Independent Director") and active, independent directors. We believe this structure provides for open communication between the Board and management and provides the oversight and safeguards necessary to operate our business successfully.

Board Leadership Structure
• Chairman of the Board: John Eggemeyer
• Chief Executive Officer: Matthew Wagner
• Lead Independent Director: Barry Fitzpatrick*
• Key Committees chaired by independent directors

*
The CNG Committee recommended to the Board, and the Board nominated Mr. Hosler to replace Mr. Fitzpatrick as Lead Independent Director upon his election to the Board at the Annual Meeting.

In Mr. Eggemeyer's role as Chairman of the Board, he is responsible for, among other things:

  •
  chairing meetings of the Company's Board and the annual meeting of stockholders;

  •
  reviewing and approving Board meeting agendas, meeting schedules and information provided to the Board, and ensuring such information is appropriately disseminated;

  •
  acting as liaison between the non-management members of the Board and management;

  •
  meeting periodically with the CEO for informal discussion concerning major issues involving the Company; and

  •
  providing input to the CNG Committee concerning the performance of the CEO.

Our Lead Independent Director has considerable authority and responsibility, including the following:

  •
  presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

  •
  serving as a liaison between the Chairman and the independent directors;

  •
  serving as a member of the Executive Committee (see "—Board Committees—Executive Committee" below);

  •
  reviewing and approving Board meeting agendas, meeting schedules and information provided to the Board;

  •
  ensuring that matters of concern or of interest to the independent directors are appropriately scheduled for discussion at Board meetings;

  •
  having the authority to call meetings of the independent directors;

  •
  being available for consultation and direct communication with stockholders, as appropriate; and

  •
  performing such other duties as the Chairman or the Board may from time to time delegate or request.

Board Recruitment and Refreshment

The CNG Committee regularly considers the composition of our Board to ensure there is a proper combination of skills and viewpoints. In 2016, the Board conducted a search to identify new director nominee candidates who would enhance the mix of leadership skills and qualifications on our Board. On November 2, 2016, the Board increased its size by one to 13 and filled the vacancy by appointing Ms. Acker to serve on the Board until such time as her successor is duly elected and qualified or until her earlier resignation or removal.

In continuance of our Board refreshment and regular review of our Board composition, the Board reviewed the current Board structure and the prior years' Board composition changes and determined to not nominate Messrs. Fremder and Fitzpatrick for re-election to the Board at the Annual Meeting.

During 2016, the Board met eight times. The independent directors met three times in executive session during 2016, and Mr. Fitzpatrick, the Lead Independent Director, presided over these sessions. In 2016, each director attended at least 75% of the aggregate of the meetings of the Company's Board (held during the period for which he or she has been a director) and the committees on which he or she served (held during the period that he or she served).

The Board's policy regarding director attendance at the Annual Meeting is that directors are encouraged but not required to attend. Five directors attended the 2016 Annual Meeting of Stockholders. The Company makes appropriate arrangements for directors who choose to attend and reimburses directors for reasonable expenses in connection with his or her attendance.

Independent Director Information

In 2016, independent directors comprised a majority of the Board in accordance with the Company's Guidelines. At least annually, the Board, with the assistance of the CNG Committee, evaluates director independence based on the Nasdaq listing standards and applicable SEC rules and regulations.

In February 2017, the Board affirmatively determined, upon the recommendation of the CNG Committee, that each director nominee, with the exceptions of Messrs. Eggemeyer2, Pieczynski, Platt3 and Wagner, met the independence requirements of the Nasdaq listing standards and applicable SEC rules and regulations, including the independence requirements for committee membership. In making such determinations, the Board evaluated banking, commercial, service, familial or other transactions involving each director or immediate family member and their related interests and the Company, if any.

In identifying and recommending director nominees, the CNG Committee places primary emphasis on the criteria set forth under "Selection of Directors" in our Guidelines, namely: (i) personal qualities and characteristics, accomplishments and professional reputation; (ii) current knowledge and contacts in the communities in which the Company does business and in the banking industry or other industries relevant to the Company's business; (iii) ability and willingness to commit adequate time to Board and committee matters; (iv) the skills and personality of director nominees with those of other directors in creating a Board that is effective, collegial and responsive to the needs of the Company; (v) diversity of viewpoints, backgrounds, experience and geographical location; and (vi) ability and skill set as well as other relevant experience.

While the CNG Committee does not set specific, minimum qualifications that a director nominee must meet in order for the CNG Committee to recommend the director nominee to the Board, it believes that each director nominee should be evaluated based on his or her individual merits taking into account the needs of the Company and the composition of the Board. Through the Board's annual self-evaluation process, the CNG Committee evaluates the composition of the Board, including whether the diversity of the Board members is appropriate to advise the Company on its risks and opportunities.

Members of the CNG Committee may seek input from other members of the Board in identifying possible candidates, and may, at its discretion, engage one or more search firms to assist in the recruitment of director candidates. The CNG Committee will consider candidates recommended by stockholders against the same criteria as director nominees not proposed by stockholders. Stockholders who wish to submit director nominees for consideration by the CNG Committee for election at our 2018 Annual Meeting of Stockholders should follow the process detailed in the section entitled "Other Business—Director Nominations" on page 79.

Board Committees

  Risk Committee

The Board delegates authority to the Risk Committee to oversee specific, risk-related issues while facilitating Board comprehension of the Company's overall risk tolerance and enterprise-wide risk management activities and effectiveness. The Risk Committee approves and periodically reviews the Company's enterprise-wide risk management policies and oversees the implementation of the Company's enterprise-wide risk management framework, including the strategies, policies, procedures and systems established by management to identify, assess, measure and manage the Company's material risk categories, including credit and liquidity risk.

The Risk Committee assists the Board committees that oversee specific risk-related issues and serves as a resource to management and its committees including, but not limited to, the Enterprise Risk Management Steering Committee ("ERMSC"), the Credit Committees, the Model Governance

2
Mr. Eggemeyer will become an independent director in August 2017.

3
Mr. Platt will become an independent director in April 2017.

Committee and the Capital Committee in overseeing risk across the entire Company. The responsibilities of the Risk Committee include, among other things:

  •
  overseeing management's implementation of an enterprise-wide risk management framework that is commensurate with the Company's structure, risk profile, complexity, activities and size, including the development and implementation of effective policies, processes, and procedures designed to ensure that risks are properly controlled, quantified and within the Company's risk appetite and risk tolerance ranges, and periodically reviewing and evaluating such framework, policies, processes and procedures;

  •
  approving and periodically reviewing the Company's enterprise-wide risk management policies;

  •
  at least annually, reviewing and recommending to the Board for approval the Company's annual risk appetite statement and the limits and tolerance ranges within it;

  •
  reviewing and discussing management's assessment of the Company's aggregate enterprise-wide risk profile and the alignment of the Company's risk profile with the Company's strategic plan, goals and objectives;

  •
  reviewing reports from management, including the Chief Risk Officer ("CRO"), the Chief Credit Officer ("CCO"), the Chief Financial Officer ("CFO"), and the Capital Committee, and, if appropriate, other Board committees, regarding matters relating to risk management and/or the Company's risk and compliance organization, including those regarding emerging risks and other selected risk topics and/or enterprise-wide risk issues; and

  •
  overseeing other risk management activities, including internal or external credit review, credit management and administration, allowance for credit losses, lending compliance, capital planning and stress testing, and operations and systems risk.

The Company's CRO, CCO, CFO, and Manager Operations and Systems report on a quarterly basis to the Risk Committee, or more frequently as needed, regarding areas within their supervision that pertain to the Company's risk profile. The Risk Committee also receives reports from the Company's external credit review consultants and those performing internal audit work for the Company.

A copy of our Risk Committee charter, last updated in February 2017, may be obtained on the Company's website at http://www.pacwestbancorp.com under the section entitled "Corporate Governance". During 2016, the Risk Committee met five times.

  Asset/Liability Management ("ALM") Committee

The ALM Committee monitors the asset and liability strategies of the Company to ensure compliance with all applicable regulatory and reporting requirements and Company policies. The objective of the Company's ALM policy is: (i) to manage balance sheet and off-balance sheet assets and liabilities in an effort to maximize the spread between interest earned on our interest-earning assets and interest paid on our interest-bearing liabilities, (ii) to maintain acceptable levels of interest rate risk, and (iii) to ensure that the Company has the ability to pay liabilities as they come due and fund continued asset growth. The Company's ALM activities are typically discussed monthly by the executive management members responsible for managing ALM activities. The responsibilities of the ALM Committee include, among other things:

  •
  Reviewing the Asset/Liability Management Policy, the Investment Policy, the Interbank Liability Policy, and the Contingency Funding Policy;

  •
  Reviewing with management investment processes and procedures which focus on the strategic directions of the Company;

  •
  Reviewing the execution of asset/liability management and investment strategies;

  •
  Reviewing the established monitoring and reporting system which focuses on measuring the Company's exposure to interest rate risk and liquidity position;

  •
  Monitoring performance of the Bank's investment portfolio and strategies; and

  •
  Reviewing and approving changes to Treasury policies and recommending approval by the Board.

A copy of our ALM Committee charter, last updated in February 2017, may be obtained on the Company's website at http://www.pacwestbancorp.com under the section entitled "Corporate Governance". During 2016, the ALM Committee met four times.

  Audit Committee

The Audit Committee assists the Board in its oversight responsibilities for: (i) the quality and integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence, (iv) the performance of the independent auditors and the Company's internal audit function, and (v) in conjunction with the Company's Risk Committee, the Company's risk management functions. The Board determined that the following nominees to the Audit Committee are financially literate and that each of Messrs. Burke, Carlson, Hosler, and Molvar and Ms. Lester is qualified as an audit committee financial expert with accounting or related financial management expertise, in each case in accordance with the rules of the SEC and the listing standards of Nasdaq. For additional information regarding the background and relevant experience of Messrs. Burke, Carlson, Hosler, and Molvar and Ms. Lester, please see the biographies of director nominees under the section entitled "Proposal 1: Election of Directors" beginning on page 24. Information regarding the functions performed by the Audit Committee is set forth in the "Audit Committee Report" included in this Proxy Statement and in the Audit Committee charter. Mr. Fitzpatrick is currently a member of the Audit Committee.

A copy of our Audit Committee charter, last updated in February 2017, may be obtained on the Company's website at http://www.pacwestbancorp.com under the section entitled "Corporate Governance". During 2016, the Audit Committee met 11 times.

  Compensation, Nominating and Governance Committee

The CNG Committee reviews, approves, and makes recommendations to the Board of Directors on matters concerning the compensation and benefits, including equity compensation, of the Company's executive officers and directors. The CNG Committee is responsible for the creation of compensation principles and processes that are designed to balance risk and reward in a way that does not encourage unnecessary risk taking by our employees. The CNG Committee also ensures that our compensation programs are competitive and aligned with the long-term interests of our stockholders. The responsibilities of the CNG Committee include, among other things:

  •
  Reviewing and approving corporate goals and objectives relevant to the compensation of the CEO, evaluating the performance of the CEO in light of those goals and objectives, and recommending to the Board for determination, the CEO's compensation level based on this evaluation;

  •
  Determining the compensation of all other executive officers of the Company;

  •
  Approving any new equity compensation plan or any material change to an existing plan where stockholder approval has not been obtained, making recommendations to the Board with respect to the Company's incentive compensation plans and equity-based plans, and the

    Company's 401(k) plan(s) or other employee benefit plans, overseeing the activities of the individuals and committees responsible for administering these plans, and discharging any responsibilities imposed on the Committee by any of these plans;

  •
  Approving the annual performance measures, performance targets, performance weights, achievement levels and award opportunities under the Company's Executive Incentive Plan;

  •
  Reviewing, at least annually, all components of compensation of the CEO and executive officers of the Company, including perquisites; and

  •
  With respect to equity-based compensation, approving grants of equity-based awards.

The CNG Committee engages an independent compensation consultant no less than once every three years, when there is a significant change in the Company or when meaningful changes to compensation or the Company's compensation program are proposed. The CNG Committee reviews both compensation and performance of peer companies as just one among several factors to inform its decision-making process so it can set total compensation levels commensurate with the Company's performance and strategic initiatives. From 2015 through present, Willis Towers Watson ("WTW") has served as the independent compensation consultant to the CNG Committee, and WTW reported directly to the CNG Committee. At the request of the CNG Committee, WTW met with members of management for purposes of gathering information on management proposals and recommendations to be presented to the CNG Committee.

The CNG Committee assists the Board in promoting the best interests of the Company and its stockholders through the implementation of sound corporate governance principles and practices, which helps to frame our organization-wide risk management policies, including oversight of the Company's Clawback Policy and Stock Ownership Guidelines. The CRO, the General Counsel and the Executive Vice President, Human Resources formed a working group to evaluate all incentive-based compensation plans as they pertain to certain groups of employees of the Company. This group regularly reviews Company performance, our compensation principles and processes, trends, regulatory developments, and other topics. This review confirmed that our incentive compensation plans encourage behavior that is within the Company's risk tolerance, are compatible with effective controls and risk management, and are supported by strong corporate governance, including a risk and control monitoring process.

For further information on the Company's processes and procedures for the consideration and determination of director compensation, please see the section entitled "Director Compensation" on page 22. For further information on the Company's processes and procedures for the consideration and determination of executive compensation, please see the section entitled "Compensation Discussion and Analysis" beginning on page 42.

A copy of our CNG Committee charter, last updated in February 2017, may be obtained on the Company's website at http://www.pacwestbancorp.com under the section entitled "Corporate Governance". During 2016, the CNG Committee met six times.

  Executive Committee

During 2016, the Executive Committee did not meet. The primary purpose of the Executive Committee is to meet when it is impractical for the full Board to meet and act on behalf of the Board, to the full extent permitted by law. In addition, the Executive Committee is a forum to review other significant matters not addressed by the other Board committees and to make appropriate recommendations to the Board. The Executive Committee has not met since 2012.

Board's Role in Risk Oversight

We believe that effective risk management is of primary importance to the success of our Company because our business exposes us to credit, interest rate, liquidity, compliance, strategic, reputational, legal, human resources, capital, operations, information systems and information technology risks. As a result, we have a comprehensive enterprise-wide risk management process that monitors, evaluates and manages the risks we assume in conducting our activities.

The Board is responsible for overseeing the Company's risk management processes and effectively challenging management's strategic initiatives. Our Board's oversight of risk management is managed through the responsibilities of the following Board standing committees: (i) the Risk Committee, (ii) the ALM Committee, (iii) the Audit Committee, and (iv) the CNG Committee, and each of these committees is responsible for monitoring risks within their areas of responsibility as well as the Company's risks. Each committee reports to the Board, and the Board has overall responsibility for ensuring that overall risk awareness and risk management is appropriate. Our Risk Appetite Statement details the policies and procedures for assessing, measuring and controlling these risks, with key performance indicators tracked quarterly and reported to the Board through a risk dashboard.

The Board engages in regular risk-management discussions with the CEO, CFO, CCO, Manager Operations and Systems, Human Resources, General Counsel, CRO, and other Company officers as the Board may deem appropriate. The Board receives periodic presentations from our various lending business units that include a discussion of the risks specific to each particular lending business unit.

As a general matter, except for cases where a particular committee may choose to meet in executive session, all Board members are invited (but not required) to attend the regular meetings of all Board committees. We believe that this open and collaborative structure provides for a more informed Board and also helps the Board understand and monitor the various internal and external risks to which the Company may be exposed.

Our Company's management is responsible for day-to-day risk management. Our Internal Audit, Risk Management, Information Technology, Human Resources, Legal, and Treasury Departments, among others, monitor Company-wide policies and procedures and the day-to-day risk oversight of the Company. We believe that this approach to risk management adequately addresses the risks facing the Company.

Certain Relationships and Related-Party Transactions

We did not have any related-party transactions in 2016 for which disclosure is required under the rules of the SEC.

Related-Party Transactions Policy

Our Board has adopted a written policy governing the approval of Related-Party Transactions (the "RPT Policy"). "Related-Party Transactions" include any transaction involving a director or director nominee, executive officer, or any of his or her respective immediate family members (each, a "Parent-Related Person"), any entity for which any Parent-Related Person is an executive officer or general partner ("Parent-Related Entity"), any person/entity or affiliated group that beneficiary owns 5% or more of the outstanding shares of Company common stock or any of their immediate family members (a "5% Owner"), and any other entity (i) in which one or more Parent-Related Persons, Parent-Related Entities or 5% Owners individually or in the aggregate (aggregating the interests of all such persons), direct or indirectly, possesses a 10% or greater equity or voting interest, or (ii) that is otherwise controlled by any one or more Parent-Related Persons, Parent-Related Entities or 5%

Owners, individually or in the aggregate.These transactions would need to be disclosed under Item 404(a) of Regulation S-K promulgated by the SEC. Such transactions do not include, however, indemnification payments or compensation paid to directors and executive officers for their services as directors and executive officers.

The RPT Policy prohibits all Related-Party Transactions unless they are approved or ratified by the Audit Committee. Our General Counsel, in consultation with management and outside counsel, analyzes all potential Related-Party Transactions brought to the attention of the Company to determine whether a transaction constitutes a Related-Party Transaction. If a transaction constitutes a Related-Party Transaction, the Audit Committee will review the transaction to determine whether to approve the transaction. In making its determination, the Audit Committee considers several factors including, but not limited to:

  •
  whether the terms of the Related-Party Transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a Related-Party;

  •
  whether there are business reasons for the Company to enter into the Related-Party Transaction;

  •
  whether the Related-Party Transaction would impair the independence of an outside director; and

  •
  whether the Related-Party Transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or other Related-Party, the direct or indirect nature of the director's, executive officer's or other Related-Party's interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

Any member of the Audit Committee that has an interest in a transaction under review must abstain from voting on the Related-Party Transaction, but may, if the Audit Committee Chairperson requests, participate in the Audit Committee's discussion of the transaction.

Family Relationships

There are no family relationships among any of the directors or executive officers of the Company.

Compensation Committee Interlocks and Insider Participation

During 2016, Messrs. Burke, Hosler, Molvar, and Stine served on the CNG Committee, and Messrs. Fitzpatrick and Matz served on the CNG Committee for part of the year. None of these current or former directors was formerly, or during 2016, an officer or employee of the Company or any of its subsidiaries.

No executive officer of the Company serves on the board of directors of any other company that has one or more executive officers serving as a member of the CNG Committee. In addition, no executive officer of the Company serves as a member of the compensation committee of the board of any other company that has one or more executive officers serving as a member of the Board of Directors or the CNG Committee. No such interlocking relationships existed during 2016.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

The Board is currently composed of 13 directors, of which 12 directors were elected at the 2016 Annual Meeting of Stockholders held on May 16, 2016, and one director, Ms. Acker, was appointed to the Board at the Board's November 2, 2016 meeting. The Board determined not to nominate Messrs. Fremder or Fitzpatrick for re-election to the Board in 2017 in furtherance of its continued Board refreshment activities.

The 11 director nominees have been recommended by the CNG Committee and approved by the Board as nominees for election to serve as directors of the Company until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified. All director nominees are current directors.

Director Core Competencies

Our Board members represent a mix of experience, tenure, diversity, leadership, skills and qualifications in areas of importance to our Company. The CNG Committee believes the following director qualifications are the most important to oversee the interests of our Company:

Vote Required

In an uncontested election, a director must be elected by a majority of the votes cast with respect to him or her (meaning the number of shares voted "for" a nominee must exceed the number of shares voted "against" such nominee). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the votes cast such that the nominees receiving the greatest number of votes "for" will be elected as directors without regard to the number of shares voted "against" such nominee.

A director who does not receive a majority of the votes cast in an uncontested election must tender his or her resignation to the Board. The CNG Committee will consider the resignation and make a recommendation to the Board whether to accept or reject the resignation or whether other action should be taken. The Board will act on the CNG Committee's recommendation and publicly disclose its decision and the rationale within 90 days from the date the election results are certified. A director who failed to receive a majority of the votes cast will not participate in the Board's decision.

With respect to the election of directors, absent any specific instruction in the proxies solicited by the Board, the proxies will be voted in the sole discretion of the proxy holders to effect the election of all 11 of the Board's nominees. In the event that any of the Board's nominees are unable to serve as directors, it is intended that each proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board. The Company has no reason to believe that any of the nominees will be unable to serve as directors.

The PacWest Board of Directors recommends a vote "FOR" all of the director nominees listed below.

Director Compensation

The CNG Committee evaluates director compensation and compares the compensation of the Company's directors to that offered by peer companies. The CNG Committee recommends to the Board compensation for non-employee directors, and the Board determines director compensation for each fiscal year. The compensation is designed to attract and retain qualified directors and to compensate them for the time and risk associated with being a director. The Company reimburses its directors for reasonable travel, lodging, food and other expenses incurred in connection with their service on the Board and Board committees.

2016 Board compensation was as follows:

  •
  Annual retainers for Board service:  An annual cash retainer of $172,000 for the Chairman of the Board, $126,000 for the Lead Independent Director and $86,000 for each other non-employee director serving on the Board.

  •
  Committee Chair Fees:  Annual retainers for the non-employee chairpersons of each of the Board committees (other than the Executive Committee) of $40,000.

  •
  Equity Grants:  Annual grants of fully-vested shares of Company common stock of approximately $57,000 based on the closing price of Company common stock on the date of the Annual Meeting. The Chairman of the Board receives an additional annual grant of fully-vested shares of Company common stock of approximately $57,000.

Stock Ownership Guidelines for Non-Employee Directors

In an effort to ensure that the interests of our non-employee directors are aligned with our stockholders, in May 2016, the Company established non-employee director stock ownership guidelines that require non-employee directors to own shares equal to five times their annual cash retainer (officers, including those serving as directors, were already subject to stock ownership guidelines). Non-employee directors are expected to meet this requirement within five years of the later of May 16, 2016 or the date of their election or appointment to the Board. If the compliance date were the Record Date, all but two of the non-employee director nominees would meet the stock ownership guidelines for non-employee directors.

The table below presents all compensation paid to non-employee directors of the Company who served during 2016:

2016 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
John M. Eggemeyer, Chairman	$166,500	$113,982	—	—	—	$6,000	(2)	$286,482
Andrew B. Fremder	$122,000	$56,972	—	—	—	—		$178,972
C. William Hosler	$83,250	$56,972	—	—	—	—		$140,222
Craig A. Carlson	$122,000	$56,972	—	—	—	—		$178,972
Daniel B. Platt	$83,250	$56,972	—	—	—	$8,484	(3)	$148,706
James J. Pieczynski(4)	—	—	—	—	—	—		—
Barry C. Fitzpatrick	$122,000	$56,972	—	—	—	—		$178,972
Susan E. Lester	$122,000	$56,972	—	—	—	—		$178,972
Paul R. Burke	$83,250	$56,972	—	—	—	—		$140,222
Tanya M. Acker(5)	$21,500	$28,462	—	—	—	—		$49,962
Roger H. Molvar	$83,250	$56,972	—	—	—	—		$140,222
Robert A. Stine	$122,000	$56,972	—	—	—	—		$178,972
Matthew P. Wagner(4)	—	—	—	—	—	—		—
Timothy B. Matz(6)	$28,125	—	—	—	—	—		$28,125
Douglas H. (Tad) Lowrey(6)	$28,125	—	—	—	—	—		$28,125

(1)
Amounts shown are based on the market value of the underlying stock on the date of grant. For further information, see Note 16, Stock-Based Compensation, to the Company's audited financial statements for the fiscal year ended December 31, 2016 included in the Company's Annual Report.

(2)
Represents life insurance premiums paid by the Company.

(3)
Represents life, disability and long-term care insurance premiums paid by the Company.

(4)
No compensation received for service on the Company's Board because individual is an employee director.

(5)
Ms. Acker joined the Company's Board on November 2, 2016.

(6)
On February 10, 2016, each of Messrs. Matz and Lowrey decided not to stand for re-election at the 2016 Annual Meeting of Stockholders.

Director Nominees

The skills, qualities, attributes and experience of the members of the Board provide the Company with a diverse range of perspectives to effectively address the Company's strategic objectives and represent our stockholders' best interests. The biographies below describe the skills, qualities, attributes and experience of the Board nominees.

Tanya M. Acker Independent Director Age: 46 Director Since: 2016 Committees: Risk (immediately following election at the Annual Meeting)	Background: Ms. Acker is an attorney and arbitrator who has served as one of three judges on a syndicated TV court program since 2014. Ms. Acker is also Of Counsel at Progress, LLP, where her practice focuses on business counseling and litigation. Currently, Ms. Acker serves on the board of Public Counsel, which provides free legal services, a position she has held since 2008. Beginning in 2015, Ms. Acker has served as a trustee on the Board of Trustees of Pacific Battleship Center, a nonprofit organization that operates the Battleship IOWA museum. Since 2013, Ms. Acker has served as a director and legal counsel for the Western Los Angeles County Council of the Boy Scouts of America. Since 2011, Ms. Acker has served as a director of the Western Justice Center, a nonprofit organization that promotes alternative dispute resolution. Ms. Acker is also the owner, President and Chief Executive Officer of Free Eagle Ventures, Inc., a California loan-out company. Ms. Acker operated her own private law practice from 2005 until 2013, when she joined the firm Goldberg, Lowenstein and Weatherwax. From 1997 to 2003, Ms. Acker worked at the law firms of Latham & Watkins and Gibson, Dunn & Crutcher, where her practice focused on corporate litigation involving public and private companies and constitutional matters.

Board Qualifications: Business Operations, Legal and Regulatory, Risk Management, Strategic Planning

Paul R. Burke
Independent Director

Age: 54
 Director Since:
2015
Committees:
Audit
CNG
ALM (Chairperson) (immediately following election at the Annual Meeting) Executive (immediately following election at the Annual Meeting)	Background: Mr. Burke is an officer and director of Northaven Management, Inc., a privately owned investment management firm that he co-founded in 1995 that focuses exclusively on equity investments in the financial services industry. From 2010 to 2015, Mr. Burke served as director of Square 1 Financial, Inc., a publicly traded financial services company where he served as Chairman of the Compensation Committee and as a member of the Audit, Asset Liability, and various other Committees. He also served as a director of Square 1 Bank from 2012 until 2015. Since 2009, Mr. Burke has served as a director of Kinloch Holdings, Inc. a private insurance brokerage firm, and, since 2015, he served as its Chairman and President, and he previously served as acting Chief Executive Officer. From 2001 to 2014, Mr. Burke served as a director of Eastern Insurance Holdings, Inc., a publicly traded property and casualty insurer where he chaired the Audit Committee and served on various other Committees. Mr. Burke served as a director of Northaven UK Limited from 2002 until 2013 and as a director of Rockhill Holding Company from 2007 to 2009. Mr. Burke was a Vice President at Bankers Trust's Financial Services Group where he spent 10 years involved in the origination and execution of mergers and acquisitions and restructuring and principal transactions for financial services firms.

Board Qualifications: Audit/Financial Reporting, Business Operations, Corporate and Investment Banking, Financial Services Experience, Leadership Experience of Highly-Regulated Business, Legal and Regulatory, Mergers and Acquisitions, Public Company Board Service, Risk Management, Strategic Planning

Craig A. Carlson Independent Director Age: 66 Director Since: 2010 Committees: Risk (Chairperson) Audit Executive	Background: Mr. Carlson is currently a self employed, financial institution consultant and California real estate broker. He was formerly a bank regulator for 36 years and has over 26 years of experience supervising a bank examination staff of over 125 individuals. From March 2007 until his retirement in June 2010, Mr. Carlson was Senior Deputy Commissioner and Chief Examiner of the Banking Program for the California Department of Financial Institutions ("DFI"), currently known as the California Department of Business Oversight. In this position, he was responsible for the supervision and regulation of all state chartered commercial and industrial banks as well as other institutions, and he served as a key advisor to the Commissioner of the DFI. Previously, he held positions as Senior Deputy Commissioner and Deputy Commissioner for the San Diego/Orange County Region for the DFI. Mr. Carlson has been a faculty member of the California Banking School and is an active member of the Conference of State Bank Supervisors where he presently serves as a member of its Accreditation Review team.

Board Qualifications: Audit/Financial Reporting, Business Operations, Corporate and Investment Banking, Financial Services Experience, Legal and Regulatory, Risk Management

John M. Eggemeyer, III Chairman of the Board Age: 71 Director Since: 2000 (Will become an Independent Director in August 2017) Committees: Executive (Chairperson)	Background: Mr. Eggemeyer has been an investor, executive and financial advisor in the field of commercial banking for over 30 years. Mr. Eggemeyer is co-founder and chief executive of Castle Creek Capital LLC, a private equity firm founded in 1990 that specializes in the financial services industry. Mr. Eggemeyer is also a director of Guaranty Bancorp, a position he has held since 2004, and he was Chief Executive Officer of Guaranty Bancorp from 2004 to 2006 and Chairman of the Board of Guaranty Bancorp from 2004 to 2010. Since December 2016, Mr. Eggemeyer has been a director of The Bancorp, Inc. Mr. Eggemeyer was a director of Heritage Commerce Corp. from August 2010 to December 2016, and he was a director of Pacific Western Bank from 2010 until 2014. Previously, he served as Chairman and Chief Executive Officer of White River Capital, Inc., a consumer finance company and its wholly owned subsidiary, Union Acceptance Company LLC, and as a director of TCF Financial Corporation and American Financial Realty Trust. In addition, Mr. Eggemeyer currently serves as a trustee of Northwestern University, where he serves on the Innovation and Entrepreneurship and Finance Committees.

Board Qualifications: Audit/Financial Reporting, Business Operations, Corporate and Investment Banking, Financial Services Experience, Leadership Experience of Highly-Regulated Business, Legal and Regulatory, Mergers and Acquisitions, Public Company Board Service, Risk Management, Strategic Planning

C. William Hosler Independent Director (Will be Lead Independent Director immediately following election at the Annual Meeting) Age: 53	Background: Mr. Hosler is the Chief Financial Officer and member of the Board of Directors of Catellus Acquisition Company, LLC, a commercial real estate property ownership, management and development company. Mr. Hosler also serves as a director of Fantex, Inc., a Delaware brand building company, where he chairs the Audit Committee and is a member of the Conflict Committee. From November 2008 until March 2011, Mr. Hosler provided consulting services to private equity firms Rockwood Capital and TPG Capital. Mr. Hosler served as a Director of CapitalSource Inc. from 2007 until 2014. Mr. Hosler previously served on the Board of Directors, Audit Committee and Corporate Governance and Nominating Committee of Parkway Properties, Inc., a self-administered, real estate investment trust.

Director Since: 2014 Committees: Audit	Board Qualifications: Audit/Financial Reporting, Business Operations, Corporate and Investment Banking, Financial Services Experience, Leadership Experience of Highly-Regulated Business, Legal and Regulatory, Mergers and Acquisitions, Public Company Board Service, Risk Management, Strategic Planning

CNG Executive (immediately following election at the Annual Meeting)

Susan E. Lester Independent Director Age: 60 Director Since: 2003 Committees: Audit (Chairperson) ALM Executive Risk	Background: Since April 2016, Ms. Lester has served as a Public Director for The Options Clearing Corporation, an equity derivatives clearing organization where she chairs the Audit Committee. From 2004 to March 2017, Ms. Lester served as a director of Arctic Cat, Inc., a publicly traded company where she chaired the Audit Committee and was a member of the Governance Committee. Ms. Lester is also a trustee of the Francis Parker School where she serves as the chair of the Finance Committee. From December 2010 until January 2014, Ms. Lester served as a director and member of the Audit, Governance, and Risk and Compliance Committees of Lender Processing Services, Inc. Ms. Lester served as the Chief Financial Officer of HomeSide Lending, Inc. from October 2001 to May 2002. She was the Chief Financial Officer of U.S. Bancorp from February 1996 to May 2000, in which position she was responsible for financial reporting and management, asset liability management, mergers and acquisitions, and compliance. Ms. Lester is a former trustee and treasurer of Hazeltine National Golf Club and a former chair of the Board of Trustees of the College of St. Benedict.

Board Qualifications: Audit/Financial Reporting, Business Operations, Corporate and Investment Banking, Financial Services Experience, Leadership Experience of Highly-Regulated Business, Legal and Regulatory, Mergers and Acquisitions, Public Company Board Service, Risk Management, Strategic Planning

Roger H. Molvar Independent Director Age: 61 Director Since: 2014 Committees: Audit CNG Risk	Background: Mr. Molvar is a private investor serving on the Board of Directors of First Financial Northwest, Inc., First Financial Northwest Bank, and First Financial Diversified Corporation where he chairs the Audit, Compliance and Risk Committees and is a member of the Compliance and Loan Committees. Mr. Molvar served as a director of CapitalSource Bank from its formation in 2008 until its merger with the Company in 2014, and he previously served as a director and a member of the Audit Committee of Farmers and Merchants Bank of Long Beach, California. From 2000 to 2004, Mr. Molvar was Chief Executive Officer of IndyMac Consumer Bank where he was responsible for the bank's consumer/branch banking business. Prior to joining IndyMac, Mr. Molvar was an Executive Officer and Management Committee member of The Times Mirror Company, and he previously served as Senior Vice President and Comptroller of First Interstate Bank of California. Mr. Molvar is the chair of the SEC and Financial Reporting Institute at the University of Southern California and is a member of the West Audit Committee Network.

Board Qualifications: Audit/Financial Reporting, Business Operations, Corporate and Investment Banking, Financial Services Experience, Leadership Experience of Highly-Regulated Business, Legal and Regulatory, Mergers and Acquisitions, Public Company Board Service, Risk Management, Strategic Planning

James J. Pieczynski Director Age: 54 Director Since: 2014 Committees: ALM Risk	Background: Mr. Pieczynski is Executive Vice President of the Company and President of the CapitalSource Division of Pacific Western Bank, and he is a director of Pacific Western Bank. Mr. Pieczynski served as a director of CapitalSource Inc. from January 2010 to April 2014 and as Chief Executive Officer of CapitalSource Inc. from January 2012 to April 2014. Mr. Pieczynski also served as President of CapitalSource Bank from January 2012 to April 2014, and he was a member of the Board of Directors of CapitalSource Bank from January 2013 to April 2014. Mr. Pieczynski previously served as CapitalSource Inc.'s Co-Chief Executive Officer from January 2010 through December 2011, President-Healthcare Real Estate Business from November 2008 until January 2010, and Co-President-Healthcare and Specialty Finance from January 2006 until November 2008. Mr. Pieczynski also serves on the Board of Directors, chairs the Nominating and Governance Committee and is a member of the Audit Committee and Compensation Committee of LTC Properties, Inc., a self-administered real estate investment trust.

Board Qualifications: Audit/Financial Reporting, Business Operations, Corporate and Investment Banking, Financial Services Experience, Leadership Experience of Highly-Regulated Business, Legal and Regulatory, Mergers and Acquisitions, Public Company Board Service, Risk Management, Strategic Planning

Daniel B. Platt (Will become an Independent Director in April 2017) Age: 70 Director Since: 2003 Committees: ALM Risk	Background: Mr. Platt is a former Executive Vice President of the Company, overseeing the Special Assets Group of Pacific Western Bank, a position he held from November 2009 until his retirement in April 2014. From November 2009 until April 2014, Mr. Platt served as a director of Pacific Western Bank. Currently, Mr. Platt serves as a director for a number of charitable organizations including A Step Beyond, where he serves as Chairman and Treasurer, The Barnabus Group, where he also serves as Treasurer, and the Rancho Santa Fe Foundation, where he serves as Treasurer and Chairman of the Finance Committee. From May 2003 to November 2009, Mr. Platt was President of Del Mar Financial, a real estate consulting firm. From November 1995 to June 2002, Mr. Platt was Executive Vice President and Chief Financial Officer of Burnham Pacific Properties, a publicly-traded, real estate investment trust. From 1983 to 1994, Mr. Platt held executive positions with Union Bank, Security Pacific Bank, and Bank of America.

Board Qualifications: Audit/Financial Reporting, Business Operations, Corporate and Investment Banking, Financial Services Experience, Leadership Experience of Highly-Regulated Business, Legal and Regulatory, Mergers and Acquisitions, Public Company Board Service, Risk Management, Strategic Planning

Robert A. Stine Independent Director Age: 70 Director Since: 2000 Committees: CNG (Chairperson) Executive	Background: In 2015, Mr. Stine joined the Board of Directors of Bolthouse Properties, LLC, a Kern County, California, based privately held real estate development and land management company. Mr. Stine is also a director of Rancho Santa Fe Foundation. Mr. Stine is the former President and Chief Executive Officer of Tejon Ranch Co., a publicly-traded real estate development and agri-business company, which positions he held from May 1996 until his retirement in December 2013. Mr. Stine also served as a director of Tejon Ranch Co. from 1996 until May 2015. Previously, Mr. Stine was the President and Chief Executive Officer of Collins Development Company, a diversified, privately held real estate development and asset management company based in San Diego, California from June 1986 until March 1995. Mr. Stine was a director of the Bakersfield Californian, a privately owned newspaper, from 1999 through 2009. He was also a founding director of Valley Republic Bank, a community bank located in Kern County, California, a position he held from 2008 until May 2015.

Board Qualifications: Audit/Financial Reporting, Business Operations, Corporate and Investment Banking, Financial Services Experience, Leadership Experience of Highly-Regulated Business, Legal and Regulatory, Mergers and Acquisitions, Public Company Board Service, Risk Management, Strategic Planning

Matthew P. Wagner Director Age: 60 Director Since: 2000 Committees: ALM	Background: Mr. Wagner has been the CEO of the Company and Pacific Western Bank since 2000. Mr. Wagner also serves on Pacific Western Bank's Board of Directors. Mr. Wagner served as a director of Guaranty Bancorp from 2004 to 2010. From 1996 to 1999, Mr. Wagner was President and Chief Executive Officer of Western Bancorp, when Western Bancorp was acquired by U.S. Bancorp. Prior to joining Western Bancorp, Mr. Wagner served as an Executive Vice President with U.S. Bancorp in Minneapolis, Minnesota, from 1990 to 1996, and as a Senior Vice President, from 1985 to 1990.

Risk Executive	Board Qualifications: Audit/Financial Reporting, Business Operations, Corporate and Investment Banking, Financial Services Experience, Leadership Experience of Highly-Regulated Business, Legal and Regulatory, Mergers and Acquisitions, Public Company Board Service, Risk Management, Strategic Planning

2017 Stock Incentive Plan
In this section, you will find:
• Details of the 2017 Stock Incentive Plan • Background of the Stock Incentive Plan • Types of Stock Awards

PROPOSAL 2: APPROVAL OF THE 2017 STOCK INCENTIVE PLAN

2017 Stock Incentive Plan

On February 15, 2017, upon the recommendation and approval of our CNG Committee, our Board approved the adoption of the 2017 Stock Incentive Plan (the "2017 SIP"), subject to approval by our stockholders at the Annual Meeting. Unless terminated sooner or as otherwise set forth below, the 2017 SIP will expire on December 31, 2022. Upon approval of the 2017 SIP by the Company's stockholders, the PacWest Bancorp 2003 Stock Incentive Plan, as amended and restated as of May 16, 2016 (the "2003 SIP") (including the share reserve that rolled over from the CapitalSource Inc. Third Amended and Restated Equity Incentive Plan (the "CapitalSource Plan")) will be frozen, and no new awards will be granted under the 2003 SIP after such date. The 2017 SIP is essentially the same as the Company's 2003 SIP except that (i) the 2017 Plan has significantly less shares available for grant than the 2003 SIP (4,000,000 shares under the 2017 SIP versus 12,314,325 shares remaining for grant under the 2003 SIP), thereby reducing the potential dilutive effect of the Company's stock incentive plan, (ii) the 2017 SIP includes an election to have the Company withhold shares at the maximum rate permitted under applicable tax rules (as opposed to the minimum statutory rate under the 2003 SIP), (iii) the 2017 SIP incorporates a one year minimum vesting provision for all awards under the plan (with a permitted 5% carve-out), and (iv) the 2017 SIP expires on December 31, 2022 (as opposed to May 31, 2019 for the 2003 SIP).

Like the 2003 SIP, the 2017 SIP permits certain equity and other performance-based awards (including PRSUs) that may be granted to be considered "qualified performance-based compensation" as defined under Section 162(m) of the Internal Revenue Code (the "Code"). Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the CEO and the three other most highly compensated officers (other than the CFO) whose compensation is required to be reported in the summary compensation table of a publicly-held company. Certain types of compensation, however, including performance-based compensation, are excluded from this limit provided the compensation satisfies at least three conditions: (i) the compensation must be payable on account of the attainment of one or more pre-established, objective performance goals, (ii) the material terms of the compensation and the performance goals must be disclosed to and approved by stockholders before payment, and (iii) a committee of the Board of Directors that is comprised solely of two or more "outside directors" must certify that the performance goals have been satisfied before payment.

If approved by the stockholders, the 2017 SIP will be effective as of the date of the Annual Meeting. A description of the material provisions of the 2017 SIP is included below under the section entitled "Summary of the 2017 Stock Incentive Plan" and the 2017 SIP is attached as Appendix A to this document.

In the event that the 2017 SIP is not approved by stockholders at the Annual Meeting, then the 2017 SIP shall terminate and the Company will continue to be able to make grants under its 2003 SIP (including the share reserve that rolled over from the CapitalSource Plan).

The PacWest Board of Directors recommends a vote "FOR" the 2017 Stock Incentive Plan.

Background

As of December 31, 2016, there were 121,283,669 shares of common stock outstanding.

Our equity-based compensation model, including the broad-based participation of our employees and the portion of equity compensation paid to our senior executives and our Board, results in a "burn rate" as indicated in the chart below. Burn rate is the calculation for measuring the annual usage of shares.

		2014	2015	2016	Average
(a)	Stock and time-based restricted stock granted to employees and directors(1)	1,143,293	633,215	704,328	826,945
(b)	Performance stock units vested(1)	0	0	0	0
(c)	Shares underlying options granted(1)	0	0	0	0

(d)	Net increase in diluted shares due to equity awards (a+b+c)(1)	1,143,293	633,215	704,328	826,945
(e)	Weighted-average basic shares outstanding	86,852,400	106,326,600	120,238,500	104,472,500
(f)	Burn rate (e/f)(2)	1.32%	0.60%	0.59%	0.80%

(1)
Reflects the gross number of shares and shares underlying awards made to employees and directors during the respective year. For PRSUs, the amounts reflect the number of shares vested upon actual performance achieved.

(2)
Not adjusted for forfeitures, withholding and expirations, which would reduce the burn rate if taken into account.

If the 2017 SIP had been adopted as of December 31, 2016, our CNG Committee recognizes that, as commonly calculated, the total potential dilution or "overhang" resulting from the adoption of the 2017 SIP would be 4.64%. The overhang is calculated as follows as of December 31, 2016:

(a)	Shares available under the 2017 SIP	4,000,000
(b)	Shares underlying outstanding time-vested restricted stock awards	1,476,132
(c)	Shares underlying outstanding performance stock units (based on target performance)	153,715

(d)	Total shares authorized for or outstanding under employee awards (a+b+c)	5,629,847
(e)	Total shares outstanding	121,283,669
(f)	Overhang (d/e)	4.64%

The total number of shares available for grant under the 2017 SIP is much smaller than the number of shares available for grant under the 2003 SIP that it is replacing and will reduce the potential dilutive effect of the Company's stock incentive plan. In addition, there are no appreciation awards/options, warrants or rights currently outstanding.

Summary of the 2017 Stock Incentive Plan

A summary of the 2017 SIP appears below. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the 2017 SIP itself. The 2017 SIP is attached as Appendix A to this document.

Introduction

The Company requests that its stockholders approve the 2017 SIP. The 2017 SIP will be instrumental in promoting the success of the Company by providing additional means to attract, retain, motivate, and reward key employees and non-employee directors of the Company through grants of equity compensation for high levels of individual performance and financial performance of the Company while, at the same time, aligning Company performance with stockholder interests. The Board continues to believe that the ability to offer time-based restricted stock awards, performance-based restricted stock unit awards and other forms of equity compensation is a valuable tool for attracting, retaining, motivating, and rewarding key employees, non-employee directors and consultants and therefore recommends adoption of the 2017 SIP.

The material features of the 2017 SIP are described below.

Administration; Eligibility and Vesting

The 2017 SIP is administered by the CNG Committee. Company employees and non-employee directors are eligible to participate, and the number of employees and non-employee directors eligible to participate in the 2017 SIP may increase or decrease from time to time. As of December 31, 2016, approximately 1,684 officers and employees and 11 non-employee directors would have been eligible to receive awards under the 2017 SIP. Awards may also be granted to consultants or advisors who perform or agree to perform bona fide services for the Company, except that options intended to qualify as incentive stock options ("ISOs") within the meaning of Section 422 of the Code may only be granted to employees. The CNG Committee determines the persons who will receive awards, the time when awards will be granted, the terms of the awards and award agreements, and the number of shares of Company stock subject to such awards. See "—Types of Awards" below. The CNG Committee will determine the vesting and, where applicable, the expiration date of awards, but awards that provide for the right to acquire stock may not remain outstanding more than 10 years after the grant date or, as discussed below, five years in the case of certain employee ISOs.

Shares Available for Grant; Adjustments; Transferability

  Shares Available for Grant

Subject to adjustment as described below, the total number of shares of common stock that may be subject to awards granted under the 2017 SIP is 4 million. The maximum number of shares for which options, stock appreciation rights ("SARs"), and performance stock awards (including performance stock units) may be granted to a single participant in any fiscal year is 250,000, in each case. These limitations are subject to adjustment in the event of certain changes in the capitalization of the Company. See "—Adjustments and Extraordinary Events" below. Shares of common stock underlying awards will be available for reissuance under the 2017 SIP in the event that an award expires or is canceled or otherwise terminated without the delivery of common stock. In addition, to the extent that shares issued under the 2017 SIP are repurchased by the Company, such shares will again be available for reissuance under the 2017 SIP, except that the aggregate number of shares issuable upon the exercise of ISOs may not exceed 4 million shares. Shares that are withheld or tendered to the Company to pay taxes or to pay the exercise price of options or other awards will not become available for reissuance under the 2017 SIP, and shares subject to a SAR that are not issued in connection with the stock settlement of that SAR will not become available for reissuance under the 2017 SIP.

  Adjustments and Extraordinary Events

The 2017 SIP provides that if there is any increase or decrease in the number of issued and outstanding shares of common stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Company's common stock, any extraordinary cash dividend, or any other increase or decrease in the number of issued and outstanding shares of common stock, effected without the receipt of consideration by the Company, then the limitations on the number of shares reserved for delivery under the 2017 SIP, the limitations on the number of stock options or SARs which may be granted in any one calendar year, the number of shares that pertain to each outstanding award and the exercise price of each option and SAR will be proportionately adjusted.

  Transferability

Generally, awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the participant, only by the participant. The CNG Committee, however, may permit a participant to transfer any awards, other than ISOs, to one or more of the participant's immediate family members or to trusts established in whole or in part for the benefit of the participant and/or one or more of the participant's immediate family members, to the extent that neither the transfer of such award to the immediate family member or trust, nor the ability of a participant to make such a transfer, will have adverse consequences to the Company or the participant by reason of Section 162(m) of the Code. See "—Termination of Service, Disability or Death" below.

Term of the 2017 SIP

Unless terminated sooner, the 2017 SIP will expire on December 31, 2022.

Types of Awards—Performance Stock Awards and Restricted Stock Awards

  Performance Stock Awards

Under the 2017 SIP, the CNG Committee may grant performance-based restricted stock awards. Performance-based restricted stock awards are granted subject to a risk of forfeiture which lapses as the participant vests in the stock granted. Subject to the minimum vesting limitations set forth in the 2017 SIP, the participant vests in the common stock underlying such performance-based restricted stock award, in whole or in part, if certain goals established by the CNG Committee are achieved over a designated period of time, but in no event more than 10 years after the grant date. If the performance goals are not satisfied within the designated period of time, the performance-based stock award will automatically be forfeited.

  Performance Criteria

Under the 2017 SIP, at the discretion of the CNG Committee, the performance goals for performance stock awards may be based upon the attainment of one or more of the following business criteria, determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: (i) net income; (ii) return on average assets ("ROAA"); (iii) cash ROAA; (iv) return on average equity ("ROE"); (v) cash ROE; (vi) diluted or basic earnings per share ("EPS"); (vii) cash EPS; (viii) stock price; (ix) TSR; (x) net charge-offs/total assets; (xi) non-performing assets/total assets; (xii) classified assets/(Tier I Capital + ALLL); (xiii) net interest margin (tax equivalent); (xiv) return on average tangible common equity; and (xv) efficiency ratio. When establishing performance goals for a performance-based restricted stock award, the CNG Committee may exclude (or make adjustments on account of) any or all "unusual or infrequently occurring" items as determined under U.S. generally accepted accounting principles (including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations and other unusual or infrequently occurring items), changes in applicable tax laws or accounting principles or such other factors as the CNG Committee deems appropriate. The CNG Committee may also grant performance-based restricted stock awards that vest over the passage of time, but for which vesting is accelerated upon the attainment of specified performance goals.

  Restricted Stock Awards

Under the 2017 SIP, the CNG Committee may grant time-based restricted stock awards to eligible participants. Subject to the minimum vesting limitations set forth in the 2017 SIP, the participant vests in the common stock underlying such time-based restricted stock awards at such times and under such conditions as are determined by the CNG Committee and set forth in the time-based restricted stock award agreement. The Company intends that time-based restricted stock awards will vest over specified periods of time and will not require the satisfaction of any performance conditions in order to vest.

  Rights as Stockholder; Payment of Dividends

Upon the granting of a time-based stock award and the vesting of a performance-based restricted stock award, the participant has the rights of a stockholder with respect to the voting of the common stock underlying such award, subject to the conditions contained in the award agreement. The award agreement may require or permit the immediate payment, waiver, deferral, or investment of dividends paid on the shares of common stock underlying a restricted stock award or performance stock award.

Dividends are not paid on a current basis on unvested performance-based restricted stock awards. Instead, any dividends will be accrued and paid out when the performance-based restricted stock award vests based on the actual number of shares delivered. Unvested time-based restricted stock awards are entitled to receive any dividends on a current basis.

  Vesting

Subject to the minimum vesting limitations set forth in the 2017 SIP, all stock awards will vest at such times and under such conditions as determined by the CNG Committee and as set forth in the relevant stock award agreement.

Types of Awards—Stock Options

  Stock Options

Under the 2017 SIP, the CNG Committee may from time to time grant stock options, either ISOs or non-statutory stock options, to acquire shares of the Company's common stock to eligible participants. As required by the Code and applicable regulations, ISOs are subject to certain limitations not applicable to non-statutory stock options. The exercise price of all stock options will be determined by the CNG Committee, but may not be less than 100% of the fair market value of the Company's common stock on the date of grant. The exercise price for any ISO granted to an eligible employee owning more than 10% of the total combined voting power of all classes of the Company's stock may not be less than 110% of the fair market value of the Company's common stock on the date of grant. In addition, the term of such ISO may not exceed five years from the date of grant.

The exercise price of options may be adjusted in the event of changes in the capitalization of the Company. See "—Adjustments and Extraordinary Events" above. The aggregate fair market value (determined on the date of grant) of common stock subject to all ISOs held by an employee that vest in any single calendar year cannot exceed $100,000.

  Vesting

Subject to the minimum vesting limitations set forth in the 2017 SIP, all stock options will be exercisable and will vest at such times and under such conditions as determined by the CNG Committee and set forth in the relevant stock option agreement.

  Method of Exercise

The form of consideration to be received and the method of payment for shares of common stock to be issued upon exercise of a stock option is determined by the CNG Committee (subject to the paragraph below) and may consist of cash, check, recourse note carrying a market interest rate that may or may not be secured in the discretion of the CNG Committee, delivery of previously acquired Company common stock, or any combination of the foregoing. Any shares so delivered to the Company shall be valued at their fair market value on the exercise date.

Holders of stock options have the right to use previously vested stock in satisfaction of all or a part of the stock option exercise price as follows: (i) a holder can elect to have the Company withhold from the stock otherwise issuable upon the exercise of such stock option a portion of the stock with an aggregate fair market value equal to the stock option exercise price or (ii) the holder can elect to deliver to the Company at the time the stock option is exercised, stock previously acquired by the holder with an aggregate fair market value equal to the stock option exercise price.

Types of Awards—Stock Appreciation Rights

Under the 2017 SIP, the CNG Committee may from time to time grant SARs. The exercise price of all SARs will be determined by the CNG Committee, but the price may not be less than the fair market value of the Company's common stock on the date of grant. Upon exercise of a SAR, the participant (or any person having the right to exercise the SAR after his or her death) shall receive an amount equal to the amount by which the fair market value of a share on the date of surrender exceeds the exercise price of such SAR. We will pay this amount in the form of common stock, cash, or any combination thereof as determined by the CNG Committee. Subject to the minimum vesting limitations set forth in the 2017 SIP, all SARs will be exercisable and will vest at such times and under such conditions as determined by the CNG Committee and set forth in the relevant SAR agreement. Upon the occurrence of a vesting event as described below under "—Treatment of Awards Upon a Change in Control", all SARs that are outstanding on such date will become exercisable whether they are vested or not.

Termination of Service, Disability or Death

  Termination of Service

Upon termination of service other than due to death, disability or cause, the participant may exercise his or her option or SAR on or prior to the date that is three months following the date of termination to the extent that such participant was entitled to exercise such option or SAR on the date of termination (but in no event later than the expiration of the term of such option or SAR). Treatment of time-based and performance-based restricted stock awards on termination of service is determined under the applicable award agreement.

  Disability of Participant

Upon termination of service due to disability, the participant may exercise his or her option or SAR on or prior to the date that is 12 months following the date of termination to the extent that such participant was entitled to exercise such option or SAR on the date of termination (but in no event later than the expiration of the term of such option or SAR). Treatment of time-based and performance-based restricted stock awards due to disability is determined under the applicable award agreement.

  Death of Participant

In the event that a participant should die while in service, the participant's option or SAR may be exercised by the participant's estate or by a person who has acquired the right to exercise the option or SAR by bequest or inheritance, but only on or prior to the date that is 12 months following the date of death, and only to the extent that the participant was entitled to exercise the option or SAR at the date of death (but in no event later than the expiration date of the term of such option or SAR).

Time-based and performance-based restricted stock awards accelerate vesting and vest in full with performance deemed achieved (i) at target level with respect to all open performance periods if death occurs during the performance period, and (ii) at the actual performance level if death occurs after the end of the performance period and before the vesting date.

Treatment of Awards Upon a Change in Control

In the event of a Change in Control, awards will not vest upon the closing of the transaction and will be subject to double-trigger vesting upon (i) the termination of a participant's service without cause or the participant's resignation for good reason within 24 months after the Change in Control or (ii) death, provided that with respect to performance-based restricted stock (x) that have a separate target and maximum performance level, awards will be deemed earned (a) at the target level with respect to all open performance periods if a Change in Control occurs within six months after the date of grant or (b) at the actual performance level as of the date of the Change in Control if the Change in Control occurs more than six months after the date of grant, and (y) that do not have a separate target and maximum performance level, awards will be deemed earned at the target performance level, and in all cases, such performance-based restricted stock awards will cease to be subject to any further performance conditions.

For purposes of the 2017 SIP, "Change in Control" generally means: (i) the consummation of a plan of dissolution or liquidation of the Company; (ii) the incumbent board members cease to constitute at least two-thirds of the Company's Board; (iii) the consummation of a plan of reorganization, merger or consolidation involving the Company, if the Company's stockholders do not hold at least 70% of the combined voting power of the resulting company or the individuals who were members of the Company's incumbent Board do not constitute at least two-thirds of the board of directors of the resulting company; (iv) the sale of all or substantially all of the assets of the Company; or (v) the acquisition by another person of stock representing more than 50% of the Company's then outstanding voting power.

Amendment and Termination of the 2017 SIP

The Board may at any time amend, alter, suspend, or discontinue the 2017 SIP in its discretion, but no amendment, alteration, suspension, or discontinuation may be made which would impair the rights of any participant under any grants made without his or her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Company's common stock is then listed), the Company will obtain stockholder approval of any amendment to the 2017 SIP in such a manner and to such a degree as is required.

No Repricing or Reloads

The CNG Committee may not, without first obtaining stockholder approval, take any action that would be considered a "repricing" of options or other awards (or cash buyback of underwater options or other awards) including (i) any reduction in the exercise price or cancellation of an option or other award in exchange for an option or other award with a lower exercise price or

(ii) cancellation of an option or other award for cash or another grant if the exercise price of the option or other award is greater than the fair market value of the shares subject to the option or other award at the time of cancellation. The CNG Committee may not grant any awards with automatic reload features.

Minimum Vesting

All awards will be subject to a minimum vesting schedule of at least 12 months following the award grant date (including performance awards, which will be subject to a minimum performance period of at least 12 months); provided, however, that vesting for all awards may accelerate in connection with the earlier of: (1) the termination of a participant's service by the Company or any successor entity thereto without cause (as defined in the 2017 SIP) or by the participant for good reason (as defined in the award agreement, if applicable) within 24 months following the occurrence of a Change in Control; and (2) the death of a participant. Notwithstanding the foregoing, up to 5% of the shares available for grant under the 2017 SIP may be granted with a minimum vesting schedule that is shorter than 12 months.

Federal Income Tax Consequences

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to the grant of stock options, SARs, and restricted stock awards. This summary is not intended to (and does not) constitute tax advice to participants in the 2017 SIP and is not intended to be exhaustive and, among other things, does not describe state, local, or foreign tax consequences. Participants are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of awards under the 2017 SIP, including any state, local, or foreign tax consequences and the effect, if any, of gift, estate, and inheritance taxes.

  Stock Options and SARs

The grant of a stock option or SAR will generally create no tax consequences for the participant or the Company at the grant date. A participant will generally not recognize taxable income upon exercising an ISO except that the alternative minimum tax may apply (depending on the participant's individual circumstances). Upon exercising a stock option (other than an ISO) or SAR, the participant will recognize ordinary income equal to the excess of the fair market value of the freely transferable and nonforfeitable common stock (and/or cash or other property) acquired on the date of exercise over the exercise price.

If a participant holds common stock acquired under the ISO for at least two years from the grant date and one year from the exercise date, referred to as the required holding period, any gain or loss realized by the participant upon the subsequent disposition of such common stock will be taxed as long-term capital gain or loss and may be subject to a 3.8% net investment income tax. Upon a disposition of common stock acquired upon exercise of an ISO before the end of the required holding period, the participant generally will recognize ordinary income equal to the lesser of: (i) the excess of the fair market value of the common stock at the date of exercise of the ISO over the exercise price or (ii) the amount realized upon the disposition of the ISO common stock over the exercise price. Otherwise, a participant's disposition of common stock acquired upon the exercise of a stock option (including an ISO for which the required holding period is met) or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such common stock (the tax basis in stock option common stock generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the stock option, although special rules may apply if the exercise price is paid in previously acquired common stock).

  Performance Stock and Restricted Stock Awards

Generally, the recipient of an award of performance stock or restricted stock will not recognize ordinary income at grant. Instead, the participant generally will recognize ordinary income when the performance stock or restricted stock becomes vested, equal to the fair market value of the common stock on the vesting date. The Company will generally receive a tax deduction equal to the amount of ordinary income recognized by the recipient.

Limits on Value of Awards to Non-Employee Directors

No non-employee director may be granted compensation with a value in excess of $1,000,000 in any calendar year, with the value of equity-based awards based on the accounting grant date value of the award.

Deduction/Section 162(m) of the Internal Revenue Code

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with the delivery of common stock (or cash) pursuant to a restricted stock award or the exercise of a stock option or SAR. The Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the common stock for the required holding period prior to disposition of the common stock and is generally not entitled to a tax deduction with respect to any amount that represents a capital gain to a participant or that represents compensation in excess of $1 million paid to "covered employees" that is not "qualified performance-based compensation" under Section 162(m) of the Code. For this purpose, a "covered employee" means our CEO and our three highest compensated employees other than the CFO (based on compensation reported to our stockholders). The 2017 SIP is intended to satisfy the "performance-based compensation" exception under Section 162(m) of the Code with respect to stock options, SARs, and other awards that are subject to the achievement of performance goals.

For more complete information concerning the 2017 SIP, please refer to Appendix A.

New Plan Benefits

The amount of each recipient's award for future years will be determined based on the discretion of the CNG Committee and therefore cannot be calculated. There is no formula used to determine the number or value of awards. As a result, we cannot determine the number or type of awards that will be granted under the 2017 SIP to any participant in 2017, if any, or in subsequent fiscal years. The awards granted in 2016 under the 2003 SIP, which would not have changed if the 2017 SIP had been in place instead of the 2003 SIP, are set forth in the table below.

Awards Granted in 2016 Under the 2003 Stock Incentive Plan

Name and Position	Dollar value ($)(1)	Number of Shares/Units(2)

Matthew P. Wagner Chief Executive Officer	$2,597,158	88,651

Patrick Rusnak Chief Financial Officer	$1,154,269	39,400

James J. Pieczynski President, CapitalSource Division	$1,923,786	65,666

Bryan M. Corsini Chief Credit Officer	$721,431	24,625

Stan R. Ivie Chief Risk Officer	$1,924,972	53,221

Current executive officers as a group (includes NEOs)	$10,610,216	346,156

Current non-employee directors as a group	$655,192	17,252

Employees other than executive officers as a group	$14,159,801	494,635

(1)
Dollar value reflects the grant date fair value of all stock awards granted in 2016.

(2)
Includes PRSUs and RSAs granted in 2016. For PRSUs, stock units granted are based on the target number of shares.

For more complete information concerning the 2017 SIP, please refer to Appendix A.

Equity Compensation Plan Information

The following table provides information as of December 31, 2016, regarding securities to be issued under our equity compensation plans in effect during fiscal year 2016:

Plan Category	Plan Name	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by security holders	The PacWest Bancorp 2003 Stock Incentive Plan(1)	—	(2)	—	12,314,325	(3)

Equity compensation plans not approved by security holders	None	—		—	—

(1)
The 2003 SIP was last approved by our stockholders at our 2016 Annual Stockholders Meeting. The authorized number of shares available for issuance under the 2003 SIP was increased to 9,000,000 shares at our 2014 Special Stockholders Meeting. Upon consummation of the CapitalSource Inc. merger on April 7, 2014, an additional 10,686,565 shares were added to the 2003 SIP. Such shares were available for grant under the former CapitalSource Inc. Equity Incentive Plan and remain available for grant to: (a) former employees of CapitalSource Bank who remain employed by the Company, and (b) newly hired employees of the Company. Upon approval of the 2017 SIP by the stockholders, the 2003 SIP (including the CapitalSource Inc. share reserve that rolled over in connection with the CapitalSource Inc. merger) will be frozen, and no new awards will be granted under the 2003 SIP.

(2)
Amount does not include the 1,476,132 shares of unvested time-based restricted stock and the 153,715 performance stock units (based on target performance) outstanding with zero exercise price as of December 31, 2016.

(3)
The 2003 SIP permits these remaining shares to be issued in the form of options, restricted stock awards, or stock appreciation rights. The amount includes 9,035,069 shares remaining from those added to the 2003 SIP from the CapitalSource Inc. merger.

COMPENSATION MATTERS
In this section, you will find:
• Compensation Discussion and Analysis • Best Practices Compensation Matters • NEO Summary Compensation Table

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis ("CD&A") provides information about our executive compensation principles and process governing the compensation of our NEOs for 2016. The principles and process of the CNG Committee are structured to closely align executive compensation with the Company's performance and the creation of long-term stockholder value. The Company's compensation disclosure in this Proxy Statement includes the following NEOs (the CEO, the CFO and the three highest paid other executive officers):

  •
  Matthew P. Wagner, CEO and President of the Company and CEO and President of Pacific Western Bank (the "Bank")

  •
  Patrick J. Rusnak, Executive Vice President and CFO of the Company and the Bank

  •
  James J. Pieczynski, Executive Vice President of the Company and President of the CapitalSource Division of the Bank

  •
  Bryan M. Corsini, Executive Vice President and CCO of the Company and Executive Vice President of the Bank

  •
  Stanley R. Ivie, Executive Vice President, CRO of the Company and the Bank

Executive Summary

The Company continued its superior operating performance in 2016 in key financial areas. Our financial performance below highlights the growth and success of our Company in the last five years.

Fiscal Year	Diluted Earnings Per Share	Net Earnings (In Millions)	Tangible Book Value Per Share	Total Assets (In Billions)	Return on Average Assets	Return on Tangible Common Equity[4]

2016	$2.90	$352.2	$18.71	$21.9	1.66%	15.5%
2015	$2.79	$299.6	$17.86	$21.3	1.70%	15.8%
2014	$1.92	$168.9	$17.17	$16.2	1.27%	11.9%
2013	$1.08	$45.1	$12.72	$6.5	0.74%	8.3%
2012	$1.54	$56.8	$13.22	$5.5	1.04%	11.8%

Additional 2016 financial and non-financial highlights are as follows:

  •
  Net earnings of $2.90 per diluted share, up 4% from 2015;

  •
  Net loan growth of $978 million, or 7%;

  •
  Core tax equivalent net interest margin ("NIM") of 5.10%4;

  •
  Return on Average Assets of 1.66%;

  •
  Increased core deposits by $2 billion;

  •
  Returned $271 million to stockholders through dividends and share repurchases; and

  •
  Ranked by Forbes magazine as the best performing of the 100 largest publicly-traded U.S. banks in the 2017 list of America's Best Banks.

4
The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding our operational performance and to enhance investors' overall understanding of such financial performance. The methodology for determining these non-GAAP measures may differ among companies.

Stockholder Outreach; "Say-on-Pay"

In 2016, we received a 96.87% "say on pay" approval vote evidencing that our stockholders agree with our compensation principles and process. We provide our stockholders the ability to annually cast their advisory vote on the compensation of our NEOs. During our stockholder outreach over the past several years, we spoke to a number of our stockholders and took the following actions to make sure our executive compensation more closely aligns Company performance to stockholder interests:

  •
  Aligned long-term performance incentive awards with stockholder interests by tying incentive awards to, among other things, key financial metrics based on objective criteria;

  •
  Made 50% of executive incentive equity compensation variable or performance based;

  •
  Enhanced our CD&A disclosure to better explain the Company's compensation principles and process;

  •
  Established a clawback policy to enable the Company to recover executive incentive compensation if, among other things, the Company restates its financial statements;

  •
  Established a stock ownership policy for executive officers and our directors that requires minimum ownership as a multiple of base salary, in the case of executive officers, and minimum ownership as a multiple of their annual cash retainer, in the case of our directors;

  •
  Removed income tax gross-up payments in the event of a future change in control of the Company; and

  •
  Established double-trigger change in control vesting provisions for equity compensation awards.

The above enhancements to our compensation program demonstrate our commitment to ensuring that our executive compensation program aligns our executives' compensation with the Company's short-term and long-term performance and stockholder interests and, at the same time, provides the compensation and incentives needed to attract, reward, motivate, and retain key executives.

Summary of 2016 Compensation Decisions

Based on feedback received from our stockholders and assistance received from WTW, we made significant changes to our 2016 executive compensation program to ensure that the Company's annual bonus plan and equity awards design continued to be aligned with Company performance. As a result of our continued solid 2016 financial and nonfinancial results, the successful integration of Square 1 Financial Inc. into our operations, achieved targeted regulatory ratings, and excellent talent retention, we increased the base salaries of each of our NEOs (with the exception of Mr. Ivie, who was hired in 2016) as detailed below and paid each of our NEOs annual bonuses equal to 101.8% of their respective target award opportunities pursuant to the Company's 2016 Executive Incentive Plan ("EIC Plan"). In addition, we made grants to each of our NEOs in the form of approximately 50% restricted stock awards and approximately 50% performance restricted stock unit awards as described in detail below to further align executive compensation to significant measures of Company performance and stockholder interests.

Compensation Principles and Process

The CNG Committee administers the Company's compensation program and incentive plans, including the EIC Plan. The EIC Plan is designed to align executive compensation with the Company's short-term and long-term performance, enhance and reinforce the Company's goals of profitable growth, continue sound overall financial practices, and continue creating stockholder value.

A material portion of the total compensation opportunity for each of our executives, including our NEOs, is directly tied to financial performance factors that measure our success relative to compensation plan performance goals and peers and, accordingly, our executive compensation is at risk depending on Company performance. The Company believes that its executive compensation program balances risk and financial results in a manner that does not encourage imprudent risk-taking.

The CNG Committee reviews executive compensation levels paid by peer companies across a range of asset sizes based on available data. Key elements of compensation to our NEOs and other executive officers include payout following the achievement of financial and non-financial objectives. The CNG Committee intends to pay total compensation at the high end of the range among its peer group for total compensation only if the Company performs at the high end of the range among its peers.

The CNG Committee has not established a policy or target for the allocation between cash and non-cash or short-term and long-term compensation. Rather, the CNG Committee undertakes a subjective analysis in light of the principles described herein and, in connection with its analysis, reviews and considers information provided by independent compensation consultants and surveys to which the Company subscribes to determine the appropriate level and mix of base compensation, performance-based pay, and other elements of compensation.

Our compensation philosophy is best supported by the following principles:

Compensation Program Principles	How Principles are Achieved

Executives Should be Engaged and Aligned with Stockholders Through Equity Compensation	• Long-term incentive awards are equity based. • A material portion of executive compensation is equity based.
• All NEOs are subject to stock ownership requirements.

Attract, Retain, Motivate, and Reward our Highly Talented Executives	• Competitive compensation and material stock awards.
• Executives are only rewarded with above target compensation if above target goals are achieved.
• A significant portion of our NEO long-term incentive awards are subject to key financial metrics.

Pay for Performance	• Awards are based upon performance of Company financial and non-financial goals.
• If performance is below the threshold targets, there are no bonus payouts and awards will be below target levels or forfeited.

Balance Risk	• Payments of certain long-term incentive equity awards are deferred through vesting requirements.
• The Company's clawback policy applies to all awards, including long-term incentive awards.

Competition	• Performance objectives are aligned with financial and non-financial goals.
• Compensation program provides incentives for executives to exceed Company goals.

The primary principle of our compensation program is to engage and align a substantial portion of executive compensation to the financial strength, long-term profitability, and risk management of the Company and to long-term stockholder value creation. The CNG Committee achieves this principle by tying meaningful grants of equity compensation to significant measures of Company financial and non-financial performance and by establishing performance goals for incentive compensation and granting stock awards that are tied to financial objectives that are meaningful to our stockholders and promote the long-term success of the Company. The Company's annual and long-term goals and objectives are designed to ensure the Company continually strengthens its financial position and improves its long-term value for stockholders. The annual goals and objectives are designed to direct the Company toward its long-term goals and may change from year to year based on the underlying economic market climate and outlook.

The second principle of our compensation program is to attract, retain, motivate, and reward our highly talented executive officers. Our executives, and particularly our NEOs, are talented managers often presented with opportunities at other institutions, including opportunities at potentially higher compensation levels. The Company does not currently have employment agreements with any of its executive employees. Accordingly, we seek to retain and reward our executives by setting base compensation and incentive bonuses at competitive levels and by awarding meaningful stock-based awards. In addition, the identification of talented leaders and a leadership strategy to create an appetite for growth opportunities is critical to our continued competitive advantage and long-term stockholder interests and value creation.

The Company is committed to the compensation principle of paying for performance, and we believe our compensation mix encourages prudent risk taking and only rewards individuals if our activities are successful and, conversely, negatively impacts executives for poor performance. Our compensation performance objectives are aligned with financial and non-financial goals to create long-term stockholder value and to sustain our competitive advantage.

Elements of Compensation

The principal components of the Company's executive compensation program are listed below. In allocating total compensation, we seek to provide competitive levels of fixed compensation (base salary) and, through annual and long-term incentives, provide for increased total compensation when performance objectives are met or exceeded and appropriate downward adjustment if performance objectives are not met.

Compensation Component	Form	Principal Objectives
Base Salary	• Cash	• Market and internal performance
Annual Cash Incentive Bonus	• Cash	• Pay for performance • Market and internal performance • Reward profitability, targeted growth and risk and credit management
Equity Compensation	• Restricted Stock Awards • Performance Restricted Stock Units	• Pay for performance • Align management and stockholder interests • Market and internal performance • Balance short and long-term objectives

Base salaries for the NEOs are set at levels that are intended to reflect the competitive marketplace in attracting, retaining, motivating and rewarding quality executives. In determining base salaries, the CNG Committee considers the following elements: (i) individual performance based on experience and scope of responsibility, (ii) non-financial performance indicators including strategic developments for which an executive has responsibility and managerial performance, (iii) structure and complexity of the Company, (iv) compensation paid by peers, (v) functionality of the executive management team, (vi) economic conditions in the Company's market areas, and (vii) analyses or guidance from consultants during the annual review process.

Annual cash incentive bonuses for NEOs and other individuals are granted under the EIC Plan based solely on the achievement of certain performance targets. The performance targets established under our EIC Plan generally represent an increase in the performance target over the previous fiscal year, a significant achievement in a given economic environment, or meaningful goals that balance the performance of the Company and return to stockholders with prudent risk management. Financial performance targets corresponding to achievement of a payout equal to a participant's target incentive are set at levels equal to the Company's budgeted financial performance for the current fiscal year. The achievement levels and corresponding award opportunities are not determined by the CNG Committee based on any set formula or pre-determined methodology, but, instead, reflect the CNG Committee's review of data and recommendations from its independent compensation consultant as well as subjective determinations made by the CNG Committee with respect to the appropriate incentives to encourage management to focus on the profitability, targeted growth and corresponding management of risk for the Company. It is possible that not all NEOs and other individuals will receive an annual cash incentive bonus, and our NEOs and other individuals will receive different annual cash incentive bonuses.

We provide a meaningful portion of the compensation of our NEOs and other individuals in the form of equity compensation. The CNG Committee grants restricted stock awards and performance restricted stock unit awards to align the performance of our NEOs with Company objectives to create long-term stockholder value. Equity awards granted to executive officers of the Company may be granted from time to time at the discretion of the CNG Committee, and equity awards granted to the CEO are based on the recommendation of the CNG Committee and approval of the Board. The timing and amount of equity awards were historically based on the Company's performance, the executive officer's position and the executive officer's experience in that role.

Peer Group

In 2016 (as in 2015), the CNG Committee engaged WTW to review the Company's executive officer compensation programs to ensure our programs aligned executive compensation and Company performance with short and long-term stockholder value creation. WTW reviewed the Company's executive compensation program, focusing on the Company's program compared to competitive practices for companies in related businesses of similar asset size, the changing business and regulatory environment, institutional investor initiatives, and corporate governance considerations. In screening for potential peers, WTW considered the Company's increased size and complexity over the past years, including the Square 1 acquisition that was completed in October 2015. The CNG Committee, with the assistance of WTW, used two sets of data to review the Company's executive officer compensation programs: (i) the Company's 2015 peer group of publicly-traded financial institutions with assets between $19 billion to $40 billion (shown below) and (ii) survey data giving consideration to industry size and company characteristics.

•

Bank of Hawaii Corporation

•

BankUnited

•

BOK Financial Corporation

•

Commerce Bancshares, Inc.

•

Cullen/Frost Bankers,  Inc.

•

East West Bancorp

•

First Merit

•

Hancock Holding Company

•

Investors Bancorp

•

Private Bancorp

•

Prosperity Bancshares,  Inc.

•

Signature Bank

•

SVB Financial Group

•

TCF Financial Corporation

•

UMB Financial

•

Umpqua Holdings Corporation

•

Valley National Bancorp

•

Webster Financial Corporation

•

Western Alliance Bancorporation

2016 Executive Compensation Decisions

  Base Salary

With the exception of Mr. Wagner, whose base salary is determined by the Board, the CNG Committee is responsible for setting the base salaries of the NEOs. The base salaries are intended to compensate the NEOs for the day-to-day services performed for the Company. As a result of our continued strong financial and non-financial results and based on information from WTW's review of our NEO compensation program in 2015 and 2016, we increased the base salaries of each of our NEOs (other than Mr. Ivie who joined the Company in 2016). In 2016, the base salaries of Messrs. Wagner, Rusnak, Pieczynski, and Corsini increased to $900,000, $600,000, $800,000, and $500,000, respectively. Mr. Ivie's 2016 base salary was $350,000.

  Annual Cash Incentive Bonus

In February 2016, the CNG Committee, and the Board in the case of Mr. Wagner, established the 2016 Company target performance measures, achievement levels, and award levels for each executive officer eligible under the EIC Plan. The CNG Committee and the Board reviewed and monitored these measures throughout 2016. The target award opportunities are determined based upon the applicable executive officer's position, responsibilities, and historical and expected contributions to the Company and are equal to a percentage of that executive officer's base salary earned during the year. Below are the 2016 EIC Plan target award opportunities for each category of participant:

Participant	Target Award Opportunities
CEO	150% of Base Salary
Other Executive Officers	70% – 125% of Base Salary

The following were the 2016 Company target performance measures, weights and corresponding award opportunities approved for the Company's executive officers:

		Performance and Corresponding Payout of Target Award Opportunity
Performance Measure	Weight	80%	100%	125%
Earnings Per Share ("EPS")	30%	80% of Target	Target	125% of Target
Composite Regulatory Rating	30%	Negative Discretion	Achieved	N/A
Core Deposit Growth	25%	80% of Target	Target	125% of Target
Net Loan Growth	15%	80% of Target	Target	125% of Target

The Company believes that EPS is a critical metric to determine the success of the Company. Accordingly, the CNG Committee allocated a weight of 30% to the achievement of budgeted 2016 EPS (excluding unbudgeted merger and divestiture costs) of at least $2.64. For the year ended December 31, 2016, EPS totaled $2.90, resulting in a payout of 109.9% of the target for this metric.

The Company believes that regulatory compliance is essential to the success of the Company and allocates a weight of 30% to achieving satisfactory regulatory compliance criteria. Although we are prohibited from disclosing all or any portion of an examination report and from making any related representations, the specified regulatory compliance criteria were achieved, resulting in a payout of 100% of the target for this metric.

The Company believes that core deposit growth and the continued ability to attract low cost deposits is important to the continued success of the Company. Therefore, the CNG Committee allocated a weight of 25% to the achievement of budgeted 2016 average core deposit growth of $720 million. The average core deposit growth totaled $814 million, resulting in a payout of 105.9% of the target for this metric.

Finally, strong net loan growth is vital to the Company's long-term success. The CNG Committee allocated a weight of 15% to the achievement of average net loan growth. For 2016, average net loan growth totaled $415 million, resulting in a payout of 82.3% of the target for this metric as the performance level was above the prescribed threshold but less than target.

Based on these results, the CNG Committee awarded each of the NEOs cash annual incentives equal to 101.8% of their respective target award opportunities under the EIC Plan and recommended to the Board that Mr. Wagner be awarded the same cash annual incentive, which the Board approved. Specifically, Messrs. Wagner, Rusnak, Pieczynski, Corsini and Ivie received 2016 cash annual incentives of $1,374,300, $610,800, $1,018,000, $509,000 and $285,040, respectively. Mr. Ivie's 2016 annual incentive award was prorated based on his 2016 start date. The compensation paid to our NEOs reflects the CNG Committee's review of their outstanding leadership and, consistent with prior years, represents a balanced approach to executive compensation.

  Equity Compensation

Over the years, we had conversations with many of our stockholders to ascertain their perspectives about our executive compensation program, and we took steps to develop an executive compensation program approach that more closely aligns the performance of our executives with Company objectives and the creation of long-term stockholder value. As a result of these conversations, we engaged WTW in 2015 and 2016 to recommend a long-term incentive program that engages and aligns long-term executive compensation with stockholder interests.

In 2016, the CNG Committee and the Board, after reviewing recommendations from WTW, established a long-term incentive compensation program to improve the alignment of the Company's performance with stockholder interests. The equity compensation program provides for approximately

50% of an executive's annual equity compensation to be in the form of time-based RSAs and the other approximately 50% of an executive's annual equity compensation to be in the form of PRSUs, in each case as more particularly described below.

Form of Award	Percentage of Total Target Equity Award Value	Purpose	Performance Measured(1)	Earned and Vesting Periods
Time-Based Restricted Stock Award ("RSA")	Approximately 50%	• Encourages retention • Aligns the executive team with stockholder interests	N/A	Vests ratably on the first, second, third and fourth year anniversaries of the grant date
Performance Restricted Stock Unit ("PRSU")	Approximately 50%	• Encourages retention • Ties executive compensation to our long-term market and financial performance	ROAA (37.5% weighting), EPS growth (37.5% weighting) and Relative TSR (25% weighting).	At the conclusion of the three-year performance cycle, payouts will range from 0% to 150% of the target based on average ROAA and EPS growth and from 0% to 200% of the target based on Relative TSR (with linear interpolation between performance levels), but ROAA, EPS growth and Relative TSR will be subject to a 100% maximum if Relative TSR is negative

(1)
The weightings may be slightly higher or lower depending on the closing price of the Company's stock price on the grant date and, with respect to Relative TSR, the accounting value per PRSU. Accordingly, the award amounts will equal 50% of the total award value, but the number of shares may vary.

The CNG Committee set performance targets for a three-year performance cycle for the PRSU grants. The 2016 PRSU grants are for the period beginning January 1, 2016 and ending December 31, 2018 (the "Performance Period"). At the end of the Performance Period, PRSUs will only vest if results meet or exceed the performance thresholds set at the beginning of the Performance Period. The number of shares awarded to an executive depends on the achievement of three financial metrics:

  •
  Return on Average Assets ("ROAA")—is measured as the average ROAA for each of the three annual periods during the Performance Period;

  •
  Diluted Earnings Per Share ("EPS")—is measured as the average EPS growth for each of the three annual periods during the Performance Period; and

  •
  Relative Total Stockholder Return ("Relative TSR")—compares the Company's TSR to members of the KBW Nasdaq Regional Banking Index ("Index") with the Company excluded from the peer group. Relative TSR for this purpose uses a "percentile rank" measurement in which the payout percentage is determined dependent on the Company's rank compared against the Index peer group companies.

The CNG Committee considers these performance metrics to be key measures of the Company's financial performance based on WTW's analysis of the correlation of these financial metrics to TSR, noting the metrics are consistent with those metrics used by peers. The following tables reflect the key financial measures, weightings and performance standards that the CNG Committee set for the Performance Period.

ROAA*

(37.5% weighting)
Target is 1.52% of average ROAA for the Performance Period

Performance Level	Achievement of Performance Metrics	Percentage of PRSUs Earned**
Maximum	120% of Target	150%
Target	100% of Target	100%
Threshold	80% of Target	50%
Below Threshold	<80% of Target	0%

EPS Growth*

(37.5% weighting)
Target is 9.00% of average EPS growth for the Performance Period

Performance Level	Achievement of Performance Metrics	Percentage of PRSUs Earned**
Maximum	130% of Target	150%
Target	100% of Target	100%
Threshold	70% of Target	50%
Below Threshold	<70% of Target	0%

Relative TSR*

(25% weighting)
TSR target is the 50% percentile of our peer group for the Performance Period

Performance Level	Achievement of Performance Metrics	Percentage of PRSUs Earned**
Maximum	90th Percentile of Peer Group TSR	200%
Target	50th Percentile of Peer Group TSR	100%
Threshold	30th Percentile of Peer Group TSR	50%
Below Threshold	Below 30th percentile of Peer Group TSR	0%

*
The weightings may be slightly higher or lower depending on the closing price of the Company's stock on the grant date, and with respect to Relative TSR, the accounting value per PRSU. Accordingly, the award amounts will equal 50% of the total award value, but the number of shares may vary. Payout is limited to 100% if the Company's Relative TSR is negative. TSR represents the total return on a company's common stock to an investor (stock price appreciation plus reinvested dividends). For this purpose, TSR is determined as follows:

•
TSR = (Change in Stock Price + Dividends Paid) / Beginning Stock Price

•
"Beginning Stock Price" is the average closing price of the Company's common stock over the 30 trading days immediately prior to the first day of the Performance Period.

•
"Ending Stock Price" is the average closing price of the Company's common stock over the last 30 trading days of the Performance Period.

•
"Change in Stock Price" is the difference between the Beginning Stock Price and the Ending Stock Price.

•
"Dividends Paid" means dividends shall be treated as though they are reinvested on the ex-dividend date based on the closing price of the Company's common stock on that day.

**
With linear interpolation between performance levels.

The CNG Committee decides, after discussion with the CEO, whether to approve the grant of equity awards and the terms of such grant. In considering whether to recommend the grant of an equity award and the size of the grant to be awarded, the CNG Committee considers, among other things, with respect to the executive officer, the salary level and the executive's expected contributions toward the strategic growth, financial strength, risk management and profitability of the Company. We believe our equity compensation program correctly aligns executive interests with stockholders and motivates executive officers to achieve the Company's financial goals that are expected to lead to increased stockholder value.

The number of RSAs granted to an individual is based on the Company's closing price on the grant date. The number of PRSUs granted to an individual is determined (i) with respect to the portion of the PRSUs that vest based on achievement of diluted EPS and ROAA goals, by the closing price of the Company's stock on the grant date, and (ii) with respect to the portion of the PRSUs that vest based on achievement of Relative TSR goals, by the accounting value grant date specific to the PRSU.

Dividends are not paid on unvested PRSU grants during the Performance Period. Instead, any dividends paid by the Company during the Performance Period that would have been paid upon any shares with respect to PRSU grants had such shares been issued at the time dividends were paid will be accrued and paid out when the PRSU grant vests, based on the actual number of shares delivered. Unvested RSAs are entitled to receive any dividends we pay on a current basis. In paying dividends on unvested RSAs, the CNG Committee and the Board determined that such payments are consistent with the Company's overall goals of tying executive compensation to the performance of the Company and aligning management interests with those of the Company's stockholders. For many of the Company's key executives, the dividends represent a meaningful component of their compensation. Further, such dividends are evaluated in connection with the granting of RSAs and evaluation of an executive's overall compensation.

Upon a Change in Control (defined under "Proposal 2: Approval of the 2017 Stock Incentive Plan—Treatment of Awards Upon a Change in Control" on page 37), each PRSU will (i) be deemed earned at the target level with respect to all open Performance Periods if the change in control occurs within six months after the grant date and (ii) be deemed earned at the actual performance level as of the date of the change in control if a change in control occurs more than six months after the grant date, and in both cases, the PRSU will cease to be subject to any further performance conditions (and the number of PRSUs earned under this provision will be treated as the number of units that are outstanding, including for purposes of a subsequent vesting event), but will be subject to time-based service vesting following the change in control in accordance with the original Performance Period.

As a result of the analysis received from WTW, on February 10, 2016, the Board or the CNG Committee, as applicable, granted to certain of the Company's executive officers awards consisting of RSAs and PRSUs. The CNG Committee endeavored to tie a significant portion of long-term incentive awards to stockholder interests, and each executive officer received approximately 50% of annual long-term incentive awards in the form of PRSUs and approximately 50% of annual long-term incentive awards in the form of RSAs. The RSAs vest ratably over four years from the date of grant. The PRSUs will vest only if performance goals with respect to Relative TSR, EPS, or ROAA are met over the Performance Period.

The RSAs and PRSUs granted to the Company's NEOs in 2016 were as follows:

Name	Title	Grant Date	RSAs(1)		PRSUs(2)	Total Equity Grant
Matthew P. Wagner	Chief Executive Officer	2/10/2016	42,506		46,145	88,651
Patrick J. Rusnak	Chief Financial Officer	2/10/2016	18,892		20,508	39,400
James J. Pieczynski	Executive Vice President of the Company and President of the CapitalSource Division	2/10/2016	31,486		34,180	65,666
Bryan M. Corsini	Chief Credit Officer	2/10/2016	11,807		12,818	24,625
Stanley R. Ivie	Chief Risk Officer	3/14/2016	45,201	(3)	8,020	53,221

(1)
The number of RSAs granted to each executive officer was based on the closing price of the Company's common stock on February 10, 2016, or $31.76 and, in the case of Mr. Ivie, the closing price of the Company's common stock on March 14, 2016, or $36.78.

(2)
The number of PRSUs granted to each executive officer was (i) with respect to the portion of the PRSUs that vest based on achievement of Relative TSR goals, based on an accounting value of $23.66 per PRSU (except for PRSUs granted to Mr. Ivie that are based on an accounting value of $24.60 per PRSU) and (ii) with respect to the portion of the PRSUs that vest based on achievement of EPS and ROAA goals, based on the closing price of the Company's common stock on February 10, 2016, or $31.76 (except for PRSUs granted to Mr. Ivie that are based on the closing price of the Company's common stock on March 14, 2016, or $36.78).

(3)
Reflects additional RSAs Mr. Ivie received on his hire date.

Role of the Independent Compensation Consultant

In 2016 (as in 2015), the CNG Committee engaged an independent compensation consultant to provide the CNG Committee with assistance and guidance to improve the Company's executive and non-employee director compensation programs while incorporating best practices, market trends and improved program designs. The CNG Committee identified WTW as a potential independent compensation consultant and performed an independence assessment of WTW pursuant to Nasdaq listing standards and the rules of the SEC. In connection with the independence assessment, the CNG Committee considered the six factors set forth by Nasdaq and SEC together with a letter provided by WTW to the CNG Committee addressing the six independence factors. The CNG Committee concluded that WTW is independent of the Company and that its services did not raise any conflicts of interest. Subsequently, the CNG Committee engaged WTW to provide the following services to the CNG Committee:

  •
  Provide information, research, market analysis and recommendations with respect to our 2016 executive and non-employee director compensation programs, including evaluating the components of our executive and non-employee director compensation programs;

  •
  In connection with its research with respect to executive and non-employee director compensation programs, update the CNG Committee on market trends, changing practices, and legislation pertaining to compensation programs;

  •
  Advise on the design of the executive and non-employee director compensation programs and the reasonableness of individual compensation targets and awards;

  •
  Provide advice and recommendations that incorporated both market data and Company-specific factors; and

  •
  Assist the CNG Committee in making pay recommendations for the NEOs after the evaluation of, among other things, Company and individual performance, market pay level, and management recommendations.

The CNG Committee's executive compensation determinations are subjective and the result of the CNG Committee's business judgment. Its determinations are informed by the experiences of its members and the peer group data provided by its independent compensation consultant. Accordingly, the CNG Committee does not target a percentile within its peer group. Instead, it uses the data as a reference point in determining the types and amounts of compensation provided by the Company.

Best Practices Compensation Matters

Our executive compensation programs incorporate many best practices, including the ones described below.

  We Can Clawback Incentive Compensation

If we restate our financial statements, or a financial statement or the calculation of a performance goal or metric is materially inaccurate, the CNG Committee may require recoupment from our executive officers, including our NEOs, of the portion of any annual or long-term cash, equity or equity-based incentive or bonus compensation paid, provided or awarded to any executive officer on or after December 11, 2014 that represents the excess over what would have been paid if such event had not occurred as determined by the CNG Committee in its sole discretion.

  We Require Minimum Levels of Stock Ownership by Our Executives

Our executive Stock Ownership Guidelines require the CEO and our executive officers to accumulate a meaningful position in Company shares. Our stock ownership requirement for our CEO and our executive officers is tied to a multiple of base salary as noted below:

Position	Minimum Ownership of Common Stock (multiple of base salary)
CEO	5.0
Other Executive Officers	3.0

An executive officer is required to achieve the stock ownership necessary to meet the requirements within five years of the later of December 11, 2014 or the date of becoming subject to the requirements. As of the Record Date, the CEO and three other executive officers satisfied these requirements. Seven executive officers did not satisfy these requirements, and all executive officers are expected to be in compliance with the Stock Ownership Guidelines by his or her applicable compliance date. We believe that the Stock Ownership Guidelines result in significant common stock ownership by our executive officers and align the interests of our executive officers with those of our stockholders.

Stock ownership is determined from the totals on Table 1 of Form 4 "Statement of Changes in Beneficial Ownership of Securities" as filed by the Company with the SEC on behalf of the Company's executive officers. Unvested, time-based restricted stock awards and outstanding stock options and stock appreciation rights (whether or not vested) are not included in the total number of shares to determine stock ownership under the Stock Ownership Guidelines. The value of an executive officer's shares of common stock is determined by multiplying his or her total number of shares by the highest share price in the preceding 52-week period. The Stock Ownership Guidelines may be waived in the discretion of the CNG Committee based upon bona fide personal financial need or hardship, other special circumstances or if compliance would prevent an executive officer from complying with law, regulation or a court order. Compliance with the Stock Ownership Guidelines will be determined annually by the CNG Committee.

  We Prohibit Excise Tax Gross-Up Payments

Our Executive Severance Pay Plan (the "Severance Pay Plan") prohibits excise tax gross-up payments. Specifically, payments made in connection with the Severance Pay Plan, as amended, will be cut back to amounts that do not exceed the safe harbor provisions of Section 280G of the Internal Revenue Code.

  We Adopted Double-Trigger Change of Control Provisions for Our Equity Awards

In 2014, the CNG Committee modified the terms of future equity awards to implement a double-trigger change in control provision. The terms of any equity awards granted after 2014 provide that the awards will vest only if: (i) we undergo a change in control and (ii) within two years after the change in control, the recipient of the award is terminated from employment without cause or terminates employment for good reason (for example, if his or her job duties have been significantly diminished) ("double-trigger" vesting). The terms of our equity awards granted prior to 2014 provided that the awards would vest immediately upon a change in control of our Company ("single-trigger" vesting).

  We Do Not Have Employment Contracts

Our executive officers do not have employment contracts and are "at-will" employees who may be terminated at our discretion, subject to compliance with the Severance Pay Plan, if applicable. We believe this preserves greater flexibility in our employment arrangements with our executive officers.

  We Have an Anti-Hedging Policy

The Company's Insider Trading Policy prohibits all directors, senior management and certain employees (including NEOs) ("Company Stockholder") from purchasing financial instruments designed to hedge or offset any decrease in the market value of the Company's equity securities. We believe that these instruments result in the Company Stockholder no longer being exposed to the full risks of ownership of our stock and, accordingly, the interests of our directors, senior management and certain employees could be different from stockholder objectives.

  We Do Not Have SERPs or Deferred Compensation Arrangements

We have chosen not to provide retirement benefits such as supplemental executive retirement plans or deferred compensation arrangements.

  401(k) Plan

Our 401(k) Plan allows executives and other participants to defer a portion of their compensation and, for 2016, the Company provided participants a match of 50% of contributions up to 6% of their base salaries, subject to IRS limitations. We currently have no tax-deferred investment alternatives for our executive officers other than our 401(k) Plan.

  Other Benefits

Our compensation process focuses our executives on goals and objectives that are in the best interests of the Company and stockholders. Other than certain perquisites to our executive officers such as an automobile allowance or use of a company vehicle, reimbursement of relocation expenses, reimbursement of club dues for clubs that are used frequently for business purposes, and life, disability and long- term care insurance, the Company does not provide any other compensation benefits. For a portion of 2016, the Company provided limited use of an aircraft to Mr. Wagner for personal reasons and, for the remainder of the year, provided for limited reimbursement to

Mr. Wagner for aircraft-related expenses. This service was afforded to Mr. Wagner to reduce travel time and related disruptions and to provide additional security to Mr. Wagner, thereby increasing his availability, efficiency and productivity. Income related to this benefit is imputed to Mr. Wagner for income tax purposes and he is not provided a tax reimbursement.

Statement Regarding Deductibility

Under Section 162(m) of the Code, the Company's tax deduction may be limited to the extent total compensation paid to a "covered officer" exceeds $1 million in any one tax year. Applicable IRS regulations define "covered officers" to include the CEO and each of the next three most highly compensated executive officers (but excluding in all cases the CFO). The deduction limit does not apply to payments that qualify as "performance-based" provided certain requirements are met, including receipt of stockholder approval of the plan under which such performance-based payments are made, pre-establishment of the applicable performance goals, and certification that the goals have been met by the CNG Committee. Regulations under Section 162(m) also permit stock options to be excluded from compensation if certain conditions are met, but time-based restricted stock and time-based restricted stock unit awards (other than performance-based stock and performance-based stock unit awards) may not be deductible if the aggregate compensation of the executive officer would exceed the $1,000,000 limit. The CNG Committee believes that all PRSUs historically granted under the Plan meet these conditions. Generally, it is the intent of the CNG Committee to structure the Company's annual bonus and PRSUs to be tax deductible. In 2016, the Company's stockholders approved the Company's EIC Plan to ensure future annual incentive awards under the EIC Plan continue to meet the Section 162(m) deductibility requirements. The 2016 EIC Plan performance targets were set forth in the EIC Plan approved by stockholders. The CNG Committee reserves the discretion to make payments or stock-based awards that are not tax deductible.

COMPENSATION COMMITTEE REPORT

The CNG Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated by the SEC and, based on review and discussions, the CNG Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE
Paul R. Burke C. William Hosler Roger H. Molvar Robert A. Stine, Chairperson

2016 NEO SUMMARY COMPENSATION TABLE

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-statutory Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Matthew P. Wagner	2016		$879,167	—	$2,597,159	—	$1,374,300	—	$348,974	$5,199,599
Chief Executive Officer	2015		$800,000	—	—	—	$1,220,400	—	$325,480	$2,345,880
and President	2014		$754,167	—	$5,654,531	—	$1,265,880	—	$266,578	$7,941,156
Patrick J. Rusnak	2016		$579,167	—	$1,154,279	—	$610,800	—	$166,152	$2,510,397
Executive Vice President and Chief Financial Officer	2015	(3)	$320,192	—	$2,059,813	—	$339,000	—	$236,448	$2,955,453
James J. Pieczynski	2016		$779,832	—	$1,923,787	—	$1,018,000	—	$171,422	$3,893,041
Executive Vice President of the Company	2015		$703,196	—	—	—	$715,150	—	$233,740	$1,652,086
and President of the CapitalSource	2014	(4)	$554,539		$2,814,700		$738,430		$101,718	$4,209,387
Division of Pacific Western Bank
Bryan M. Corsini	2016		$490,249	—	$721,432	—	$509,000	—	$133,451	$1,854,132
Executive Vice President and	2015		$453,196	—	—	—	$460,900	—	$128,518	$1,042,614
Chief Credit Officer of the Company	2014	(4)	$375,624	—	$1,809,450	—	$474,705	—	$79,334	$2,739,113
Stanley R. Ivie	2016	(5)	$265,192	$250,000	$1,924,972	—	$285,040	—	$114,634	$2,839,838
Executive Vice President and Chief Risk Officer

(1)
With respect to time-vested RSAs, the amounts disclosed represent the aggregate grant date fair value of the Company's common stock underlying such awards. With respect to PRSUs, the amounts disclosed represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 at the target level of payout. The value of the 2016 PRSUs based on the maximum performance as of the grant date was: Mr. Wagner: $1,247,168; Mr. Rusnak: $554,269; Mr. Ivie: $262,479; Mr. Pieczynski: $923,791; Mr. Corsini: $346,441. For further information, see Note 16, Stock-Based Compensation, to the Company's audited financial statements for the fiscal year ended December 31, 2016 included in the Company's Annual Report on Form 10-K.

(2)
Includes (i) dividends on unvested time-based restricted stock, (ii) Company contributions to the 401(k) plan, (iii) personal use of Company owned automobiles/airplane or cash automobile allowance, (iv) reimbursement of relocation expenses and club dues, and (v) life, medical, long-term care and disability insurance premiums paid by the Company. Dividends on the time-based restricted stock are paid at the same rate as dividends paid on the Company's outstanding common stock when declared by the Board. See table below which provides the detail of these amounts.

(3)
Mr. Rusnak joined the Company on April 27, 2015.

(4)
Messrs. Pieczynski and Corsini joined the Company on April 8, 2014.

(5)
Mr. Ivie joined the Company on March 14, 2016.

 2016 ALL OTHER NEO COMPENSATION TABLE

The table below summarizes the components of "All Other Compensation" for the NEOs.

	Dividends on Unvested Restricted Stock	Travel Expense		Relocation Expense	401(k) Contribution(1)	Club Dues		Life, Medical, Long-term Care and Disability Insurance Premiums	Total
Matthew P. Wagner
2016	$243,214	$66,794	(2)	—	—	$12,767		$26,199	$348,974
2015	$228,515	$61,428	(2)	—	—	$12,212		$23,325	$325,480
2014	$193,812	$37,769	(2)	—	—	$12,009		$22,988	$266,578
Patrick J. Rusnak(3)
2016	$110,015	$12,000	(4)	—	$7,210	—		$36,927	$166,152
2015	$66,675	$8,000	(4)	$134,890	$7,777	—		$19,106	$236,448
James J. Pieczynski
2016	$121,305	—		—	$7,950	$13,865		$28,302	$171,422
2015	$104,999	—		—	$7,273	$82,835	(5)	$38,633	$233,740
2014	$70,000	—		—	—	—		$31,718	$101,718
Bryan M. Corsini
2016	$74,239	—		—	$7,950	$6,515		$44,747	$133,451
2015	$73,125	—		—	$7,950	$6,405		$41,038	$128,518
2014	$45,000	—		—	—	—		$34,334	$79,334
Stanley R. Ivie(6)
2016	$67,802	$9,500	(4)	$4,397	$7,950	—		$24,985	$114,634

(1)
Represents Company matching contribution in 401(k) plan.

(2)
Amounts include $54,794, $50,816 and $30,768 for 2016, 2015, and 2014, representing 100% of the costs associated with an aircraft flight membership service provided to Mr. Wagner for his personal use and amounts attributable for personal use of a Company owned automobile or cash automobile allowance.

(3)
Mr. Rusnak joined the Company on April 27, 2015.

(4)
Represents either personal use of Company owned automobile or cash automobile allowance.

(5)
Amount includes a $75,000 one-time membership fee reimbursed in connection with Mr. Pieczynski joining a new club whose services will be utilized for business and personal purposes at the discretion of Mr. Pieczynski.

(6)
Mr. Ivie joined the Company on March 14, 2016.

 2016 Grants of Plan-Based Awards

									All Other Option Awards: Number of Securities Under lying Options (#)
								All Other Stock Awards: Number of Shares of Stock or Units(3) (#)			Grant Date Fair Value of Stock and Option Awards(4) ($)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/ Sh)
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Mathew P. Wagner	2/10/2016				—	15,940	23,910				$506,254

	2/10/2016				—	15,940	31,880				$506,254

	2/10/2016				—	14,265	28,530				$234,659

	2/10/2016							42,506			$1,349,991

	—	—	$1,350,000	$1,687,500

Patrick J. Rusnak	2/10/2016				—	7,084	10,626				$224,988

	2/10/2016				—	7,084	14,168				$224,988

	2/10/2016				—	6,340	12,680				$104,293

	2/10/2016							18,892			$600,000

	—	—	$600,000	$750,000

James J. Pieczynski	2/10/2016				—	11,807	17,711				$374,990

	2/10/2016				—	11,807	23,614				$374,990

	2/10/2016				—	10,566	21,132				$173,811

	2/10/2016							31,486			$999,995

	—	—	$1,000,000	$1,250,000

Bryan M. Corsini	2/10/2016				—	4,428	6,642				$140,633

	2/10/2016				—	4,428	8,856				$140,633

	2/10/2016				—	3,962	7,924				$65,175

	2/10/2016							11,807			$374,990

	—	—	$500,000	$625,000

Stanley R. Ivie	3/14/2016				—	2,676	4,014				$98,423

	3/14/2016				—	2,676	5,352				$98,423

	3/14/2016				—	2,668	5,336				$65,633

	3/14/2016							45,201			$1,662,493

	—	—	$280,000	$350,000

(1)
Amounts indicated represent potential incentive cash bonuses under the provisions of the Company's formula-based EIC Plan. Additional information regarding the EIC Plan is discussed in the section "Compensation Discussion and Analysis—2016 Executive Compensation Decisions". The actual payments received are based upon performance attained and are included in the "Non-Equity Incentive Plan Compensation" column in the 2016 NEO Summary Compensation Table above.

(2)
PRSUs granted under the 2003 SIP in 2016 will vest only if performance goals with respect to certain financial metrics are met over a three-year performance period. PRSUs are granted at a target number. The number of units that will ultimately vest based on the Company's actual performance will range from zero to a maximum of either 150% or 200% of target. Unvested PRSUs will participate with common stock in any dividends declared and paid only on the shares which ultimately vest, if any, at the end of the three-year performance period. At the time of vesting, the vested shares are entitled to receive cumulative dividends declared and paid during the three-year performance period. PRSUs accelerate vesting and vest in full with performance deemed achieved at target level with respect to all open performance periods if death occurs during the performance period, and deemed achieved at the actual performance level if death occurs after the end of the performance period and before the vesting date.

(3)
Time-based restricted stock awards granted in 2016 pursuant to the 2003 SIP vest in equal annual installments over 4 years. Dividends are paid on unvested restricted stock generally at the same rate as dividends are paid to stockholders on the Company's common stock. Restrictions on all shares of unvested time-based restricted stock lapse, and shares accelerate vesting, upon the death of the individual.

(4)
With respect to PRSUs issued under the Company's 2003 SIP, the grant date fair value is based on the target number of shares, which the Company currently estimates as the probable outcome of the market-based performance conditions. Depending on whether or to what extent the respective performance conditions are met, the number of shares for which the performance units are ultimately settled will range from zero to a maximum of either 150% or 200% of the target number of shares. The grant date fair value of PRSUs that vest based on achievement of Relative TSR goals is based on an accounting value of $16.45 per PRSU for Messrs. Wagner, Rusnak, Pieczynski and Corsini and $24.60 per PRSU for Mr. Ivie. The grant date fair value of PRSUs that vest based on the achievement of diluted EPS and ROAA goals is based on the closing price of the Company's common stock (i) on February 10, 2016, or $31.76 (in the case of Messrs. Wagner, Rusnak, Pieczynski and Corsini) (ii) on March 14, 2016, or 36.78 (in the case of Mr. Ivie).

 Outstanding Equity Awards at December 31, 2016

	Option Awards					Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Matthew P. Wagner	—	—	—	—	—	112,818	$6,141,812	46,145	$2,512,134
Patrick J. Rusnak	—	—	—	—	—	52,229	$2,843,347	20,508	$1,116,456
James J. Pieczynski	—	—	—	—	—	54,819	$2,984,346	34,180	$1,860,759
Bryan M. Corsini	—	—	—	—	—	34,307	$1,867,673	12,818	$697,812
Stanley R. Ivie	—	—	—	—	—	45,201	$2,460,742	8,020	$436,609

(1)
Represents grants of time-based restricted stock granted under the 2003 SIP. Such shares generally vest in equal annual installments over 3 or 4 years. Dividends are paid on unvested time-based restricted stock at the same rate as dividends paid to stockholders generally on the Company's common stock. Restrictions on all shares of unvested time-based restricted stock lapse, and shares accelerate vesting, upon the death of the individual.

(2)
Market value is determined using the December 31, 2016 closing price of the Company's common stock of $54.44 per share.

(3)
Represents grants of PRSUs granted under the 2003 SIP. PRSUs will vest only if performance goals with respect to certain financial metrics are met over a three-year performance period. PRSUs are granted at a target number. The number of units that will ultimately vest based on the Company's actual performance will range from zero to a maximum of either 150% or 200% of target. Unvested PRSUs will participate with common stock in any dividends declared and paid only on the shares which ultimately vest, if any, at the end of the three-year performance period. At the time of vesting, the vested shares are entitled to receive cumulative dividends declared and paid during the three-year performance period. PRSUs accelerate vesting and vest in full with performance deemed achieved at target level with respect to all open performance periods if death occurs during the performance period, and deemed achieved at the actual performance level if death occurs after the end of the performance period and before the vesting date.

2016 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Matthew P. Wagner	—	—	35,156	$1,304,991
Patrick J. Rusnak	—	—	11,113	$412,515
James J. Pieczynski	—	—	23,333	$866,121
Bryan M. Corsini	—	—	11,250	$417,600
Stanley R. Ivie	—	—	—	—

(1)
Value is determined using the closing market price of the Company's common stock on the vesting date.

For more information, see "Compensation Discussion and Analysis—2016 Executive Compensation Decisions" beginning on page 47.

Potential Payments on Termination and Change in Control

Change in Control for the Severance Pay Plan.    The Company has a Severance Pay Plan in which the NEOs participate. The Severance Pay Plan is a "double trigger" plan that provides severance to participants on a termination of employment by a participant for Good Reason (defined below) or by the Company other than for Cause (defined below) on or within two years of a Change in Control (defined below). Under those circumstances, the NEOs are entitled to: (i) his or her accrued base salary and benefits through termination, (ii) his or her pro rata target annual incentive for the year in which the termination occurs, (iii) a designated multiple of the participant's annual compensation (annual base salary plus annual target incentive, automobile allowance and club dues), and (iv) continued medical, dental and vision coverage for the participant and his or her dependents for the number of years corresponding to the participant's severance multiple, unless the participant obtains other health coverage.

In December 2014, our Board approved an amendment to the Severance Pay Plan prohibiting excise tax gross-up payments effective as of April 7, 2016 for all participants in the Severance Pay Plan as of December 11, 2014 and for any person who becomes a participant thereafter. The Severance Pay Plan as amended now provides that payments made in connection with the plan will be cut back to amounts that do not exceed the safe harbor provisions of Section 280G of the Internal Revenue Code. In consideration for the severance, a participant will be subject to a non-solicitation covenant following any termination of his or her employment for the number of years corresponding to the participant's severance multiple. Mr. Wagner has a severance multiple of three and each of the other NEOs has a severance multiple of two. The Severance Pay Plan is administered by the Company's CNG Committee.

The relevant definitions under the Severance Pay Plan are as follows:

  •
  "Change in Control" generally means: (1) a change in the majority control of the Company; (2) a change in the majority (two-thirds under the Plan) control of the Company's board of directors; or (3) the consummation of certain business combinations, including a reorganization, merger or consolidation, or the sale of all or substantially all of the assets of the Company, if the Company's stockholders do not hold at least a majority (70% under the Plan) of the combined voting power of the resulting company and the existing directors do not constitute at least half (two-thirds under the Plan) of the board of directors of the resulting company.

  •
  "Good Reason" generally means: (1) the executive is assigned duties inconsistent with his position and present responsibilities; (2) the executive's base salary is reduced or benefits are significantly reduced; (3) the executive is terminated other than for Cause (see below); or (4) the executive is required to be based more than 25 miles from the location of his place of employment immediately before the Change in Control, except for normal business travel in connection with his duties with the Company. Isolated, insubstantial and inadvertent actions, taken in good faith and fully corrected by the Company before the date of termination do not generally constitute Good Reason.

  •
  "Cause" generally refers to: (1) an executive's intentional, continued failure to perform his duties for reasons other than physical or mental illness; or (2) an intentional illegal act or gross misconduct which is materially and demonstrably injurious to the Company, as determined by a vote of two-thirds of the board of directors of the Company.

The following table sets forth the potential payments that may be made to the NEOs upon a termination in connection with a Change in Control or otherwise. Except as described pursuant to the Severance Pay Plan, there are no agreements, arrangements or plans that entitle executive officers to severance, perquisites or other enhanced benefits upon termination of their employment. Any agreement to provide such payments or benefits to a terminated executive officer (other than following a qualifying termination on or within two years of a change in control) would be in the discretion of the CNG Committee. The payments calculated below are based on the executive's salary as of December 31, 2016, and assume a qualifying termination on December 31, 2016.

2016 NEO CHANGE IN CONTROL TABLE

Named Executive Officer	Base Salary ($)	Bonus ($)	Acceleration of Unvested Stock Awards ($)(1)(2)	Continuation of Medical/ Welfare Benefits ($)(3)	Other Amounts ($)(4)	Total Termination Benefits ($)
Matthew P. Wagner
Voluntary Termination	—	—	—	—	—	—
Involuntary Termination(5)	$311,538	—	—	—	—	$311,538
Termination without Cause or for Good Reason after Change in Control(6)(7)	$2,700,000	$4,050,000	$7,209,163	$30,122	$122,775	$14,112,060
Disability(8)	—	—	—	—	—	—
Death(8)	—	—	$8,653,946	—	—	$8,653,946
Patrick J. Rusnak
Voluntary Termination	—	—	—	—	—	—
Involuntary Termination(5)	$207,692	—	—	—	—	$207,692
Termination without Cause or for Good Reason after Change in Control(6)(7)	$1,200,000	$1,200,000	$3,317,683	$28,209	$69,646	$5,815,538
Disability(8)	—	—	—	—	—	—
Death(8)	—	—	$3,959,803	—	—	$3,959,803
James J. Pieczynski
Voluntary Termination	—	—	—	—	—	—
Involuntary Termination(5)	$276,923	—	—	—	—	$276,923
Termination without Cause or for Good Reason after Change in Control(6)(7)	$1,600,000	$2,000,000	$3,774,978	$3,956	$104,378	$7,483,312
Disability(8)	—	—	—	—	—	—
Death(8)	—	—	$4,845,105	—	—	$4,845,105
Bryan M. Corsini
Voluntary Termination	—	—	—	—	—	—
Involuntary Termination(5)	$173,077	—	—	—	—	$173,077
Termination without Cause or for Good Reason after Change in Control(6)(7)	$1,000,000	$1,000,000	$2,164,153	$30,355	$96,168	$4,290,676
Disability(8)	—	—	—	—	—	—
Death(8)	—	—	$2,565,485	—	—	$2,565,485
Stanley R. Ivie
Voluntary Termination	—	—	—	—	—	—
Involuntary Termination(5))	$121,154	—	—	—	—	$121,154
Termination without Cause or for Good Reason after Change in Control(6)(7)	$700,000	$700,000	$2,639,905	$14,801	$59,170	$4,113,876
Disability(8)	—	—	—	—	—	—
Death(8)	—	—	$2,897,351	—	—	$2,897,351

(1)
Under the Severance Pay Plan, all equity awards granted prior to December 11, 2014 fully vest upon a change in control. The amounts in this column include the value of the unvested time-based restricted stock granted prior to December 11, 2014 held by the NEOs based on the closing price of the Company's common stock on December 31, 2016.

(2)
Under the Severance Pay Plan, all equity awards granted after December 11, 2014 fully vest on a termination without cause or for good reason upon or within two years after a change in control. The amounts in this column include the value of unvested equity awards that would accelerate upon the occurrence of a vesting event as of December 31, 2016, calculated by multiplying the number of accelerated shares by the closing price of the Company's common stock on December 31, 2016.

(3)
Represents reimbursement for COBRA payments based on the NEO's premiums for health and dental insurance at December 31, 2016 multiplied by the NEO's severance multiple.

(4)
Other amounts include three times, in the case of Mr. Wagner, and two times, in the case of the other NEOs, the sum of (i) an automobile allowance of $12,000, (ii) the cost of life, medical, long-term care and disability insurance premiums paid by the Company, and (iii) club dues.

(5)
Under the Company's employee severance policy, full-time employees of the Company are entitled to receive a severance benefit in the event their employment is terminated because of the elimination of a previously required position or previously required service, or due to the consolidation of departments, abandonment of plants or offices, or technological change or declining business activities, where such termination is intended to be permanent. The amount of severance benefit is determined based on the length of service and the employee's base salary. In general, an eligible employee is entitled to a severance benefit of one week of base salary for each year of service plus a supplemental severance benefit based on level and term of service. In addition, eligible employees are entitled to an annual incentive prorated from the beginning of the calendar year to the date of separation. The amounts included in the table reflect 18 weeks of base salary for each NEO and do not include prorated bonuses because the involuntary termination is assumed to take place at the end of the year, and the NEO would already be entitled to the full bonus for 2016.

(6)
Assumes an effective date of a change in control and a qualifying termination of employment as of December 31, 2016. In addition to the payments provided in this row, in the event the NEO is terminated within 24 months following a change in control either (i) by the Company for any reason other than cause or (ii) by the executive for good reason, the executive is entitled to receive accrued benefits, including salary and annual incentive, which are earned through the date of termination.

(7)
The Severance Pay Plan is a "double trigger" program, meaning payments are made only if the NEO experiences a qualifying termination of employment within two years following the change in control. The amounts shown in the first three columns of the above table for "termination without cause or for good reason after change in control" are based on the following assumptions and provisions of the Severance Pay Plan: in the event the named executive is terminated within two years after a change in control either: (1) by the Company for any reason other than cause or (2) by the executive for good reason, the Company is required to pay an amount equal to 200% (300% in the case of Mr. Wagner) of the sum of the executive's base salary and target EIC Plan award.

  For a termination at December 31, 2016:

  •
  Mr. Wagner had a base salary of $900,000 and an EIC Plan target of 150% of his base salary, or $1,350,000;

  •
  Mr. Rusnak had a base salary of $600,000 and an EIC Plan target of 100% of his base salary, or $600,000;

  •
  Mr. Ivie had a base salary of $350,000 and an EIC Plan target of 100% of his base salary, or $350,000;

  •
  Mr. Pieczynski had a base salary of $800,000 and an EIC Plan target of 125% of his base salary, or $1,000,000; and

  •
  Mr. Corsini had a base salary of $500,000 and an EIC Plan target of 100% of his base salary, or $500,000;

  See "Compensation Discussion and Analysis—2016 Executive Compensation Decisions" beginning on page 47 of this Proxy Statement for more information regarding the award opportunities under the EIC Plan during 2016.

(8)
A termination of employment due to death or disability does not entitle the NEOs to any payments or benefits that are not available to salaried employees generally. However, unvested time-based restricted stock awards vest upon death. Unvested performance-based restricted stock awards vest at target levels upon death during the performance period.

The change in control termination benefits for all of our NEO's are subject to reduction to the extent that they exceed the safe harbor amount calculated under Section 280G of the Code. The following table shows how the 280G cutback would affect each NEO at December 31, 2016:

Named Executive Officer	Total Change in Control Termination Benefits	Less Section 280G Cutback(1)	Net Change In Control Termination Benefits
Matthew P. Wagner	$14,112,060	—	$14,112,060
Patrick J. Rusnak	$5,815,538	$1,386,716	$4,428,822
James J. Pieczynski	$7,483,312	—	$7,483,312
Bryan M. Corsini	$4,290,676	—	$4,290,676
Stanley R. Ivie	$4,113,876	$29,549	$4,084,327

(1)
The amounts for Messrs. Rusnak and Ivie reflect the cutback of amounts payable under the Severance Pay Plan, as amended, to an amount that does not exceed the safe harbor amount under Section 280G of the Code. Calculations to estimate the excise tax due under the Code and the related cutbacks are complex and require a number of assumptions. The calculations above are estimates for proxy disclosure only.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we are seeking advisory (non-binding) stockholder approval of the compensation of our NEOs.

Our stockholders approved our 2016 "say-on-pay" vote as a result of a number of actions we took to strengthen our corporate governance to more closely align our executive compensation program with the Company's performance and to make our compensation program more responsive to stockholder interests.

These changes include:

  •
  Increasing our stockholder outreach;

  •
  Aligning Company performance with stockholder interests for long-term stockholder value creation;

  •
  Amending our bylaws to provide for majority voting for directors in uncontested elections;

  •
  Enhancing our Lead Independent Director's authority and responsibilities;

  •
  Adopting a clawback policy to enable the Company to recover, among other amounts, incentive compensation if we, among other things, restate our financial statements;

  •
  Adopting double-trigger vesting of stock awards on a change in control for all stock awards granted beginning in 2015;

  •
  Adopting robust stock ownership guidelines for executives and directors, including requiring our CEO to own stock valued at five times his base salary;

  •
  Eliminating the excise tax gross-up feature under our Severance Pay Plan in the event of a future change in control of the Company; and

  •
  Enhancing our compensation disclosure.

During 2015 and 2016, we continued to enhance our compensation programs as a result of stockholder engagement, including this proposal, commonly known as a "say-on-pay" proposal, that gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather to present our overall compensation principles and practices with respect to our NEOs. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our NEOs.

As an advisory vote, this proposal is not binding upon the Board or the Company. The CNG Committee, however, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs. The Board believes that the compensation of the Company's NEOs is appropriate and should be approved on an advisory basis by the Company's stockholders as more particularly outlined in "Compensation Discussion and Analysis" beginning on page 42.

The PacWest Board of Directors recommends a vote "FOR" approval of the compensation of our NEOs as disclosed in this Proxy Statement pursuant to the disclosure rules of the SEC.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER VOTING ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934 (the "Exchange Act"), we are seeking advisory (non-binding) stockholder approval of the frequency of advisory stockholder votes on the compensation of our NEOs. Stockholders can specify whether they would prefer an advisory vote on NEO compensation every one, two, or three years, or whether they wish to abstain from voting. As described in Proposal 3 above, the Company's stockholders have the opportunity to cast an advisory (non-binding) vote on the compensation of our NEOs as detailed in this Proxy Statement.

After careful consideration of each option for the frequency of advisory say-on-pay votes, the Board determined that an advisory vote on executive compensation that occurs every year is the correct approach for the Company and is consistent with our current, annual "say-on-pay" voting proposals. The Board concluded that an annual advisory vote allows our stockholders to provide frequent, unequivocal guidance on our executive compensation and is consistent with our continued stockholder outreach efforts regarding executive compensation and other matters each year. As described in the section entitled "Executive Compensation—Compensation Discussion and Analysis" beginning on page 42 of this Proxy Statement, our executive compensation program is designed with a focus on long-term stockholder value creation. As an advisory vote, this proposal is not binding on the Company, but the CNG Committee values the opinions expressed by stockholders and will give consideration to the frequency option that receives the highest number of shareholder votes.

The affirmative vote of at least a majority of the shares of common stock present at the Annual Meeting, in person or by proxy and entitled to vote, is required to approve one of the selections under this advisory proposal. It is possible that no option will receive the affirmative vote of the holders of a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote. If no frequency receives the affirmative vote of a majority on the matter, we will consider the frequency for future advisory votes on executive compensation receiving the greatest number of votes (every one, two, or three years) to be the frequency recommended by stockholders.

The PacWest Board of Directors recommends a vote "FOR" an annual stockholder vote on the compensation of our NEOs.

AUDIT MATTERS
In this section, you will find:
• Audit Committee Report • Independent Auditor Fees • Pre-Approval Policies and Procedures

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in oversight of (i) the quality and integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence, (iv) the performance of the independent auditors and the Company's internal audit function, and (v) in conjunction with the Risk Committee, the Company's risk management functions. The Audit Committee also assists in deciding whether to appoint, retain or terminate the Company's independent auditors and pre-approves all audit, audit-related and other services, if any, to be provided by the independent auditors.

Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements and the effectiveness of internal control over financial reporting, the Company's accounting and financial reporting principles and policies and internal controls, and the procedures that provide for compliance with accounting standards and applicable laws and regulations. Our independent auditors are responsible for performing an independent audit of the Company's annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles, reviewing the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and annually reporting on the effectiveness of the Company's internal control over financial reporting and other procedures.

During 2016, the Audit Committee performed all of its duties and responsibilities under the Audit Committee charter. The Audit Committee reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2016 with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the PCAOB in Rule 3200T.

The Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors' communications with the Audit Committee. The Audit Committee also discussed auditor independence with the independent auditors.

Based upon the reports and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee's charter, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company for 2016 be included in its Annual Report on 10-K for filing with the SEC.

AUDIT COMMITTEE

Susan E. Lester, Chairperson Paul R. Burke Craig A. Carlson Barry C. Fitzpatrick C. William Hosler Roger H. Molvar

Independent Auditor

The Audit Committee reappointed the firm of KPMG LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. Representatives from KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Independent Auditor Fees

The following is a description of fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2016 and 2015 as well as fees billed for other services rendered by KPMG LLP.

  Audit Fees

        Audit fees include fees for the annual audit of the Company's financial statements included in the Annual Report, audit of acquired opening balance sheet in accordance with securities laws, rules and regulations, review of interim financial statements included in the Company's quarterly reports on Form 10-Q, review of registration statements filed with the SEC, and the issuance of consents and comfort letters. The aggregate audit fees earned by KPMG LLP for the years ended December 31, 2016 and 2015 totaled $3,019,087 and $2,782,017, respectively.

  Audit-Related Fees

        Audit-related fees consist of assurance and related services that are reasonably related to the performance of the audit. No audit related fees were billed to the Company by KPMG LLP for the years ended December 31, 2016 and 2015.

  Tax Fees

        Tax fees include corporate tax compliance, planning and advisory services. The aggregate tax fees billed to the Company by KPMG LLP for the years ended December 31, 2016 and 2015 totaled $1,500,510 and $1,348,679, respectively. Of the 2016 and 2015 tax fees, tax compliance and preparation fees totaled $1,228,512 and $853,762, respectively.

  All Other Fees

        No other fees were billed to the Company by KPMG LLP for the years ended December 31, 2016 and 2015.

  Pre-Approval Policies and Procedures

        The Audit Committee adopted a policy that requires advance approval by the Audit Committee of all audit, audit-related, tax, and all other services performed by the independent auditors. During 2016, the Audit Committee pre-approved all audit services, non-audit services, audit-related services and tax services performed by KPMG LLP on behalf of the Company. In approving any non-audit services, the Audit Committee considered whether the provision of such services would be compatible with maintaining the independence of KPMG LLP.

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Company's Audit Committee appointed the firm of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2017, and is submitting its selection for ratification by our stockholders. KPMG LLP has served as our independent auditors since the Company's formation in 2000. Subject to the matters discussed under the section entitled "Audit Committee Report", the Audit Committee carefully considered the firm's qualifications as independent auditors for the Company, including a review of the qualifications of the engagement team, the quality control procedures the firm has established and any issues raised by the most recent quality control review of the firm. The Audit Committee's review also included the matters regarding auditor independence discussed under the section entitled "Audit Committee Report", including whether the nature and extent of non-audit services would impair the independence of the auditors. Services provided to the Company and its subsidiaries by KPMG LLP during fiscal year 2016 are described under the section entitled "Independent Auditor Fees" above.

The Company's organizational documents do not require that stockholders ratify the appointment of KPMG LLP as independent auditors. The Company is seeking stockholder approval because the Board of Directors believes it is a matter of good corporate governance practice. If the stockholders do not ratify the appointment of KPMG LLP, then the Audit Committee may consider the appointment of other independent auditors, but is not required to do so. The Audit Committee retains the power to replace the independent auditors if the Audit Committee determines that the best interests of the Company warrant a change.

The PacWest Board of Directors recommends a vote "FOR" ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2017.

INFORMATION ON STOCK OWNERSHIP
In this section, you will find:
• Owners of More than Five Percent • Director and Executive Officer Ownership • Section 16(a) Beneficial Ownership Reporting Compliance

OWNERS OF MORE THAN FIVE PERCENT

The following table sets forth the beneficial owners of more than five percent of the outstanding shares of the Company's common stock as of the dates set forth in the footnotes below. Based on the public filings that beneficial owners of more than five percent of the outstanding shares of the Company's common stock are required to make with the SEC, other than as otherwise set forth below, there are no beneficial owners of more than five percent of the outstanding shares of the Company's common stock as of the dates set forth in the footnotes below.

	Amount and Nature of Beneficial Ownership of Common Stock(1)
Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Class(1)
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	14,539,086	12.13%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	9,312,838	7.77%
Capital World Investors(4) 333 South Hope Street Los Angeles, CA 90071	8,031,589	6.70%

(1)
Based on 119,870,416 shares of common stock of the Company issued and outstanding as of the March 20, 2017 Record Date, excluding 1,537,717 shares of unvested time-based restricted stock. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days of the Record Date are deemed to be outstanding for such person or persons, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Based on a Schedule 13G/A filed January 17, 2017, by BlackRock, Inc. (the "BlackRock 13G/A"). According to the BlackRock 13G/A, BlackRock, Inc. is the beneficial owner of 14,539,086 shares of Company common stock, with sole disposition power over all such shares and sole voting power over 14,036,397 of such shares.

(3)
Based on a Schedule 13G/A filed February 10, 2017, by The Vanguard Group (the "Vanguard 13G/A"). According to the Vanguard 13G/A, The Vanguard Group is the beneficial owner of 9,312,838 shares of Company common stock, with sole disposition power over 9,237,015 of such shares and sole voting power over 71,017 of such shares.

(4)
Based on a Schedule 13G/A filed February 13, 2017, by Capital World Investors (the "Capital World 13G/A"). According to the Capital World 13G/A, Capital World Investors is the beneficial owner of 8,031,589 shares of Company common stock, with sole disposition power and sole voting power over all such shares.

OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the beneficial ownership of the Company's common stock as of the Record Date by: (1) each director; (2) each individual named in the 2016 NEO Summary Compensation Table on page 54; and (3) our current directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership of Common Stock(1)
Name	Number of Shares Owned		Percent of Class(1)
Directors and Director Nominees Who Are Not Named Executive Officers
John M. Eggemeyer	201,440		*
Andrew B. Fremder	0		*
Barry C. Fitzpatrick	14,601	(2)	*
C. William Hosler	43,376		*
Craig A. Carlson	10,332		*
Daniel B. Platt	31,370	(3)	*
Robert A. Stine	18,710	(4)	*
Roger H. Molvar	6,944		*
Susan E. Lester	23,331		*
Paul R. Burke	5,182	(5)	*
Tanya M. Acker	685		*
Named Executive Officers
Matthew P. Wagner Chief Executive Officer and President of the Company, Current Director and Director Nominee	478,862	(6)	*
Patrick J. Rusnak Executive Vice President and Chief Financial Officer of the Company	32,352	(7)	*
James J. Pieczynski Executive Vice President of the Company and President of the CapitalSource Division of Pacific Western Bank, Current Director and Director Nominee	180,614	(8)	*
Bryan Corsini Executive Vice President and Chief Credit Officer of the Company	42,120	(9)	*
Stanley R. Ivie Executive Vice President and Chief Risk Officer of the Company	6,975	(10)	*
All Directors and Executive Officers as a group (22 persons)	1,180,992		*

*
Represents less than 1.0% of the outstanding shares of the Company's common stock calculated in accordance with Rule 13d-3 of the Exchange Act. See footnote (1) below.

(1)
For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days of the March 20, 2017 Record Date. This would include any restricted stock which vests within 60 days of the Record Date. Unless otherwise indicated, the nature of the beneficial ownership is sole voting and investment powers over the shares indicated. For purposes of this table,

  "percent of class" is based on 119,870,416 shares of common stock of the Company issued and outstanding as of the Record Date, excluding 1,537,717 shares of unvested time-based restricted stock. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days of the Record Date are deemed to be outstanding for such person or persons, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person. The amounts in the table are as of the Record Date of March 20, 2017.

(2)
Mr. Fitzpatrick has shared voting and investment power with respect to 11,601 shares that are held in a trust of which he is co-trustee.

(3)
Mr. Platt has shared voting and investment power with respect to 28,000 shares that are held in a trust of which he is co-trustee.

(4)
Mr. Stine has shared voting and investment power with respect to 18,710 shares that are held in a trust of which he is co-trustee.

(5)
Mr. Burke's beneficial ownership excludes 51,672 shares beneficially owned by three Northaven entities of which Mr. Burke is a principal.

(6)
Mr. Wagner's beneficial ownership amount does not include (i) 71,663 shares of unvested PRSUs; (ii) 93,100 shares of unvested RSAs; and (iii) 17,003 shares of common stock owned by his spouse and for which he disclaims beneficial ownership.

(7)
Mr. Rusnak's beneficial ownership amount does not include (i) 30,888 shares of unvested PRSUs and (ii) 46,997 shares of unvested RSAs.

(8)
Mr. Pieczynski has shared voting and investment power with respect to 152,386 shares that are held in trust of which he is co-trustee. Mr. Pieczynski's beneficial ownership amount does not include (i) 51,481 shares of unvested PRSUs and (ii) 41,285 shares of unvested RSAs.

(9)
Mr. Corsini's beneficial ownership amount does not include (i) 19,306 shares of unvested PRSUs and (ii) 26,732 shares of unvested RSAs.

(10)
Mr. Ivie's beneficial ownership amount does not include (i) 12,560 shares of unvested PRSUs and (ii) 38,539 shares of unvested RSAs.

EXECUTIVE OFFICERS

The following table sets forth each executive officer of the Company, his or her age as of the Record Date, current position and the period during which such person has served in such position. Following the table is a description of each executive officer's principal occupation during the past five years.

Name	Age	Position	Year in which assumed current position	Year hired by the Company(1)
Christopher D. Blake	57	Executive Vice President, Human Resources of the Company and Pacific Western Bank	2014	1994
Mark Christian	53	Executive Vice President, Manager of Operations and Systems of the Company and Pacific Western Bank	2005	1997
Bryan M. Corsini	55	Executive Vice President, Chief Credit Officer of the Company and Executive Vice President of Pacific Western Bank	2014	2000
Donald D. Destino	47	Executive Vice President, Corporate Development and Investor Relations	2016	2016
Stanley R. Ivie	57	Executive Vice President, Chief Risk Officer of the Company and Pacific Western Bank	2016	2016
Kori L. Ogrosky	47	Executive Vice President, General Counsel and Corporate Secretary of the Company and Executive Vice President and Corporate Secretary of Pacific Western Bank	2014	2005
Bart R. Olson	49	Executive Vice President, Chief Accounting Officer of the Company and Pacific Western Bank	2017	2017
James J. Pieczynski	54	Executive Vice President and Director of the Company and President of the CapitalSource Division and Director of Pacific Western Bank	2014	2001
Patrick J. Rusnak	53	Executive Vice President, Chief Financial Officer of the Company and Pacific Western Bank and Director of Pacific Western Bank	2015	2015
Frank Tower	50	Executive Vice President of the Company and President of the Square 1 Bank Division of Pacific Western Bank	2015	2014
Matthew P. Wagner	60	Chief Executive Officer, President and Director of the Company and Pacific Western Bank	2000	2000

(1)
If the executive joined the Company through an acquisition or merger, the date above indicates the date of hire at the predecessor company and the years of service at the predecessor company are included in the dates above.

Christopher D. Blake.    Mr. Blake is Executive Vice President, Human Resources of the Company and Pacific Western Bank. Since November 18, 2016, Mr. Blake has served on the Board of Directors for California Domestic Water Company, a wholesale water distribution company, and its wholly owned subsidiary Cadway, Inc. Mr. Blake became President of the Eastern Region of Pacific Western Bank when Pacific Western National Bank was acquired by the Company on January 31,

2002 and served in that position until April 2014 when he assumed his current position. Mr. Blake joined Pacific Western National Bank in October 1994 and served as Chief Credit Officer until being appointed Chief Operating Officer in December 1999.

Mark Christian.    Mr. Christian is Executive Vice President, Manager of Operations and Systems of the Company and the Bank. Mr. Christian joined the Company in 2000 with its acquisition of Rancho Santa Fe National Bank where he had been Senior Vice President of Operations since 1997.

Bryan M. Corsini.    Mr. Corsini is Executive Vice President, Chief Credit Officer of the Company and Executive Vice President of Pacific Western Bank. Mr. Corsini is also a director of Pacific Western Bank. Prior to joining the Company, Mr. Corsini served as the Executive Vice President and Chief Administrative Officer of CapitalSource Bank from October 2011 to April 2014. Mr. Corsini previously served as President, Credit Administration of CapitalSource Bank from July 2008 to October 2011 and as Chief Credit Officer from CapitalSource Inc.'s inception in 2000 until July 2008. Prior to joining CapitalSource, from 1986 to 2000, Mr. Corsini was an Executive Vice President with Fleet Capital Corporation, a commercial finance company.

Donald D. Destino.    Mr. Destino is Executive Vice President, Corporate Development and Investor Relations of the Company. Prior to joining the Company in August 2016, Mr. Destino served from 2014 to August 2016 as Portfolio Manager and from 2009 to 2014 as Co-Portfolio Manager at Harvest Capital Strategies. While at Harvest Capital Strategies, Mr. Destino managed funds focused on banks, finance companies and commercial real estate. From 2007 through 2009, Mr. Destino served as director of KKR & Co. L.P. where he managed an investment portfolio across multiple industry sectors. Previous experience also includes roles as managing director, partner and senior research analyst with JMP Securities, Vice President and Senior Research Analyst with Banc of America Securities, Vice President and Research Associate Jefferies & Company, and Executive Director of Journey House, Inc., a non-profit corporation, that focuses on the well being of high achieving, college bound Los Angeles County wards of the court.

Stanley R. Ivie.    Mr. Ivie is Executive Vice President, Chief Risk Officer of the Company and Pacific Western Bank. Prior to joining the Company in March 2016, Mr. Ivie was the Regional Director for the Federal Deposit Insurance Corporation's ("FDIC") San Francisco Region since April 2007. Prior to becoming the Regional Director for the San Francisco Region of the FDIC, Mr. Ivie was Regional Director for the FDIC's Dallas Region. Prior to becoming Regional Director for the Dallas Region, he served as the Deputy Director for the Division of Resolutions and Receiverships. Prior to his appointment as Deputy Director, Mr. Ivie served as an Assistant Director for the Division of Resolutions and Receiverships in Washington, D.C. Mr. Ivie served on the Board of Directors for the Pacific Coast Banking School until January 2016.

Kori L. Ogrosky.    Ms. Ogrosky is Executive Vice President, General Counsel and Corporate Secretary of the Company and Executive Vice President and Corporate Secretary of Pacific Western Bank. Prior to joining the Company in April 2014, Ms. Ogrosky was Senior Vice President and General Counsel of CapitalSource Inc. from January 2012 to April 2014. Ms. Ogrosky served in various roles in CapitalSource's legal department since 2005. Prior to joining CapitalSource, Ms. Ogrosky was an Associate at White & Case LLP from November 1999 to November 2004, where she focused on corporate and securities laws, corporate finance and governance matters.

Bart R. Olson.    Mr. Olson is Executive Vice President and Chief Accounting Officer of the Company and Pacific Western Bank. Prior to joining the Company in February 2017, Mr. Olson served as a Managing Director in the CFO division of Credit Suisse Group where he was responsible for Global Liquidity Measurement and Reporting from March 2014 to February 2017 and served as Deputy Controller Americas Region from May 2013 to March 2014. Previously, Mr. Olson spent twenty-three years in public accounting, including fifteen years with KPMG LLP from 1998 to

2013, nine of which were as an Audit Partner. Mr. Olson is a licensed certified public accountant in California.

James J. Pieczynski.    Mr. Pieczynski is Executive Vice President of the Company and President of the CapitalSource Division of Pacific Western Bank, and he has served as a director of the Company and Pacific Western Bank since 2014. Mr. Pieczynski served as a director of CapitalSource Inc. from January 2010 to April 2014 and as Chief Executive Officer of CapitalSource Inc. from January 2012 to April 2014. Mr. Pieczynski also served as President of CapitalSource Bank from January 2012 to April 2014 and was a member of the Board of Directors of CapitalSource Bank from January 2013 to April 2014. Mr. Pieczynski previously served as CapitalSource Inc.'s Co-Chief Executive Officer from January 2010 through December 2011, President-Healthcare Real Estate Business from November 2008 until January 2010, and Co-President-Healthcare and Specialty Finance from January 2006 until November 2008. Mr. Pieczynski also serves on the Board of Directors, chairs the Nominating and Governance Committee and is a member of the Audit Committee and Compensation Committee of LTC Properties, Inc., a self-administered real estate investment trust.

Patrick J. Rusnak.    Mr. Rusnak is Executive Vice President and Chief Financial Officer of the Company and Pacific Western Bank. Mr. Rusnak is also a director of Pacific Western Bank. Prior to joining the Company in 2015, Mr. Rusnak served as Chief Financial Officer for Sterling Financial Corporation from January 2011 to April 2014. Mr. Rusnak previously served in several executive roles for AmericanWest Bancorporation, including as Chief Executive Officer from July 2008 to December 2010. Prior to his employment with AmericanWest Bancorporation, Mr. Rusnak was the Chief Operating Officer of Western Sierra Bancorp from May 2005 through June 2006.

Frank Tower.    Mr. Tower is Executive Vice President of the Company and President of the Square 1 Bank Division of Pacific Western Bank where he leads the technology, life sciences and venture capital practices across the country. Prior to joining the Company in October 2015, Mr. Tower served as Executive Vice President at Square 1 Bank since January 2014. Previous experience also includes roles as Senior Vice President and Senior Credit Officer during his 10-year tenure at Silicon Valley Bank. Mr. Tower is a founding general partner of Gold Hill Capital Management, LLC, an independent venture debt firm, and he has over 20 years of experience financing high growth, venture-backed technology and life science companies.

Matthew P. Wagner.    Mr. Wagner has been the Chief Executive Officer of the Company and Pacific Western Bank and a director of the Company since 2000. Mr. Wagner also serves on Pacific Western Bank's Board of Directors. Mr. Wagner served as a director of Guaranty Bancorp from 2004 to 2010. From 1996 to 1999, Mr. Wagner was President and Chief Executive Officer of Western Bancorp, when Western Bancorp was acquired by U.S. Bancorp. Prior to joining Western Bancorp, Mr. Wagner served as an Executive Vice President with U.S. Bancorp in Minneapolis, Minnesota, from 1990 to 1996, and as a Senior Vice President, from 1985 to 1990.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's equity securities with the SEC. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of the copies of such reports received by the Company, and on written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and 10% stockholders were complied with during 2016.

ANNUAL MEETING INFORMATION
In this section, you will find:
• Householding of Proxy Materials • Other Business • Communications with the Board of Directors

"HOUSEHOLDING" OF PROXY MATERIALS

The SEC approved a rule concerning the delivery of annual reports and proxy statements. It permits a single set of these reports to be sent to any household in which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as "householding", reduces the volume of duplicate information stockholders receive and reduces Company mailing and printing expenses.

In accordance with a notice sent to certain stockholders who shared a single address, only one annual report and proxy statement will be sent to that address unless a stockholder at that address requests that multiple sets of documents be sent. If a stockholder who agreed to householding wishes to receive a separate proxy statement or annual report either now or in the future, he or she may contact our transfer agent, Wells Fargo Shareowner Services, at (800) 468-9716 or by mail at P.O. Box 64874, St. Paul, Minnesota 55164-0874. Stockholders who are record holders and share an address and that would like to receive a single set of reports or proxy statements may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Wells Fargo Shareowner Services at the address set forth above.

OTHER BUSINESS

Except as set forth herein, management has no knowledge of any other business to come before the Annual Meeting. If, however, any other matters of which management is now unaware properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

Stockholder Proposals

Business must be properly brought before an annual meeting in order to be considered by stockholders. To be considered for inclusion in the Company's Proxy Statement for the 2018 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing to the Company's Corporate Secretary no later than December 1, 2017 and must satisfy the other requirements of Rule 14a-8 under the Exchange Act.

Any proposal submitted for the proxy materials will be subject to the rules and regulations of the SEC concerning stockholder proposals. The notice of a proposal must also contain the following items:

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  The stockholder's name, address, and beneficial ownership of shares of the Company;

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  The text of the proposal to be presented;

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  A brief written statement of the reasons why such stockholder favors the proposal; and

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  Any material interest of such stockholder in the proposal.

Assuming the Company holds the 2018 Annual Meeting of Stockholders on the anniversary of the Annual Meeting, matters proposed by stockholders for consideration at the 2018 Annual Meeting of Stockholders but not included in our proxy materials must be received by our Corporate Secretary no earlier than January 15, 2018, and no later than February 14, 2018.

Director Nominations

Nominations for the election of directors may be made by a stockholder entitled to vote for the election of directors by submitting a notice in writing, delivered or mailed by first class, United States mail, postage prepaid, to the Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting of the stockholders of the Company called for the election of directors.

Director nominations proposed by stockholders to be made at the 2018 Annual Meeting of Stockholders must be received by our Corporate Secretary no earlier than January 15, 2018, and no later than February 14, 2018.

Pursuant to the Company's Amended and Restated Bylaws and the rules and regulations of the SEC, the notice stating a desire to nominate any person for election as a director of the Company must contain the following items:

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  The stockholder's name, address, and beneficial ownership of shares of the Company;

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  The name, age, business address, residential address, and principal occupation or employment of the person to be nominated;

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  The nominee's signed consent to serve as a director of the Company, if elected;

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  The number of shares of the Company's stock beneficially owned by the nominee;

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  A description of all arrangements and understandings between the stockholder and the nominee pursuant to which the nomination is to be made; and

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  Such other information concerning the director nominee as would be required in a proxy statement soliciting proxies for the election of the director nominee under the rules of the SEC.

A copy of the Company's Amended and Restated Bylaws specifying the requirements will be furnished to any stockholder upon written request to the Corporate Secretary.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders interested in communicating with a director or with the directors as a group, or persons interested in communicating complaints to the Audit Committee concerning accounting, internal controls or auditing matters, may do so by writing care of the Corporate Secretary, PacWest Bancorp, 9701 Wilshire Boulevard, Suite 700, Beverly Hills, California 90212. The Board has adopted a process for handling correspondence received by the Company and addressed to members of the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that the Corporate Secretary otherwise determines requires the Board's attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Any concerns relating to accounting, internal controls or auditing matters are promptly brought to the attention of the Company's General Counsel and/or other members of the Company's management and handled in accordance with procedures established by the Audit Committee with respect to such matters. These procedures include the ability to post reports anonymously via an internet-based tool or via a toll-free "hot-line" available to employees for purposes of reporting alleged or suspected wrongdoing.

INCORPORATION BY REFERENCE

The sections in this Proxy Statement entitled "Compensation Committee Report" and "Audit Committee Report" do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates any such reports by reference therein.

By Order of the Board of Directors,

/s/ KORI L. OGROSKY Kori L. Ogrosky, Executive Vice President, General Counsel and Corporate Secretary
Dated: March 31, 2017

APPENDIX A

PACWEST BANCORP 2017 STOCK INCENTIVE PLAN

        1.    Purpose of the Plan.    The purpose of this PacWest Bancorp 2017 Stock Incentive Plan is to offer certain Employees, Non-Employee Directors, and Consultants the opportunity to acquire a proprietary interest in the Company. Through the Plan, the Company and its subsidiaries seek to attract, motivate, and retain highly competent persons. The success of the Company and its affiliates are dependent upon the efforts of these persons. The Plan provides for the grant of options, restricted stock awards, performance stock awards, and stock appreciation rights. An option granted under the Plan may be a Non-Statutory Stock Option or an Incentive Stock Option, as determined by the Administrator. Upon approval of this Plan by the Company's stockholders, the PacWest Bancorp 2003 Stock Incentive Plan, as Amended and Restated as of May 16, 2016 (the "2003 SIP") (including the share reserve that rolled over from the CapitalSource Inc. Third Amended and Restated Equity Incentive Plan (the "CapitalSource Plan")) shall be frozen, and no new awards may be granted under the 2003 SIP after such date.

        2.    Definitions.    As used herein, the following definitions shall apply.

        "Act" shall mean the Securities Act of 1933, as amended.

        "Administrator" shall mean the Board or any one of the Committees.

        "Affiliate" shall mean any parent or subsidiary (as defined in Sections 424(e) and (f) of the Code) of the Company.

        "Award" shall mean an Option, Stock Award, or a SAR.

        "Board" shall mean the Board of Directors of the Company.

        "Cause" shall have the meaning given to it under the Participant's employment agreement with the Company or Affiliate, or a policy of the Company or an Affiliate. If the Participant does not have an employment agreement or the employment agreement does not define this term, or the Company or an Affiliate does not have a policy that defines this term, then Cause shall include malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Company or an Affiliate which results in termination of the Participant's service with the Company or an Affiliate, as determined by the Administrator.

        "Change in Control" shall mean:

          (i)    the consummation of a plan of dissolution or liquidation of the Company;

          (ii)   the individuals who, as of the effective date hereof, are members of the Board ("Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or publicly threatened "election contest" or other actual or publicly threatened solicitation of proxies or consents by or on behalf of an individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act) (a "Person") other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any election contest or Proxy Contest;

          (iii)  the consummation of a plan of reorganization, merger or consolidation involving the Company, except for a reorganization, merger or consolidation where (A) the stockholders of the

  Company immediately prior to such reorganization, merger or consolidation own directly or indirectly at least seventy (70%) of the combined voting power of the outstanding voting securities of the company resulting from such reorganization, merger or consolidation (the "Surviving Company") in substantially the same proportion as their ownership of voting securities of the Company immediately prior to such reorganization, merger or consolidation, and (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such reorganization, merger or consolidation constitute at least two-thirds of the members of the board of directors of the Surviving Company, or of a company beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Company;

          (iv)  the sale of all or substantially all the assets of the Company to another person; or

          (v)   the acquisition by another Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of stock representing more than fifty percent (50%) of the voting power of the Company then outstanding by another Person.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean a committee appointed by the Board in accordance with Section 3 below.

        "Common Stock" shall mean the common stock of the Company, no par value.

        "Company" shall mean PacWest Bancorp, a Delaware corporation.

        "Consultant" shall mean any natural person who performs bona fide services for the Company or an Affiliate as a consultant or advisor, excluding Employees and Non-Employee Directors.

        "Date of Grant" shall mean the effective date as of which the Administrator grants an Option to an Optionee, a Stock Award to a Grantee, or a SAR to an Optionee.

        "Disability" shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

        "Employee" shall mean any individual who is a common-law employee of the Company or an Affiliate.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Exercise Price," in the case of an Option, shall mean the exercise price of a share of Optioned Stock. "Exercise Price," in the case of a SAR, shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such SAR.

        "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

          (i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (ii)   If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock quoted by such recognized securities dealer on the last market trading day prior to the day of determination; or

          (iii)  In the absence of an established market for the Common Stock, its Fair Market Value shall be determined, in good faith, by the Administrator.

        "Granted Stock" shall mean the shares of Common Stock that were granted pursuant to a Stock Award.

        "Grantee" shall mean any person who is granted a Stock Award.

        "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        "Non-Employee Director" shall mean a non-employee member of the Board.

        "Non-Statutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

        "Notice of Stock Appreciation Rights Grant" shall mean the notice delivered by the Company to the Optionee evidencing the grant of an SAR.

        "Notice of Stock Option Grant" shall mean the notice delivered by the Company to the Optionee evidencing the grant of an Option.

        "Option" shall mean a stock option granted pursuant to the Plan.

        "Option Agreement" shall mean a written agreement that evidences an Option in such form as the Administrator shall approve from time to time.

        "Optioned Stock" shall mean the Common Stock subject to an Option.

        "Optionee" shall mean any person who receives an Option or a SAR.

        "Participant" shall mean an Optionee or a Grantee.

        "Performance Stock Award" shall mean an Award granted pursuant to Section 9 of the Plan.

        "Plan" shall mean this PacWest Bancorp 2017 Stock Incentive Plan.

        "Qualified Note" shall mean a recourse note, with a market rate of interest that may, at the discretion of the Administrator, be secured by the Optioned Stock or otherwise.

        "Restricted Stock Award" shall mean an Award granted pursuant to Section 8 of the Plan.

        "Risk of Forfeiture" shall mean the Grantee's risk that the Granted Stock may be forfeited and returned to the Company in accordance with Section 8 or 9 of the Plan.

        "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3.

        "SAR" or "Stock Appreciation Right" shall mean a stock appreciation right granted pursuant to the Plan.

        "SAR Agreement" shall mean a written agreement that evidences a SAR in such form as the Administrator shall approve from time to time.

        "Service" shall mean the performance of services for the Company (or any Affiliate) by an Employee, Non-Employee Director, or Consultant, as determined by the Administrator in its sole discretion. Service shall not be considered interrupted in the case of: (i) a change of status (i.e., from Employee to Consultant, Non-Employee Director to Consultant, or any other combination); (ii) transfers between locations of the Company or between the Company and any Affiliate; or (iii) a leave of absence approved by the Company or an Affiliate. A leave of absence approved by the Company or an Affiliate shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company or an Affiliate.

        "Service Provider" shall mean an Employee, Non-Employee Director, or Consultant.

        "Share" shall mean a share of Common Stock.

        "Stock Award" shall mean a Restricted Stock Award or a Performance Stock Award.

        "Stock Award Agreement" shall mean a written agreement that evidences a Restricted Stock Award or Performance Stock Award in such form as the Administrator shall approve from time to time.

        "Tax" or "Taxes" shall mean the federal, state, and local income, employment and excise tax liabilities incurred by the Participant in connection with his/her Awards.

        "10% Stockholder" shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Affiliate).

        "Termination Date" shall mean the date on which a Participant's Service terminates, as determined by the Administrator in its sole discretion.

        "Vesting Event" shall mean the earlier of: (i) the termination of a Participant's Service by the Company or any successor entity thereto without Cause or by the Participant for Good Reason (as defined in the Award Agreement, if applicable) within twenty-four months following the occurrence of a Change in Control; and (ii) the death of a Participant.

        3.    Administration of the Plan.

          (a)   Except as otherwise provided for below, the Plan shall be administered by (i) the Board or (ii) a Committee, which Committee shall be constituted to satisfy applicable laws.

            (i)    Section 162(m).    To the extent that the Administrator determines that it is desirable to qualify Awards as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee comprised solely of two or more "outside directors" within the meaning of Section 162(m) of the Code.

            (ii)    Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

          (b)    Powers of the Administrator.    Subject to the provisions of the Plan and in the case of specific duties delegated by the Administrator, and subject to the approval of relevant authorities, including the approval, if required, of any stock exchange or national market system upon which the Common Stock is then listed, the Administrator shall have the authority, in its sole discretion:

            (i)    to determine the Fair Market Value of the Common Stock;

            (ii)   to select the Service Providers to whom Awards may, from time to time, be granted under the Plan;

            (iii)  to determine whether and to what extent Awards are granted under the Plan;

            (iv)  to determine the number of Shares that pertain to each Award;

            (v)   to approve the terms of the Option Agreements, Stock Award Agreements, and SAR Agreements;

            (vi)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award. Such terms and conditions may include, but are not limited to, the Exercise Price, the status of an Option (Non-Statutory Stock Option or Incentive Stock Option), the time or times when Awards may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

            (vii) to determine the method of payment of the Exercise Price;

            (viii)  to delegate to others responsibilities to assist in administering the Plan;

            (ix)  to construe and interpret the terms of the Plan, Option Agreements, Stock Award Agreements, SAR Agreements and any other documents related to the Awards;

            (x)   to interpret and administer the terms of the Plan to comply with all Tax rules and regulations; and

            (xi)  to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable.

          (c)    Effect of Administrator's Decision.    All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Awards. The Administrator's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants whether or not such Participants are similarly situated.

          (d)    Liability.    No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his/her behalf in his/her capacity as a member of the Committee for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power the Company may have to indemnify them or hold them harmless.

        4.    Stock Subject To The Plan.

          (a)    Basic Limitation.    The total number of Options, Stock Awards, and SARs that may be awarded under the Plan may not exceed 4 million, subject to the adjustments provided for in Section 11 of the Plan.

          (b)    Additional Shares.    In the event that any outstanding Award expires or is canceled or otherwise terminated, the Shares that pertain to the unexercised Award shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company at their original purchase price, such Shares shall again be available for the purposes of the Plan, except that the aggregate number of Shares which may be issued upon the exercise of Incentive Stock Options shall in no event exceed 4 million Shares, subject to the adjustments provided for in Section 11 of the Plan. Shares that are withheld or tendered to the Company to pay Taxes or to pay the exercise price of Options or other Awards will not become available for reissuance under the Plan, and Shares subject to a SAR that are not issued in connection with the stock settlement of that SAR will not become available for reissuance under the Plan.

        5.    Eligibility.    The persons eligible to participate in the Plan shall be limited to Employees, Non-Employee Directors, and Consultants who have the potential to impact the long-term success of the Company and/or its Affiliates and who have been selected by the Administrator to participate in the Plan.

        6.    Option Terms.    Each Option shall be evidenced by an Option Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, that each Option Agreement shall comply with the terms specified below. No person may be granted (in any calendar year) Options to purchase more than 250,000 Shares, subject to the adjustments provided for in Section 11 of the Plan. Each Option Agreement evidencing an Incentive Stock Option shall, in addition, be subject to Section 7 below.

          (a)    Exercise Price.

            (i)    The Exercise Price of an Option shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option.

            (ii)   Notwithstanding the foregoing, where the outstanding shares of stock of another corporation are changed into or exchanged for shares of Common Stock without monetary consideration to that other corporation, then, subject to the approval of the Board, Options may be granted in exchange for unexercised, unexpired stock options of the other corporation and the exercise price of the Optioned Shares subject to each Option so granted may be fixed at a price less than 100% of the Fair Market Value of the Common Stock at the time such Option is granted if said exercise price has been computed to be not less than the exercise price set forth in the stock option of the other corporation, with appropriate adjustment to reflect the exchange ratio of the shares of stock of the other corporation into the shares of Common Stock of the Company.

            (iii)  The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (subject to Subsection (a)(iv) below) and may consist entirely of (A) cash, (B) check, (C) Shares, (D) Qualified Note, or (e) any combination of the foregoing methods of payment. The Administrator may also permit Optionees, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Administrator, and use the proceeds from such sale as payment of part or all of the exercise price of such shares. Notwithstanding the foregoing, a method of payment may not be used if it causes the Company to: (i) recognize compensation expense for financial reporting purposes; (ii) violate Section 402 of the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant thereto; or (iii) violate Regulation O, promulgated by the Board of Governors of the Federal Reserve System, as determined by the Administrator in its sole discretion.

            (iv)  To the extent permitted under Section 402 of the Sarbanes-Oxley Act of 2002 and the regulations adopted pursuant thereto, holders of Non-Statutory Stock Options have the right to use previously vested Shares in satisfaction of all or part of the Exercise Price as follows:

              (A)    Stock Withholding:    The election to have the Company withhold, from the Shares otherwise issuable upon the exercise of such Non-Statutory Stock Option, a portion of those Shares with an aggregate Fair Market Value equal to the Exercise Price.

              (B)    Stock Delivery:    The election to deliver to the Company, at the time the Non-Statutory Stock Option is exercised, one or more Shares previously acquired by such holder with an aggregate Fair Market Value equal to the Exercise Price.

          (b)    Vesting.    Subject to the limitations set forth in Section 12 of the Plan, any Option granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share. Notwithstanding anything herein to the contrary, upon the occurrence of a Vesting Event, all Options that are outstanding on the date of the Vesting Event shall become exercisable on such date (whether or not previously vested).

          (c)    Term of Options.    No Option shall have a term in excess of 10 years measured from the Date of Grant of such Option.

          (d)    Procedure for Exercise.    An Option shall be deemed to be exercised when written notice of such exercise has been given to the Administrator in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment of the applicable Exercise Price for the Share being exercised has been received by the Administrator. Full payment may consist of any consideration and method of payment allowable under Subsection (a)(iii) above. In the event of a broker assisted cashless exercise, the broker shall not be deemed to be an agent of the Administrator.

          (e)    Effect of Termination of Service.

            (i)    Termination of Service.    Upon termination of an Optionee's Service, other than due to death, Disability, or Cause, the Optionee may exercise his/her Option, but only on or prior to the date that is three months following the Optionee's Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration of the term of such Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). If, on the Termination Date, the Optionee is not entitled to exercise the Optionee's entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination of Service, the Optionee does not exercise his/her Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

            (ii)    Disability of Optionee.    In the event of termination of an Optionee's Service due to his/her Disability, the Optionee may exercise his/her Option, but only on or prior to the date that is twelve months following the Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration date of the term of his/her Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). To the extent the Optionee is not entitled to exercise the Option on the Termination Date, or if the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

            (iii)    Death of Optionee.    In the event that an Optionee should die while in Service, the Optionee's Option may be exercised by the Optionee's estate or by a person who has acquired the right to exercise the Option by bequest or inheritance, but only on or prior to the date that is twelve months following the date of death, and only to the extent that the Optionee was entitled to exercise the Option at the date of death (but in no event later than the expiration date of the term of his/her Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). If, at the time of death, the Optionee was not entitled to exercise his/her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If after death, the Optionee's estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

            (iv)    Cause.    In the event of termination of an Optionee's Service due to Cause, the Optionee's Options shall terminate on the Termination Date.

            (v)   To the extent that the Company does not violate Section 409A of the Code or any regulations adopted, Section 402 of the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant thereto or Regulation O, promulgated by the Board of Governors of the Federal Reserve System (as determined by the Administrator in its sole discretion), the

    Administrator shall have complete discretion, exercisable either at the time an Option or SAR is granted or at any time while the Option or SAR remains outstanding, to:

              (A)  extent the period of time for which the Option or SAR is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that Option or SAR to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the expiration of the Option or SAR term; and/or

              (B)  permit the Option or SAR to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested Shares for which such Option or SAR is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

          (f)    Stockholder Rights.    Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 below.

          (g)    Non-transferability of Options.    Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the immediately preceding sentence, the Administrator may permit an Optionee to transfer any Award which is not an Incentive Stock Option to one or more of the Optionee's immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term "immediate family" shall mean the Optionee's spouse and issue (including adopted and step children) and (ii) the phrase "immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Optionee to make such a transfer shall have adverse consequences to the Company or the Optionee by reason of Section 162(m) of the Code.

        7.    Incentive Stock Options.    The terms specified below shall be applicable to all Incentive Stock Options, and these terms shall, as to such Incentive Stock Options, supercede any conflicting terms in Section 6 above. Options which are specifically designated as Non-Statutory Stock Options when issued under the Plan shall not be subject to the terms of this Section.

          (a)    Eligibility.    Incentive Stock Options may only be granted to Employees.

          (b)    Exercise Price.    The Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option, except as otherwise provided for in Subsection (d) below.

          (c)    Dollar Limitation.    In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Optioned Stock (determined as of the Date of Grant of each Option) with respect to Options granted to any Employee under the Plan (or any other option plan of the Company or any Affiliate) that may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options shall be applied on the basis of the order in which such Options are granted. Any Options in excess of such limitation shall automatically be treated as Non-Statutory Stock Options.

          (d)    10% Stockholder.    If any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, then the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant of such Option, and the Option term shall not exceed five years measured from the Date of Grant of such Option.

          (e)    Change in Status.    In the event of an Optionee's change of status from Employee to Consultant or to Non-Employee Director, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option three months and one day following such change of status.

          (f)    Approved Leave of Absence.    If an Optionee is on an approved leave of absence, and the Optionee's reemployment upon expiration of such leave is not guaranteed by statute or contract, including Company policies, then on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

          8.    Restricted Stock Award.    Each Restricted Stock Award shall be evidenced by a Stock Award Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, such Stock Award Agreement shall comply with the terms specified below.

          (a)    Risk of Forfeiture.

            (i)    General Rule.    Shares or units issued pursuant to a Restricted Stock Award shall initially be subject to a Risk of Forfeiture. The Risk of Forfeiture shall be set forth in the Stock Award Agreement, and shall comply with the terms specified below.

            (ii)    Lapse of Risk of Forfeiture.    The Risk of Forfeiture shall lapse as the Grantee vests in the Granted Stock. Subject to the limitations set forth in Section 12 of the Plan, the Grantee shall vest in the Granted Stock at such times and under such conditions as determined by the Administrator and set forth in the Stock Award Agreement. Notwithstanding the foregoing, upon the occurrence of a Vesting Event, the Grantee shall become 100% vested in those shares of Granted Stock that are outstanding on the date of the Vesting Event.

            (iii)    Forfeiture of Granted Stock.    Except as otherwise determined by the Administrator in its discretion, the Granted Stock that is subject to a Risk of Forfeiture shall automatically be forfeited and immediately returned to the Company on the Grantee's Termination Date or the date on which the Administrator determines that any other conditions to the vesting of the Restricted Stock were not satisfied during the designated period of time.

          (b)    Rights as a Stockholder.    Upon vesting of a Restricted Stock Award, the Grantee shall have the rights of a stockholder with respect to the voting of the vested shares of Granted Stock, subject to the conditions contained in the Stock Award Agreement.

          (c)    Dividends.    The Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Granted Stock.

          (d)    Non-transferability of Restricted Stock Award.    Except as otherwise provided for in Section 13 of the Plan, Restricted Stock Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee.

  Notwithstanding the immediately preceding sentence, the Administrator may permit a Grantee to transfer any Award which is not an Incentive Stock Option to one or more of the Grantee's immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term "immediate family" shall mean the Grantee's spouse and issue (including adopted and step children) and (ii) the phrase "immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Grantee to make such a transfer shall have adverse consequences to the Company or the Grantee by reason of Section 162(m) of the Code.

        9.    Performance Stock Award.    Each Performance Stock Award shall be evidenced by a Stock Award Agreement, in the form approved by the Administrator, and may contain such provisions as the Administrator deems appropriate; provided, however, such Stock Award Agreement shall comply with the terms specified below. No person may be granted (in any calendar year) Performance Stock Awards that pertain to more than 250,000 Shares, subject to the adjustments provided for in Section 11 of the Plan.

          (a)    Risk of Forfeiture.

            (i)    General Rule.    Shares or units issued pursuant to a Performance Stock Award shall initially be subject to a Risk of Forfeiture. The Risk of Forfeiture shall be set forth in the Stock Award Agreement, and shall comply with the terms specified below.

            (ii)    Lapse of Risk of Forfeiture.    The Risk of Forfeiture shall lapse as the Grantee vests in the Granted Stock. Subject to the limitations set forth in Section 12 of the Plan, the Grantee shall vest in or accelerate vesting in the Granted Stock, in whole or in part, if certain goals established by the Administrator are achieved over a designated period of time, but not in any event more than 10 years. At the discretion of the Administrator, the goals may be based upon the attainment of one or more of the following business criteria (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies): net income; return on average assets ("ROA"); cash ROA; return on average equity ("ROE"); cash ROE; diluted or basic earnings per share ("EPS"); cash EPS; stock price; total shareholder return; net charge-offs/total assets; non-performing assets/total assets; classified assets/(Tier I Capital + ALLL); net interest margin (tax equivalent); return on average tangible common equity; and efficiency ratio. Performance goals may be established on a Company-wide basis or with respect to one or more business units or divisions. When establishing performance goals, the Administrator may exclude (or make adjustments on account of) any or all "unusual or infrequently occurring" items as determined under U.S. generally accepted accounting principles (including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations and other unusual or infrequently occurring items), changes in applicable tax laws or accounting principles, or such other factors as the Administrator deems appropriate. Notwithstanding the foregoing, upon the occurrence of a Vesting Event, the Grantee shall become 100% vested in those shares of Granted Stock that are outstanding on the date of the Vesting Event, provided, however, that in the event of the death of a Participant, any outstanding Performance Awards (1) shall be deemed earned at the target level with respect to all open performance periods if death occurs during the performance period, and (2) shall be deemed earned at the actual performance level achieved if death occurs after the end of the performance period.

            (iii)    Certification of Performance.    Following the completion of each performance period, the Administrator will determine whether the applicable performance goals have been met with respect to a given Grantee and, if they have, will so certify in writing and ascertain the amount of the applicable Performance Stock Award. No Performance Stock Awards will be paid for such performance period until such certification is made by the Administrator.

            (iv)    Forfeiture of Granted Stock.    The Granted Stock that is subject to a Risk of Forfeiture shall automatically be forfeited and immediately returned to the Company on the Grantee's Termination Date or the date on which the Administrator determines that any other conditions to the vesting of the Performance Stock Award, including performance goals, were not satisfied during the designated period of time.

          (b)    Rights as a Stockholder.    Upon vesting of a Performance Stock Award, the Grantee shall have the rights of a stockholder with respect to the voting of the vested shares of Granted Stock, subject to the conditions contained in the Stock Award Agreement.

          (c)    Dividends.    The Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on Granted Stock.

          (d)    Non-transferability of Performance Stock Award.    Except as otherwise provided for in Section 13 of the Plan, Performance Stock Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the immediately preceding sentence, the Administrator may permit a Grantee to transfer any Award which is not an Incentive Stock Option to one or more of the Grantee's immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term "immediate family" shall mean the Grantee's spouse and issue (including adopted and step children) and (ii) the phrase "immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Grantee to make such a transfer shall have adverse consequences to the Company or the Grantee by reason of Section 162(m) of the Code.

        10.    Stock Appreciation Rights.    Each SAR shall be evidenced by a SAR Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, that each SAR Agreement shall comply with the terms specified below. No person may be granted (in any calendar year) SARs that pertain to more than 250,000 Shares, subject to the adjustments provided for in Section 11 of the Plan.

          (a)    Exercise Price.    The Exercise Price of a SAR shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such SAR.

          (b)    Vesting.    Subject to the limitations set forth in Section 12 of the Plan, any SAR granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator and set forth in the SAR Agreement. Notwithstanding anything herein to the contrary, upon the occurrence of a Vesting Event, all SARs that are outstanding on the date of the Vesting Event shall become exercisable on such date (whether or not previously vested).

          (c)    Term of SARs.    No SAR shall have a term in excess of 10 years measured from the Date of Grant of such SAR.

          (d)    Non-transferability of SARs.    SARs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the immediately preceding sentence, the Administrator may permit an Optionee to transfer any Award which is not an Incentive Stock Option to one or more of the Optionee's immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term "immediate family" shall mean the Optionee's spouse and issue (including adopted and step children) and (ii) the phrase "immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Optionee to make such a transfer shall have adverse consequences to the Company or the Optionee by reason of Section 162(m) of the Code.

          (e)    Procedure for Exercise.    A SAR shall be deemed to be exercised when written notice of such exercise has been given to the Administrator in accordance with the terms of the SAR Agreement by the person entitled to exercise the SAR. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive an amount equal to the amount by which the Fair Market Value (on the date of surrender) of a Share exceeds the Exercise Price of such SAR. The Company shall pay this amount in the form of: (i) Common Stock; (ii) cash; or (iii) a combination of Common Stock and cash, as determined by the Administrator.

          (f)    Effect of Termination of Service.

            (i)    Termination of Service.    Upon termination of an Optionee's Service, other than due to death, Disability, or Cause, the Optionee may exercise his/her SARs, but only on or prior to the date that is three months following the Optionee's Termination Date, and only to the extent that the Optionee was entitled to exercise such SARs on the Termination Date (but in no event later than the expiration of the term of such SAR, as set forth in the Notice of Stock Appreciation Rights Grant to the SAR Agreement). If, on the Termination Date, the Optionee is not entitled to exercise all of the Optionee's SARs, then the Shares that pertain to the unexercisable SARs shall revert to the Plan. If, after termination of Service, the Optionee does not exercise his/her SARs within the time specified herein, the SARs shall terminate, and the Shares that pertain to the SARs shall revert to the Plan.

            (ii)    Disability of Optionee.    In the event of termination of an Optionee's Service due to his/her Disability, the Optionee may exercise his/her SARs, but only on or prior to the date that is twelve months following the Termination Date, and only to the extent that the Optionee was entitled to exercise such SARs on the Termination Date (but in no event later than the expiration date of the term of his/her SAR, as set forth in the Notice of Stock Appreciation Rights Grant to the SAR Agreement). To the extent the Optionee is not entitled to exercise the SARs on the Termination Date, or if the Optionee does not exercise the SARs to the extent so entitled within the time specified herein, the SARs shall terminate, and the Shares that pertain to the SARs shall revert to the Plan.

            (iii)    Death of Optionee.    In the event that an Optionee should die while in Service, the Optionee's SARs may be exercised by the Optionee's estate or by a person who has acquired the right to exercise the SARs by bequest or inheritance, but only on or prior to the date that is twelve months following the date of death, and only to the extent that the Optionee was entitled to exercise the SARs at the date of death (but in no event later than the expiration date of the term of his/her SAR, as set forth in the Notice of Stock Appreciation Rights

    Grant to the SAR Agreement). If, at the time of death, the Optionee was not entitled to exercise all of his/her SARs, the Shares that pertain to the unexercisable SARs shall immediately revert to the Plan. If after death, the Optionee's estate or a person who acquires the right to exercise the SARs by bequest or inheritance does not exercise the SARs to the extent so entitled within the time specified herein, the SARs shall terminate, and the Shares that pertain to the SARs shall revert to the Plan.

            (iv)    Cause.    In the event of termination of an Optionee's Service due to Cause, the Optionee's SARs shall terminate on the Termination Date.

        11.    Adjustments Upon Changes in Capitalization.

          (a)    Changes in Capitalization.    The limitations set forth in Sections 4, 6, and 10 of the Plan, the number of Shares that pertain to each outstanding Award, and the Exercise Price of each Option and SAR shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock, any extraordinary cash dividend, or any other increase or decrease in the number of issued and outstanding Shares, effected without the receipt of consideration by the Company. Such adjustment shall be made by the Administrator, to the extent possible, so that the adjustment shall not result in an additional accounting expense, and so that the adjustment shall not result in any taxes to the Company or the Participant. The Administrator's determination with respect to the adjustment shall be final, binding, and conclusive.

          (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. In such event, the Administrator, in its discretion, may provide for a Participant to fully vest in his/her Option and SAR, and the Right of Forfeiture to lapse on his/her Granted Stock. To the extent it has not been previously exercised, an Award will terminate upon termination or liquidation of the Company.

          (c)    Change in Control.

            (i)    Unless otherwise determined by the Committee (or unless otherwise set forth in an employment agreement or a severance agreement or plan applicable to a Participant), if a Participant's Service is terminated by the Company or any successor entity thereto without Cause or by the Participant for Good Reason (as defined in the Award Agreement, if applicable), in each case upon or within twenty-four months after a Change in Control, each Award granted to such Participant prior to such Change in Control shall become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable as of the date of such termination of Service. As of the Change in Control date, any outstanding Performance Stock Awards shall (1) for awards that have a separate target and maximum performance level (x) be deemed earned at the target level with respect to all open performance periods if a Change in Control occurs within six months after the date of grant or (y) be deemed earned at the actual performance level as of the date of the Change in Control if a Change in Control occurs more than six months after the date of grant, and (2) for awards that do not have a separate target and maximum performance level, be deemed earned at the target performance level, and in all cases, the Performance Stock Awards will cease to be subject to any further performance conditions (and the number of Performance Stock Awards earned under this provision will be treated as the number of shares of Granted Stock that are outstanding, including for purposes of a subsequent Vesting Event) but will continue to be subject to time-based service vesting following the Change in Control in accordance with the original performance period.

            (ii)   Notwithstanding the foregoing, in the event of a Change in Control, a Participant's Award may be treated, to the extent determined by the Committee to be permitted under Section 409A of the Code, in accordance with one of the following methods as determined by the Committee in its sole discretion: (i) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Award previously granted under the Plan, as determined by the Committee in its sole discretion; (ii) cancel such Award for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and SARs, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such Options or SARs over the aggregate Exercise Price of such Options or SARs, as the case may be; or (iii) provide that for a period of at least 20 days prior to the Change in Control, any Options or SARs will be exercisable as to all shares of Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or SARs not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. In the event that the consideration paid in the Change in Control includes contingent value rights, earnout or indemnity payments or similar payments, then the Committee will determine if Awards settled under clause (ii) above are (a) valued at closing taking into account such contingent consideration (with the value determined by the Committee in its sole discretion) or (b) entitled to a share of such contingent consideration. For the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or SAR for which the Exercise Price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.

        12.    Minimum Vesting.    All Awards shall be subject to a minimum vesting schedule of at least 12 months following the Date of Grant of the Award (including Performance Awards, which shall be subject to a minimum performance period of at least twelve months), provided, however, that vesting for all Awards may accelerate in connection with a Vesting Event. Notwithstanding the foregoing, up to 5% of the Shares available for grant under the Plan may be granted with a minimum vesting schedule that is shorter than that mandated in this Section 12.

        13.    Deferral of Stock Awards and SARs.    The Administrator, in its sole discretion, may permit a Grantee to defer his/her Stock Awards, and an Optionee to defer his/her SARs pursuant to the terms and conditions provided for in any deferred compensation plan of the Company as in effect from time to time. Notwithstanding the foregoing, to the extent an Award is determined to constitute a "deferral of compensation" within the meaning of Section 409A, any such subsequent deferral shall be made in accordance with the terms of Code Section 409A(a)(4) and the regulations promulgated thereunder.

        14.    No Repricings or Reloads.    The Administrator may not take any action which would constitute a "repricing" of Options or other Awards (or cash buyback of underwater Options or other Awards) without the approval of the Company's stockholders prior to effectiveness, including (i) any reduction in exercise price or cancellation of an Option or other Award in exchange for an Option or other Award with a lower exercise price or (ii) cancellation of an Option or other Award for cash or another grant if the exercise price of the Option or other Award is greater than the fair market value of the Shares subject to the Option or other Award at the time of cancellation. The Administrator may not grant any Awards with automatic reload features.

        15.    Share Escrow/Legends.    Unvested Shares issued under the Plan may, in the Administrator's discretion, be held in escrow by the Company until the Participant's interest in such Shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested Shares.

        16.    Tax Withholding.

          (a)   For corporate purposes, the Company's obligation to deliver Shares upon the exercise of Options, deliver Shares or cash upon the exercise of SARs, or deliver Shares or remove any restrictive legends upon vesting of such Shares under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

          (b)   To the extent permitted under Section 402 of the Sarbanes-Oxley Act of 2002 and the regulations adopted pursuant thereto, holders of Non-Statutory Stock Options or SARS, or unvested Shares under the Plan, have the right to use previously vested Shares in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their Non-Statutory Stock Options or SARs, or the vesting of their Shares. Such right includes:

            (i)    Stock Withholding:    The election to have the Company withhold, from the Shares otherwise issuable upon the exercise of such Non-Statutory Stock Option or SAR, or the vesting of such Shares, a portion of those Shares with an aggregate Fair Market Value equal to the Taxes calculated using the maximum amount permitted to be withheld under applicable tax rules.

            (ii)    Stock Delivery:    The election to deliver to the Company, at the time the Non-Statutory Stock Option or SAR is exercised or the Shares vest, one or more Shares previously acquired by such holder (other than in connection with the Option or SAR exercise, or Share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the Taxes calculated using maximum amount permitted to be withheld under applicable tax rules.

        17.    Effective Date and Term of the Plan.    The Plan was approved by the Board on February 15, 2017 and shall become effective upon stockholder approval of the Plan at the Company's annual stockholder's meeting in 2017. In the event that the Plan is not approved by stockholders at the Company's annual stockholder's meeting in 2017, then the Plan shall terminate but the Company will continue to be able to make grants under its 2003 SIP (including the share reserve that rolled over from the CapitalSource Plan). Unless sooner terminated by the Administrator, the Plan shall continue until December 31, 2022. When the Plan terminates, no Awards shall be granted under the Plan thereafter. The termination of the Plan shall not affect any Shares previously issued or any Award previously granted under the Plan.

        18.    Time of Granting Awards.    The Date of Grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant such Award, or such other date as determined by the Administrator; provided, however, that any Award granted prior to the date on which the Plan is approved by the Company's stockholders shall be subject to stockholder approval of the Plan. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable period of time after the date of such grant.

        19.    Amendment and Termination of the Plan.

          (a)    Amendment and Termination.    The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Participant under any grant theretofore made without his/her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Common Stock is then listed), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b)    Effect of Amendment and Termination.    Any such amendment or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.

        20.    Regulatory Approvals.

          (a)   The implementation of the Plan, the granting of any Awards and the issuance of any Shares upon the exercise of any granted Awards shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, and the Shares issued pursuant to it.

          (b)   No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement (if required) for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq Stock Market, if applicable) on which the Common Stock is then listed for trading (if any).

        21.    No Employment/Service Rights.    Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

        22.    Governing Law.    This Plan shall be governed by California law, applied without regard to conflict of laws principles.

        23.    Code Section 409A.    Awards under this Plan are intended to be exempt from Section 409A of the Code. Notwithstanding foregoing, to the extent (x) an Award constitutes a "deferral of compensation" within the meaning of Section 409A of the Code, (y) the Grantee or Optionee is a "specified employee" as determined pursuant to Section 409A of the Code as of the date of his or her "separation from service" (within the meaning of Treasury Regulation 1.409A-1(h)), and (z) any such Award cannot be settled or paid without subjecting the Grantee or Optionee to "additional tax", interest or penalties under Section 409A of the Code, then any such settlement or payment that is payable during the first six months following the Grantee's or Optionee's "separation from service" shall be paid or provided to the Grantee or Optionee on the first business day of the seventh calendar month following the month in which his or her "separation from service" occurs or, if earlier, at his or her death. In addition, any settlement or payment of an Award that is subject to Section 409A of the Code upon a termination of Service that represents a "deferral of compensation" within the meaning of Section 409A of the Code shall only be settled or paid upon a "separation from service". If an Award includes a "series of installment payments," the Participant's right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment.

        24.    Limits on Awards to Non-Employee Directors.    No Non-Employee Director may be granted (in any calendar year) compensation with a value in excess of $1,000,000, with the value of any equity-based awards based on the accounting grant date value of such award.

        25.    Repayment if Conditions Not Met.    If the Administrator determines that all terms and conditions of the Plan and a Participant's Award agreement were not satisfied, and that the failure to satisfy such terms and conditions is material, then the Participant will be obligated to pay the Company immediately upon demand therefor, (i) with respect to an Option or SAR, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the Shares that were delivered in respect of such exercised Option or SAR, as applicable, over the exercise price paid therefor, (ii) with respect to Stock Awards, an amount equal to the Fair Market Value (determined at the time such shares became vested) of such Stock Awards, in each case with respect to clauses (i) and (ii) of this Section 25, without reduction for any amount applied to satisfy withholding tax or other obligations in respect of such Award.

        26.    Right of Offset.    The Company will have the right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company and any amounts the Administrator otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Administrator will have no right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.

        27.    Clawback/Recapture Policy.    Awards under the Plan will be subject to any clawback or recapture policy that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the Participant.

        28.    No Liability With Respect to Tax Qualification or Adverse Tax Treatment.    Notwithstanding anything to the contrary contained herein, in no event will the Company be liable to a Participant on account of an Award's failure to (a) qualify for favorable United States or foreign tax treatment or (b) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A.

If you would like to reduce the costs incurred by our company in mailing proxy 1234567 VOTE BY MAIL 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Tanya M. Acker 06 Susan E. Lester 11 Matthew P. Wagner 02 Paul R. Burke 07 Roger H. Molvar 03 Craig A. Carlson 08 James J. Pieczynski 04 John M. Eggemeyer III 09 Daniel B. Platt 05 10 C. William Hosler Robert A. Stine For 0 0 Against 0 0 Abstain 0 0 For 0 Against 0 Abstain 0 The Board of Directors recommends you vote FOR proposals 2. and 3.: The Board of Directors recommends you vote FOR proposals 5., 6. and 7.: 2. Approval of the 2017 Stock Incentive Plan; 5. Ratification of the Appointment of Independent Auditors. To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2017; 3. Advisory Vote on Executive Compensation. To approve, on an advisory basis (non binding), the compensation of the Company's named executive officers; 0 0 0 6. Adjournments. To consider and act upon a proposal to approve, if necessary, an adjournment or postponement of the 2017 Annual Meeting of Stockholders (the "Annual Meeting") to solicit additional proxies; The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 0 2 years 0 3 years 0 Abstain 0 0 0 0 4. Advisory Vote on the frequency of Stockholder Voting on Executive Compensation. To approve, on an advisory basis (non binding), whether the frequency of stockholder voting on executive compensation should be held every one, two or three years; 7. Other Business. To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournments or postponements thereof. John Sample ANY CITY, ON A1A 1A1 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000325598_1 R1.0.1.15 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the stockholder meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 John Sample 234567P.M. Eastern Time the day before the stockholder meeting. Have your proxy card in hand when you call and then follow the instructions. 1234567 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL #  SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 PACWEST BANCORP 130 S. State College Blvd. Brea, CA 92821 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com PACWEST BANCORP Annual Meeting of Stockholders May 15, 2017 10:30 AM PDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Matthew P. Wagner, Patrick J. Rusnak and Kori L. Ogrosky, or each of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PACWEST BANCORP that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 AM, PDT on May 15, 2017, at the Montage Beverly Hills Hotel, 225 North Canon Drive, First Floor Library, Beverly Hills, CA 90210, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Absent specific instructions with respect to cumulative voting, the persons named as proxies herein will have full discretionary authority to vote the shares represented by this proxy cumulatively in such a way as to ensure the election of as many of the nominees of the Board of Directors as such persons deem possible. Continued and to be signed on reverse side 0000325598_2 R1.0.1.15